         As filed with the Securities and Exchange Commission on August 26, 1999
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------

                          Education Loans Incorporated
             (Exact name of registrant as specified in its charter)

               Delaware                                91-1819974
    (State or other jurisdiction of         (I.R.S Employer Identification No.)
     incorporation or organization)

                           105 First Avenue Southwest
                          Aberdeen, South Dakota 57401
                                 (605) 622-4400
    (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                              A. Norgrin Sanderson
                           105 First Avenue Southwest
                          Aberdeen, South Dakota 57401
                                 (605) 622-4400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

        Michael E. Reeslund, Esq.                   David M. Reicher, Esq.
          Dorsey & Whitney LLP                          Foley & Lardner
         Pillsbury Center South                         Firstar Center
         220 South Sixth Street                    777 East Wisconsin Avenue
         Minneapolis, Minnesota                 Milwaukee, Wisconsin 53202-5367
             (612) 340-2960                             (414) 297-5763

                              --------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                        Proposed       Proposed
       Title of Each         Amount      Maximum        Maximum       Amount of
    Class of Securities       to be   Offering Price   Aggregate    Registration
     to be Registered      Registered   Per Share*   Offering Price      Fee
--------------------------------------------------------------------------------
Student Loan Asset-Backed
   Notes, Series 1999-1    $1,000,000     100%        $1,000,000         $278
--------------------------------------------------------------------------------
* Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                Subject to Completion, Dated ______________, 1999

Prospectus Supplement

   $                          Student Loan Asset-Backed Notes, Series 1999-[X]
    -------------------------

                          EDUCATION LOANS INCORPORATED

Consider carefully the risk factors beginning on page 4 in the prospectus and page S-4 of this prospectus supplement

The notes will represent obligations of EdLinc only and will not represent interests in or obligations of the servicer, the transferor or any of their affiliates. The notes are not a deposit and are not insured or guaranteed by any person. Except as noted in this document and the accompanying prospectus, the underlying accounts and student loans are not insured or guaranteed by any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.


 EdLinc will issue:    Senior Notes          Subordinate Notes          Total
 ------------------    ------------          -----------------          -----

 Principal Amount      $_______________      $________________      $___________

 Interest Rate         One-Month             One-Month
                       LIBOR plus [  ]%,     LIBOR plus [  ]%,
                       subject to a cap      subject to a cap
                       of [18%] and          of [18%] and
                       the net loan rate     the net loan rate

 Interest Paid         monthly               monthly

 First Interest
    Payment Date       [_______]             [_______]

 Stated Maturity
    Date               ____________          ____________

 Price to Public       ________________%     ________________%      $___________

 Underwriting
    Discount           ________________%     ________________%      $___________

 Proceeds to Issuer    ________________%     ________________%      $___________


--------------------
The Subordinate Notes are subordinated to the Senior Notes.



      Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              Salomon Smith Barney

                               _____________, 1999

                    Important Notice About The Information in
                    Your Prospectus Supplement and Prospectus

      EdLinc provides information to you about the notes in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to your notes; and

      o this prospectus supplement, which describes the specific terms of your notes.

      If the terms of your series of notes disclosed in this prospectus supplement vary from the disclosure in the accompanying prospectus, you should rely on the information in this prospectus supplement.

      This prospectus supplement includes cross-references to captions in this prospectus supplement or the accompanying prospectus where you can find further related discussions. These cross-references are to sections contained in this prospectus supplement unless you are told otherwise. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

      [EdLinc will not list the notes on any trading exchange.]

      [EdLinc has filed preliminary information with the SEC regarding the notes and the assets making up the trust estate to be used to pay the notes. The information contained in this document supersedes all of that preliminary information, which was prepared by the underwriter for prospective investors.]

                            -----------------------

      Until ________, all dealers that effect transactions in the notes of this series, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This requirement is in addition to the dealers' obligation to deliver a prospectus and prospectus supplement when acting as underwriters for their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                  Page

SUMMARY OF TERMS..................................S-4
RISK FACTORS......................................S-9
USE OF PROCEEDS...................................S-9
THE FINANCED STUDENT LOANS.......................S-10
     Incentive Programs..........................S-16
MATURITY AND PREPAYMENT
CONSIDERATIONS...................................S-16
     Maturity and Prepayment
         Assumptions.............................S-16
     Weighted Average Life of
         the Series 1999-[X] Notes...............S-18
SERVICING........................................S-19
     General.....................................S-19
     [Name of Sub-Servicer]......................S-19
THE GUARANTEE AGENCIES...........................S-19
     General.....................................S-19
     [Name of Guarantee Agency]..................S-20
DESCRIPTION OF THE SERIES 1999-[X]
      NOTES......................................S-20
     Generally...................................S-20
     Interest Rate on the Series
         1999-[X] Notes..........................S-21
     Carry-Over Amounts on the Series
         1999-[X] Notes..........................S-22

                                                 Page

     Interest Limited to the Extent
         Permissible by Law......................S-23
     Prepayment and Redemption
         of Series 1999-[X] Notes................S-23
SOURCE OF PAYMENT AND
     SECURITY FOR THE SERIES
     1999-[X] NOTES..............................S-25
     Subordination of the Subordinate
         Series 1999-[X] Notes...................S-25
     [Prior Notes and Series 1999-[X]
         Notes..................................S-25]
     [Summary of Indenture Assets,
         Liabilities and Fund Balances
         and Statement of Revenue,
         Expense and Changes in Fund
         Balances of the Indenture..............S-25]
THE TRUSTEE......................................S-27
[CERTAIN RELATIONSHIPS AMONG
      FINANCING PARTICIPANTS....................S-28]
UNDERWRITING.....................................S-28
LEGAL MATTERS....................................S-29
RATING        ...................................S-29

                                SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information you need to make your investment decision. To understand all of the terms of this offering, read this entire document and the accompanying prospectus.

EDLINC

Education Loans Incorporated, a Delaware corporation and wholly-owned subsidiary of Student Loan Finance Corporation, will issue the notes and acquire student loans with the proceeds. EdLinc's principal place of business is located at 105 First Avenue Southwest, Suite 200, Aberdeen, South Dakota 57401, and its phone number is (605) 622-4400.

THE TRANSFEROR

GOAL Funding, Inc., a Delaware corporation and wholly-owned subsidiary of Student Loan Finance Corporation, will transfer to EdLinc on the closing date most of the student loans to be financed with proceeds of the notes of this series.

STUDENT LOAN FINANCE CORPORATION

Student Loan Finance Corporation, a South Dakota corporation:

      o has acquired alternative student loans from unaffiliated lenders and transferred them to the transferor (which loans will be transferred to EdLinc on the closing date);

      o will acquire alternative student loans from unaffiliated lenders and transfer them directly to EdLinc during the 270-month period after the closing date ; and

      o     will be the servicer and the administrator.


THE SERVICER

Student Loan Finance Corporation will be the servicer of the student loans acquired by EdLinc from proceeds of the notes. It may, however, employ one or more other institutions to service the loans on its behalf on a day-to-day basis.

THE ADMINISTRATOR

Student Loan Finance Corporation will perform various administrative activities and obligations for EdLinc in connection with acquiring student loans and meeting reporting and other requirements under the indenture.

THE TRUSTEE

U.S. Bank National Association will be the trustee under the indenture.

TRUST ESTATE ASSETS

The student loans that secure your notes will consist of:

      o a portfolio of loans to be transferred by the transferor to EdLinc on the closing date, which had an aggregate principal balance as of of approximately $ ;

      o loans to be acquired during the 270- month period after the closing date, which will have an aggregate principal balance when acquired of approximately $_________;

     [o loans acquired with proceeds of previous series of notes, which had an aggregate principal balance as of _________ of approximately $_________;] and

      o loans to be acquired with proceeds of any subsequent series of notes and other available moneys under the indenture.

Student Loan Finance Corporation, the transferor or EdLinc have acquired or will acquire these loans from unaffiliated lenders. Any loans not acquired by EdLinc directly from unaffiliated lenders will be transferred to EdLinc by the transferor or Student Loan Finance Corporation.

The moneys in the funds and accounts under the indenture will also secure your notes.

[FFELP LOANS

_________% of the initial student loans are FFELP loans. Third party agencies guarantee the payment of both principal and interest on FFELP loans. The extent of the guarantee ranges from 98% to 100%. See "The Financed Student Loans" and "The Guarantee Agencies" in this prospectus supplement and "Description of the FFELP Program" and "Description of the Guarantee Agencies" in the prospectus.]


[ALTERNATIVE LOANS

_________% of the initial student loans are alternative loans. No third party guarantees payment of the alternative loans. See "The Financed Student Loans" in this prospectus supplement and "Description of the Alternative Loan Programs" in the prospectus.]

THE TRUSTEE

U.S. Bank National Association will be the trustee under the indenture, as well as the eligible lender trustee for purposes of holding legal title to all FFELP loans.

CLOSING DATE

Issuance _________ of the notes is scheduled for , 1999.

THE DAY OF THE MONTH SCHEDULED PAYMENTS ARE MADE

All payments due in a given month will be paid on the 1st day of that month. If the 1st is not a business day, payments will be made on the business day following the 1st.

INTEREST

     Senior Notes

Interest is paid monthly on the senior notes of this series. The initial interest rate on the senior notes of this series is fixed at ___% per year.

Beginning _________, ____, the interest rate on the senior notes of this series will be adjusted monthly to equal the lesser of:

      o     one-month LIBOR plus _________% per year; or

      o     [18%] per year.

The adjusted monthly interest rate on the senior notes of this series for each period will be capped, however, at the net loan rate for that period.

     Subordinate Notes

Interest is paid monthly on the subordinate notes of this series. The initial interest rate on the subordinate notes of this series is fixed at ___% per year.

Beginning _________, ____, the interest rate on the subordinate notes of this series will be adjusted monthly to equal the lesser of:

      o     one-month LIBOR plus ___% per year; or

      o     [18%] per year.

The adjusted monthly interest rate on the subordinate notes of this series for each period also will be capped at the net loan rate for that period.

     The Net Loan Rate

The net loan rate for notes of this series equals the weighted average interest rate of the student loans financed with proceeds of these notes minus the administrative cost and note fee rate.

The administrative cost and note fee rate initially is ___% per year, though it may be increased from time to time with approval from the rating agencies. You may obtain the applicable interest rates by telephoning (___) ___-____.

PRINCIPAL

     Stated Maturity Dates

The stated maturity date of the senior notes of this series is _________, _____.

The stated maturity date of the subordinate notes of this series is _________,
_______.

     Prepayment of Principal

Principal prepayments on the notes of this series will generally equal the reduction in the principal balance of the student loans financed with the proceeds of these notes. Principal prepayments could also occur if EdLinc is unable to use all of the proceeds of the notes deposited in the acquisition fund to acquire student loans. Prepayments will generally be made pro rata on each note until the principal balance of all notes of this series has been reduced to zero.

     Special Redemption

All of the notes of this series may, at the option of EdLinc, be redeemed prior to stated maturity after the principal balance of the student loans acquired with the proceeds of these notes is less than 10% of the principal balance at the time the loans were acquired.

See "Description of the Series 1999-[X] Notes--Prepayment and Redemption of Series 1999-[X] Notes" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus and this prospectus supplement.

PRIORITY OF PAYMENTS

On each interest payment date, available funds will be applied generally in the following priority:

      o first, to pay interest on the senior notes of this series and any other series at the time outstanding and on any other senior obligations under the indenture;

      o second, to pay principal due on the senior notes of this series and any other series at the time outstanding and on any other senior obligations under the indenture;

      o third, to the acquisition fund, the amount necessary to repay any prior transfers therefrom to pay interest or principal on the notes;

      o fourth, to pay interest on the subordinate notes of this series and any other series at the time outstanding and on any other subordinate obligations under the indenture;

      o fifth, to pay principal due on the subordinate notes of this series and any other series at the time outstanding and on any other subordinate obligations under the indenture;

      o sixth, to the administration fund, the amount necessary to pay administrative and servicing fees and expenses;

      o seventh, to the reserve fund, the amount necessary to reach its required balance;

      o eighth, to make sinking fund installments to redeem subordinate term notes;

      o ninth, to make prepayments of principal on, or to provide for the special redemption of, notes;

      o tenth, to the alternative loan guarantee fund, the amount necessary to reach its required balance; and

      o     eleventh, to the surplus fund.

See "Source of Payment and Security for the Notes--Priorities" and "Description of the Indenture--Funds and Accounts" in the prospectus.

RESERVE FUND

$________ of the proceeds of the notes of this series will be deposited into a reserve fund for the notes. This initial deposit will be supplemented monthly, if necessary, and otherwise upon the issuance of any new series of notes.

PARITY OBLIGATIONS

The notes of this series will be issued under the indenture. Additional notes and other obligations [have been and] may be issued under the indenture which have the same right to payment from the trust estate as the senior notes of this series or the subordinate notes of this series.

FEDERAL INCOME TAX CONSEQUENCES

In Dorsey & Whitney LLP's opinion, your notes will be characterized as debt obligations for federal income tax purposes. Interest paid or accrued on the notes will be taxable to you.

By accepting your note, you agree to treat your note as a debt instrument for income tax purposes.


     Original Issue Discount

We do [not] expect that your notes will be issued with original issue discount. The final determination, however, depends on the actual sales price of the notes to a substantial portion of investors.

See "Federal Income Tax Consequences" in the prospectus.

ERISA CONSIDERATIONS

We expect that the notes will be treated as debt obligations without significant equity features for purposes of applicable ERISA regulations of the Department of Labor. See "ERISA Considerations" in the prospectus.

REGISTRATION, CLEARING AND SETTLEMENT

You will hold your interest in the notes through DTC in the United States or Cedel Bank, societe anonyme or the Euroclear System in Europe. You will not be entitled to receive definitive certificates representing your interests in the notes, except in certain limited circumstances. See "Description of the Notes-- Book Entry Registration" in the prospectus.

MINIMUM DENOMINATIONS

The notes of this series will be offered in minimum denominations of [$50,000] and integral multiples of [$1,000] for denominations greater than [$50,000].

RATING

     Senior Notes

     Fitch        Moody's
     -----        -------
     AAA          Aaa

     Subordinate Notes

     Fitch        Moody's
     -----        -------
     A            A2

See "Risk Factors--Credit Ratings Address Limited Scope of Investor Concerns" in the prospectus.

                                  RISK FACTORS

         In addition to the Risk Factors in the prospectus, you should note the following:


[The Principal Balance of Notes is Greater than the
Principal Balance of the Collateral

                        The aggregate principal balance of the notes [(including notes of each prior series currently outstanding)] exceeds the sum of:

                        o the aggregate principal balance of and accrued interest on the initial student loans as of ________, _____,

                        o the remainder of the acquisition fund deposit after acquisition of the initial student loans,

                        [o the aggregate principal balance of and accrued interest on the student loans financed with proceeds of prior series of notes as of _______, _____,] and

                        o     the reserve fund balance,

                        by approximately $___________.

                        Payment of principal and interest on the notes is dependent upon collections on the student loans, particularly interest collections. If the yield on the financed student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the financed student loans and administration of the indenture, EdLinc may have insufficient funds to repay the notes.]


                                 USE OF PROCEEDS

      The net proceeds from the sale of the Notes of this series (the "Series 1999-[X] Notes") will be used as follows:

      o $_____ will be used to acquire Financed Student Loans (the "Initial Financed Student Loans") from the Transferor on the Closing Date;

      o $_____ will be deposited in the Acquisition Fund and used to acquire Financed Student Loans (the "Additional Financed Student Loans") during the 270-month period following the Closing Date (the "Pre-Funding Period"); and

      o     $_____ will be used to make the required Reserve Fund deposit.

         The Transferor is expected to use the proceeds of its sale of the Initial Financed Student Loans to repay indebtedness incurred in the acquisition of such loans or for general corporate purposes.

                           THE FINANCED STUDENT LOANS

      The Financed Student Loans to be acquired with proceeds of the Series 1999-[X] Notes include the Initial Financed Student Loans in the approximate principal amount of $__________ (which will be purchased from the Transferor on the Closing Date pursuant to the Transfer Agreement, dated as of __________, and consist of FFELP Loans in the approximate principal amount of $__________ and Alternative Loans in the approximate principal amount of $__________) and Additional Financed Student Loans in the approximate principal amount of $__________ (which will be purchased during the Pre-Funding Period from [the Transferor,] SLFC or Lenders pursuant to Student Loan Purchase Agreements). The discussion of Financed Student Loans in the remainder of this section, unless otherwise specified, refers to the Initial Financed Student Loans and the Additional Financed Student Loans only.

      The Financed Student Loans will meet certain criteria, including the following: each Financed Student Loan (1) will have been originated in the United States or its territories or possessions under and in accordance with the FFEL Program or an Alternative Loan Program to or on behalf of a student who has graduated or is expected to graduate from an institution of higher education qualifying under the FFEL Program or such Alternative Loan Program, as applicable, and (2) will contain terms in accordance with those required by the FFEL Program and the Guarantee Agreements (as to FFELP Loans) or the related Alternative Loan Program (as to Alternative Loans) and other applicable requirements. As of __________, no more than 20% by principal balance of the Initial Financed Student Loans [and all other Financed Student Loans under the Indenture as of such date,] were delinquent for 30 days or more. For this purpose, delinquency refers to the number of days for which a payment is past due.

      Each Financed FFELP Loan is required to be guaranteed as to principal and interest by a Guarantee Agency and reinsured by the Department of Education to the extent provided under the Higher Education Act and eligible for Special Allowance Payments and, with respect to each Financed FFELP Loan that is a Stafford Loan, Interest Subsidy Payments paid by the Department of Education. See "Description of the FFEL Program" in the Prospectus.

      The Additional Financed Student Loans will consist of FFELP Loans and Alternative Loans. [Describe restrictions on types or characteristics of Additional Financed Student Loans.]

      Except as described above, there will be no required characteristics of the Additional Financed Student Loans. Therefore, following the acquisition of Additional Financed Student Loans, the aggregate characteristics of the entire pool of Student Loans Financed with proceeds of the Series 1999-[X] Notes [together with those Student Loans previously Financed under the

Indenture], including the composition of the Financed Student Loans and of the borrowers thereof, the distribution by interest rate and the distribution by principal balance described in the following tables, will vary from those of the Initial Financed Student Loans [and previously Financed Student Loans] as described herein. Furthermore, the issuance of additional series of Notes and the acquisition of Financed Student Loans with the proceeds thereof, as well as the acquisition of Financed Student Loans from moneys in the Surplus Account, will cause the aggregate characteristics of the pool of Student Loans Financed with proceeds of all Notes to vary still further from those of the Initial Financed Student Loans [and previously Financed Student Loans] as described herein.

      Each of the Financed FFELP Loans provides for the amortization of the outstanding principal balance of such Financed FFELP Loan over a series of periodic payments. Each periodic payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed FFELP Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed FFELP Loan, the amount received is applied first to outstanding late fees, if collected, then to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Deferment Periods or Forbearance Periods, the borrower pays installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed FFELP Loan.

      [Describe characteristics of Alternative Loans.]

      Set forth below in the following tables is a description of certain additional characteristics of the Initial Financed Student Loans [and previously Financed Student Loans] as of __________.

  Composition of the Initial [and Previously] Financed Student Loans as of ____

Aggregate Outstanding Principal Balance...........................  $
Number of Borrowers...............................................
Average Outstanding Principal Balance Per Borrower................
Number of Loans (Promissory Notes)................................
Average Outstanding Principal Balance Per Loan....................

Repayment Status Loans:
         Weighted Average Remaining Term (months).................
         Weighted Average Payments Received (months)..............
Weighted Average Interest Rate....................................

     Distribution of the Initial [and Previously] Financed Student Loans by
                           Loan Type as of __________

                                                               Percent of Loans
                                             Outstanding        by Outstanding
Loan Type                 Number of Loans  Principal Balance   Principal Balance
-----------------------  ----------------  -----------------  ------------------

Stafford-Subsidized....
Stafford-Unsubsidized..
PLUS...................
SLS....................
Consolidation..........
Alternative............

       Total...........



     Distribution of the Initial [and Previously] Financed Student Loans by
                  Borrower Interest Rate as of _______________


                                                            Percent of Loans
                                           Outstanding       by Outstanding
Interest Rate (1)       Number of Loans  Principal Balance  Principal Balance
----------------------  ---------------  -----------------  ------------------

Less than 7.50%.......
7.50% to 7.99%........
8.00% to 8.49%........
8.50% to 8.99%........
9.00% to 9.49%........
9.50% or greater......

      Total...........

---------------------------

(1) Determined using the interest rates applicable to the Initial [and Previously] Financed Student Loans as of ___________. However, because certain of the Initial [and Previously] Financed Student Loans bear interest at variable rates per annum, the existing interest rates are not indicative of future interest rates on the Financed Student Loans. See "Description of the FFEL Program" in the Prospectus.

     Distribution of the Initial [and Previously] Financed Student Loans by
          Range of Outstanding Principal Balances as of _______________


                                                               Percent of Loans
                                               Outstanding      by Outstanding
Principal Balance          Number of Loans  Principal Balance  Principal Balance
------------------------  ----------------  -----------------  -----------------

Less than $1,000........
$1,000-$1,999...........
$2,000-$2,999...........
$3,000-$3,999...........
$4,000-$4,999...........
$5,000-$5,999...........
$6,000-$6,999...........
$7,000-$7,999...........
$8,000-$8,999...........
$9,000-$9,999...........
$10,000-$10,999.........
$11,000-$11,999.........
$12,000-$12,999.........
$13,000-$13,999.........
$14,000-$14,999.........
$15,000 or greater......

         Total..........

     Distribution of the Initial [and Previously] Financed Student Loans by
                  Borrower Payment Status as of ______________


                                                               Percent of Loans
                                               Outstanding      by Outstanding
Borrower Payment Status    Number of Loans  Principal Balance  Principal Balance
-------------------------  ---------------  -----------------  -----------------

In School................
Grace....................
Repayment................
Deferment................
Forbearance..............
Claims
              Total......

 Distribution of the Repayment Status Initial [and Previously] Financed Student
       Loans by Remaining Term to Scheduled Maturity as of ______________


                                                               Percent of Loans
Remaining Months                               Outstanding      by Outstanding
Until Scheduled Maturity   Number of Loans  Principal Balance  Principal Balance
------------------------  ----------------  -----------------  -----------------

1        to     12
13       to     24
25       to     36
37       to     48
49       to     60
61       to     72
73       to     84
85       to     96
97       to     108
109      to     120
121      to     180
181      to     240
241      to     300
Over 300

         Total........


     Distribution of the Initial [and Previously] Financed Student Loans by
                    Borrower's Address as of _______________

                                                               Percent of Loans
                                               Outstanding      by Outstanding
State of Borrower's (1)    Number of Loans  Principal Balance  Principal Balance
-------------------------  ---------------  -----------------  -----------------
 .........................
 .........................

 .........................
 .........................
 .........................
Others (2)...............

       Total.............

---------------------------

(1) Based on the current permanent billing addresses of the borrowers of the Initial [and Previously] Financed Student Loans shown on the Servicer's records.

(2) Consists of locations that include [__] other states, U.S. territories, possessions and commonwealths, foreign countries, overseas military establishments, and unknown locations, none of the aggregate principal balance of the Financed Student Loans relating to which exceeds ___% of the aggregate principal balance of all Initial [and Previously] Financed Student Loans.

      To the extent that states with a large concentration of Financed Student Loans experience adverse economic or other conditions to a greater degree than other areas of the country, the ability of such borrowers to repay their Financed Student Loans may be impacted to a larger extent than if such borrowers were dispersed more geographically.

      Distribution of the Initial [and Previously] Financed FFELP Loans by
                     Guarantee Status as of ________________

                                                                       Percent of Loans
                                                       Outstanding      by Outstanding
Guarantee Level                    Number of Loans  Principal Balance  Principal Balance
--------------------------------  ----------------  -----------------  -----------------
FFELP Loan Guaranteed 100%......
FFELP Loan Guaranteed 98%.......
FFELP Loan Non-Guaranteed

         Total...............


      Distribution of the Initial [and Previously] Financed FFELP Loans by
                        Guarantee Agency as of _________


                                                             Percent of Loans
                                             Outstanding      by Outstanding
Guarantee Agency         Number of Loans  Principal Balance  Principal Balance
-----------------------  ---------------  -----------------  -----------------




Other Guarantors.......

           Total.......

       Distribution of the Initial [and Previously] Financed Student Loans
                      by School Types as of _______________


                                                               Percent of Loans
                                               Outstanding      by Outstanding
School Type                Number of Loans  Principal Balance  Principal Balance
-------------------------  ---------------  -----------------  -----------------

Under 4 Year ............
4 and 5 Year.............
Proprietary..............
Consolidation............
Other/Unknown............
 .........................

          Total..........

Incentive Programs

      EdLinc currently reduces the interest rate on Financed Student Loans by .25% per annum for borrowers that arrange to have their loan payments automatically withdrawn from a bank account.

      [Description of any other incentive programs.]

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity and Prepayment Assumptions

      The rate of prepayment of principal of the Series 1999-[X] Notes and the yield on the Series 1999-[X] Notes will be affected by (1) prepayments of the Student Loans Financed with proceeds of the Series 1999-[X] Notes that may occur as described below, (2) principal payment requirements of any additional series of Notes, and (3) the ability of EdLinc to expend all of the Series 1999-[X] Note proceeds on the purchase of Student Loans. All of the Student Loans Financed with proceeds of the Series 1999-[X] Notes are prepayable in whole or in part by the borrowers at any time without penalty (including, in the case of Financed FFELP Loans, by means of Consolidation Loans) and may be prepaid as a result of a borrower default, death, disability or bankruptcy, certain school closures and other events specified in the Higher Education Act or the Alternative Loan Program, as applicable, and subsequent liquidation or collection of Guarantee Payments (as to FFELP Loans) or transfers from the Alternative Loan Guarantee Fund (as to Alternative Loans) with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Student Loans. However, because many of the Student Loans Financed with proceeds of the Series 1999-[X] Notes bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Student Loans. To the extent borrowers of Financed FFELP Loans elect to borrow Consolidation Loans, such Financed Student Loans will be prepaid. See "Description of the FFEL Program--Loan Terms--Consolidation Loans" in the Prospectus. In addition, the lenders are obligated to repurchase any Financed Student Loan pursuant to the related Student Loan Purchase Agreement as a result of a breach of any of their respective representations and warranties with respect to such Financed Student Loan, which breach is not cured within the applicable cure period. See "Description of Financing of Eligible Loans--Student Loan Purchase Agreements" in the Prospectus. See, also, "Description of the Notes--Prepayment and Redemption of the Series 1999-[X] Notes--Call for Redemption of Series 1999-[X] Notes Upon Reduction of Portfolio Balance" for a description of the conditions under which EdLinc may, at its option, redeem all of the outstanding Series 1999-[X] Notes.

      Scheduled payments with respect to, and maturities of, the Financed Student Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods. The rate of prepayment of principal of the Series 1999-[X] Notes and the yield on the Series 1999-[X] Notes may also be affected by the rate of defaults resulting in losses on Financed Student Loans, by the severity of those losses and by the timing of those losses (which also may affect the ability of the Guarantee Agencies to make Guarantee Payments on Financed FFELP Loans and the sufficiency of the Alternative Loan Guarantee Fund to cover losses on Financed Alternative Loans).

      The rate of prepayment on the Student Loans Financed with proceeds of the Series 1999- [X] Notes cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Student Loans will be borne entirely by the Series 1999-[X] Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Series 1999-[X] Noteholders receive prepayments than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

      In addition, the principal payment requirements of any additional series of Notes could affect the rate of prepayment of principal of the Series 1999-[X] Notes and the yield on the Series 1999-[X] Notes. The Notes of each class and series have the same right to payment of principal and interest as the Notes of the same class of all other series. It is anticipated that the timing of payment of principal of each series of Notes will depend, at least in part, on the timing of receipt of principal of the Student Loans Financed with the proceeds of such series. However, it is possible that, due to losses, delinquencies or slower than anticipated prepayments on the Financed Student Loans relating to another series of Notes, amounts available from such Financed Student Loans may not be sufficient to make required payments of principal on such series. If this were to happen, payments of principal on the Student Loans Financed with the proceeds of the Series 1999-[X] Notes could be used to make such required payments, thus reducing, at least temporarily, the amounts available to make prepayments on the Series 1999- [X] Notes.

      Finally, $______ of the proceeds of the Series 1999-[X] Notes will be deposited in the Acquisition Fund and used to purchase Student Loans from Lenders and SLFC during the Pre-Funding Period. EdLinc expects to be able to so use all of these proceeds. However, any portion of the proceeds not so expended as of ______, together with a portion of the Series 1999- [X] Note proceeds deposited in the Reserve Fund, will be used to prepay Series 1999-[X] Notes on the first regularly scheduled Interest Payment Date thereafter. See "Description of the Series 1999-[X] Notes--Prepayment and Redemption of Series 1999-[X] Notes--Prepayment from Unused Proceeds."

Weighted Average Life of the Series 1999-[X] Notes

      The following information is given solely to illustrate the effect of prepayments on the Student Loans Financed with the proceeds of the Series 1999-[X] Notes on the weighted average life of the Series 1999-[X] Notes under the assumptions stated below and is not a prediction of the prepayment rate that might actually be experienced by the Financed Student Loans.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Series 1999-[X] Notes will be primarily a function of the rate at which payments are made on the Student Loans Financed with the proceeds of the Series 1999- [X] Notes. Payments on such Financed Student Loans may be in the form of scheduled amortization of principal or prepayments (including, without limitation, Guarantee Payments and payments from the Alternative Loan Guarantee Fund).

      The Constant Prepayment Rate prepayment model ("CPR") represents an assumed constant rate of prepayment of Student Loans Financed with the proceeds of the Series 1999-[X] Notes outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that such Financed Student Loans will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model.

      The weighted average lives in the following table were determined assuming that (i) scheduled payments of principal on the Financed Student Loans are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) the initial principal balance of the Financed Student Loans is $______ and such Financed Student Loans have the characteristics described under "The Financed Student Loans;" and (iii) payments are made on the Series 1999-[X] Notes on the 1st day of each month commencing _____________. No representation is made that these assumptions will be correct, including the assumption that the Financed Student Loans held in the Trust will not experience delinquencies or unanticipated losses.

      In making an investment decision with respect to the Series 1999-[X] Notes, investors should consider a variety of possible prepayment scenarios, including the limited scenarios described in the table below.

 Weighted Average Life of the Series 1999-[X] Notes at the Respective CPRs Set
                                  Forth Below:

                                              Weighted Average Life (years)
                                    0% CPR  3% CPR  5% CPR  7% CPR  9% CPR  15% CPR
                                    ------  ------  ------  ------  ------  -------
Senior Series 1999-[X] Notes.......
Subordinate Series 1999-[X] Notes..


                                    SERVICING

General

      SLFC will, pursuant to the SLFC Servicing Agreement, act as Servicer with respect to the Financed Student Loans. The Servicer may enter into sub-servicing agreements with one or more sub-servicers providing for the sub-servicers to perform some or all of the obligations of the Servicer with respect to servicing the Financed Student Loans. Pursuant to a sub-servicing agreement, each sub-servicer will agree to service, and perform all other related tasks with respect to, the Financed Student Loans in compliance with applicable standards and procedures. See "Description of the SLFC Servicing Agreement" in the Prospectus.

[Name of Sub-Servicer]

[Description of Sub-Servicer to be inserted]


                             THE GUARANTEE AGENCIES

General

      Of the Initial Financed FFELP Loans, [for each Guarantee Agency covering less than 10%] approximately [___]% by principal balance are guaranteed by [________], a non-profit corporation ("[_______]"), organized in [_______] and guaranteeing student loans since [_____], and as of [_______] had an approximate aggregate principal amount of loans guaranteed of $[_______], approximately [___]% by principal balance are guaranteed by [_________], an agency of [_________] ("[_______]"), organized in [__________] and guaranteeing student loans since [__________], and as of [________] had an approximate aggregate principal amount of loans guaranteed of $[_______], and the remaining [___]% by principal balance are guaranteed by one of the following Guarantee Agencies:
[____________________________] and [____________________]. See "Description of
the Guarantee Agencies" in the Prospectus for more detailed information concerning the characteristics of the Guarantee Agencies.

      Information relating to the Guarantee Agencies set forth in this Prospectus Supplement, which is particularly within each Guarantee Agency's knowledge, has been requested of and has been provided by the respective Guarantee Agencies. Such information and information included in the reports referred to herein has not been verified or independently confirmed by EdLinc, the Transferor, the Servicer or the Underwriter, and comprises all information in respect of each such Guarantee Agency that EdLinc obtained after a reasonable request and inquiry. No Guarantee Agency is affiliated with EdLinc, the Transferor, the Servicer or any Underwriter.

[Name of Guarantee Agency]

[Description of Guarantee Agency to be inserted]


                    DESCRIPTION OF THE SERIES 1999-[X] NOTES


      The Series 1999-[X] Notes will be issued pursuant to the Indenture, as amended and supplemented by a [_____] Supplemental Indenture of Trust, dated as of ____________ (the "[___] Supplemental Indenture"), between EdLinc and the Trustee.

Generally

      The Series 1999-[X] Notes will be dated as of the date of their initial issuance and, subject to call for redemption and prepayment pursuant to the provisions referred to below, will mature as follows:

                                                      Stated Maturity
                                                      ---------------
           Senior Series 1999-[X] Notes
           Subordinate Series 1999-[X] Notes

      The Series 1999-[X] Notes will bear interest, payable on the first business day of each month, commencing _______________, at rates determined as described below under "Interest Rate on the Series 1999-[X] Notes." The Series 1999-[X] Notes will be issued in fully registered form, without coupons, and when issued will be registered in the name of Cede & Co., as nominee of DTC, New York, New York. DTC will act as securities depository for the Series 1999-[X] Notes. Individual purchases of the Series 1999-[X] Notes will be made in book-entry form only in the principal amount of [$50,000] or multiples of [$1,000] in excess thereof. Purchasers of the Series 1999-[X] Notes will not receive certificates representing their interest in the Series 1999-[X] Notes purchased. See "Description of the Notes--Book-Entry Registration" in the Prospectus.

Interest Rate on the Series 1999-[X] Notes

      During the initial Interest Period for the Series 1999-[X] Notes, being the period from the date of delivery through ____________, the Senior and Subordinate Series 1999-[X] Notes will bear interest at initial interest rates of __% and __%, respectively, per annum. The interest rates for the Senior and Subordinate Series 1999-[X] Notes for each Interest Period after the initial Interest Period will be the applicable Series 1999-[X] Note LIBOR-Based Rate based upon one-month LIBOR plus the appropriate spread, determined and subject to certain limitations as hereinafter described.

      Interest on the Series 1999-[X] Notes shall be computed on the basis of actual days elapsed and accrue daily from the date thereof (on the basis of a 360-day year), and shall be payable on each regularly scheduled Interest Payment Date with respect thereto (which shall be the first business day of each calendar month, commencing ____________) prior to the maturity thereof and at the maturity thereof. The interest payable on each Interest Payment Date for the Series 1999-[X] Notes shall be that interest which has accrued through the last day of the last complete Interest Period immediately preceding the Interest Payment Date or, in the case of the maturity thereof, the last day preceding the date of such maturity. Each such Interest Period (other than the initial Interest Period) will commence on and include the first business day of a calendar month and terminate on and include the last day preceding the next Interest Rate Adjustment Date. Each Interest Rate Adjustment Date shall be the Interest Payment Date for the preceding Interest Period. Each Series 1999-[X]
Note interest rate shall be effective as of and on the Interest Rate Adjustment Date of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

      The interest rates to be borne by the Series 1999-[X] Notes during each Interest Period after the initial Interest Period shall be determined on the related Interest Rate Determination Date and shall be equal to the lesser of (1) the sum of one-month LIBOR plus (a) for the Senior Series 1999-[X] Notes, a spread of __% per annum (which sum is herein referred to as the "Senior Series 1999-[X] Note LIBOR-Based Rate"), or (b) for the Subordinate Series 1999-[X] Notes, a spread of __% per annum (which sum is herein referred to as the "Subordinate Series 1999-[X] Note LIBOR-Based Rate"), and (2) the Net Loan Rate determined with respect to such Interest Period. The Trustee shall determine such interest rates on each Interest Rate Determination Date and shall give EdLinc written notice thereof prior to 2:00 p.m., New York City time, on such Interest Rate Determination Date. The Net Loan Rate with respect to each Interest Period shall be determined by or on behalf of EdLinc and written notice thereof given to the Trustee together with the Monthly Servicing Report for the second preceding calendar month. For purposes of determining the Net Loan Rate with respect to the Series 1999-[X] Notes, the Administrative Cost and Note Fee Rate will initially be __% per year, though it may be increased from time to time with approval from the rating agencies. See "Carry-Over Amounts on the Series 1999-[X] Notes" below.

      If that the Trustee no longer determines, or fails to determine, when required, the Senior or Subordinate Series 1999-[X] Note LIBOR-Based Rate with respect to an Interest Rate

Determination Date, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Senior or Subordinate Series 1999-[X] Note LIBOR-Based Rate, as the case may be, for the related Interest Period shall be the Net Loan Rate as determined with respect to such Interest Period. If EdLinc shall fail or refuse to determine such Net Loan Rate, the Net Loan Rate for such Interest Period shall be the most recently determined Net Loan Rate.

Carry-Over Amounts on the Series 1999-[X] Notes

      If the Senior or Subordinate Series 1999-[X] Note LIBOR-Based Rate determined with respect to a given Interest Period is greater than the Net Loan Rate, then the Senior or Subordinate Series 1999-[X] Note interest rate for such Interest Period will be the Net Loan Rate. If the Senior or Subordinate Series 1999-[X] Note interest rate for any Interest Period is the Net Loan Rate, the Trustee shall determine the Carry-Over Amount, if any, with respect to the Senior or Subordinate Series 1999-[X] Notes, as applicable, for such Interest Period. Each such CarryOver Amount shall bear interest calculated at a rate equal to the applicable Series 1999-[X] Note LIBOR-Based Rate (as determined by the Trustee) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and, thereafter, in reduction of such Carry-Over Amount. For purposes of the Indenture and the Series 1999-[X] Notes, any reference to "principal" or "interest" therein shall not include, within the meaning of such words, Carry-Over Amount or any interest accrued on any such Carry-Over Amount. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each holder of the Carry-Over Amount applicable to such holder's Series 1999-[X] Note.

      The Carry-Over Amount (and interest accrued thereon) for the Series 1999-[X] Notes shall be paid by the Trustee on Outstanding Series 1999-[X] Notes on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (a) the Eligible CarryOver Make-Up Amount with respect to such Interest Period is greater than zero, and (b) moneys in the Surplus Account are available on such Interest Payment Date for transfer to the Interest Account for such purpose after taking into account all other amounts payable from the Surplus Fund in accordance with the applicable provisions of the Indenture on such Interest Payment Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 1999-[X] Note which is unpaid as of an Interest Payment Date, which Series 1999-[X] Note is to be called for redemption or deemed no longer Outstanding under the [____] Supplemental Indenture on such Interest Payment Date, shall be paid to the holder thereof on such Interest Payment Date to the extent that moneys are available therefor in accordance with the provisions of the preceding clauses (a) and (b); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on such Interest Payment Date shall be canceled with respect to such Series 1999-[X] Note on such Interest Payment Date and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part until fully paid by the Trustee on the next occurring Interest Payment Date or Dates, as necessary, for a subsequent Interest Period or Periods, if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 1999-[X] Note, the Trustee shall give written notice to the holder of such Series 1999-[X] Note of the Carry-Over Amount remaining unpaid on such Series 1999-[X] Note.

      The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for the Series 1999-[X] Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as, and from the same Account from which, it pays interest on the Series 1999-[X] Notes on an Interest Payment Date.

      Any unpaid Carry-Over Amount, including any accrued and unpaid interest thereon, on a Series 1999-[X] Note not payable on any redemption date with respect to such Series 1999-[X] Note will be forfeited upon the redemption or at maturity of such Series 1999-[X] Note, or on such earlier Interest Payment Date, if any, on which such Series 1999-[X] Note ceases to be Outstanding under the [____] Supplemental Indenture. Fitch's rating on the Series 1999-[X] Notes will not apply to any Carry-Over Amount that may accrue on the Series 1999-[X] Notes.

Interest Limited to the Extent Permissible by Law

      In no event shall the cumulative amount of interest paid or payable on any Series 1999- [X] Note exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render any amount received by the holder or any former holder of a Series 1999-[X] Note in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 1999-[X] Notes or related documents to the contrary, all excess amounts theretofore paid or received with respect to that Series 1999-[X] Note shall be credited on the principal balance thereof (or, if the Series 1999-[X] Note has been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 1999-[X] Note and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible thereunder reduced.

Prepayment and Redemption of Series 1999-[X] Notes

      Prepayment

      Special Prepayment. Principal of the Series 1999-[X] Notes shall be prepaid on any Interest Payment Date from moneys credited to the Retirement Account as hereinafter described. EdLinc is required to direct the Trustee to transfer to the Retirement Account from the Special Redemption and Prepayment Account any moneys therein, up to an amount equal to the Special Prepayment Amount, which EdLinc has not determined are reasonably expected to be required to be transferred to the Note Fund or the Reserve Fund prior to the next succeeding regularly scheduled Interest Payment Date, provided no deficiencies exist at the time of such transfer in the

Note Fund, the Rebate Fund, the Reserve Fund or the Alternative Loan Guarantee Fund. Such prepayments of principal of Series 1999-[X] Notes shall, subject to the Senior Asset Requirement, be allocated between the Senior Series 1999-[X] Notes and the Subordinate Series 1999-[X] Notes pro rata. Within a given class of Series 1999-[X] Notes, the Principal Amount of such class to be prepaid shall be allocated pro rata to the reduction of the Principal Amount of all Notes of such class.

      The "Special Prepayment Amount" is an amount, as of the last day of any month, equal to the excess, if any, of (1) the sum of (a) all payments received as of such last day with respect to principal of Initial Financed Student Loans and Additional Financed Student Loans, plus (b) the amount of any balances from the Acquisition Fund and the Reserve Fund used to prepay Series 1999-[X] Notes as described under "Prepayment from Unused Proceeds" below, less (c) the aggregate amount of interest on Initial Financed Student Loans and Additional Financed Student Loans which has been capitalized after the Financing thereof, less (d) the principal component of the repurchase price of Initial Financed Student Loans and Additional Financed Student Loans which have been repurchased from a Guarantee Agency upon rehabilitation of such Eligible Loans pursuant to the Higher Education Act, over (2) the sum of (a) the aggregate of the amounts previously applied to the reduction of the Principal Amount of all Series 1999-[X] Notes, plus (b) the aggregate Principal Amount of Series 1999-[X] Notes to be prepaid on the next regularly scheduled Interest Payment Date from Balances then on hand in the Retirement Account. Payments described in clause
(1)(a) of the preceding sentence include, without limitation, any prepayments by borrowers from the proceeds of a Consolidation Loan made or purchased by the Trustee on behalf of EdLinc or from any other sources, but exclude, for this purpose, proceeds of the sale or other disposition of Financed Student Loans to any Person other than a Guarantee Agency, with respect to Guarantee Payments, or a Lender, with respect to the repurchase of Financed Student Loans by such Lender pursuant to its repurchase obligation under a Student Loan Purchase Agreement.

      In general, this prepayment provision is intended to require EdLinc to prepay Series 1999- [X] Notes in amounts related to the amount of principal payments received with respect to Student Loans Financed with proceeds of the Series 1999-[X] Notes in the Acquisition Fund. See "Maturity and Prepayment Considerations--Weighted Average Life of the Series 1999-[X] Notes." Because of the uncertainties relating to the timing of receipt of principal of Student Loans expected to be Financed with proceeds of the Series 1999-[X] Notes, the actual level of prepayments resulting therefrom cannot be definitively stated.

      Prepayment from Unused Proceeds. EdLinc expects approximately $______ of the Series 1999-[X] Note proceeds deposited in the Acquisition Fund to be used to acquire Eligible Loans on or before ________. If such proceeds are not so expended, they will be used, together with an allocable portion of the Series 1999-[X] Note proceeds deposited in the Reserve Fund, to prepay Series 1999-[X] Notes on the next regularly scheduled Interest Payment Date. Any such amounts will be applied to the prepayment of Senior Series 1999-[X] Notes and Subordinate Series 1999-[X] Notes ratably based upon their respective principal balances.

      Call for Redemption of Series 1999-[X] Notes Upon Reduction of Portfolio Balance

      The Series 1999-[X] Notes may, at EdLinc's option but subject to compliance with the conditions in the Indenture relating to the Senior Asset Requirement, be called for redemption in whole but not in part, at a Redemption Price of 100% of Principal Amount, plus accrued interest thereon to the Redemption Date, on any date when the remaining aggregate outstanding principal balance of Student Loans Financed with the proceeds of the 1999-[X] Notes is less than 10% of the aggregate principal balance of Initial Financed Student Loans and Additional Financed Student Loans.

      SOURCE OF PAYMENT AND SECURITY FOR THE SERIES 1999-[X] NOTES

Subordination of the Subordinate Series 1999-[X] Notes

      The rights of the holders of the Subordinate Series 1999-[X] Notes to receive principal and interest payments will be subordinated to such rights of the holders of the Senior Series 1999-[X] Notes, any other series of Senior Notes and any Other Senior Obligations to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt of the interest and principal by the holders of the Senior Series 1999-[X] Notes, any other series of Senior Notes and any Other Senior Obligations. See "Source of Payment and Security for the Notes--Priorities" and "Description of the Indenture--Funds and Accounts" in the Prospectus.

[Prior Notes and Series 1999-[X] Notes

      The Series 1999-[X] Notes are being issued on a parity with all previously issued and Outstanding series of Notes and Other Obligations under the Indenture. Thus, the Senior Series 1999-[X] Notes will have the same right to payment of principal and interest from the Trust Estate as [describe prior series of Senior Notes and any Other Senior Obligations currently outstanding]. Likewise, the Subordinate Series 1999-[X] Notes will have the same right to payment of principal and interest from the Trust Estate as [describe prior series of Subordinate Notes and any Other Subordinate Obligations currently outstanding].]

Summary of Indenture Assets, Liabilities and Fund Balances and Statement of Revenue, Expense and Changes in Fund Balances of the Indenture

      The following is a summary of the Funds and Accounts under the Indenture as of ________, and statement of revenue, expense and changes in fund balances of Funds and Accounts under the Indenture for the _____ months ended ______ and the years ended ______.

                       SUMMARY OF ASSETS, LIABILITIES AND
                           FUND BALANCES OF INDENTURE
                                     (000's)

         ASSETS
Investments....................................
Student Loans Receivable, Net..................
Accrued Interest Receivable
     U.S. Secretary of Education
         Interest Subsidy.................
         Special Allowance................
     Investments..........................
     Student Loan Borrowers...............
Other Assets      ........................
         Total Assets

         LIABILITIES AND FUND
              BALANCES
Accounts Payable and
     Accrued Expenses.....................
Accrued Interest Payable..................
Notes Payable.............................
         Total Liabilities

                        STATEMENT OF REVENUE, EXPENSE AND
                    CHANGES IN FUND BALANCES OF THE INDENTURE
                                     (000's)

Revenue:
    Interest Income on Investments........
    Interest on Student Loans.............
    Special Allowance on
       Student Loans......................
               Total Revenue..............

Expense:
    Note Interest.........................
    Auction Agent/Broker Fees.............
    Note Fees.............................
    Uncollectible Accounts Expense
    Consolidation and Origination
        Fees   ...........................
    Servicing and Administration
       Fees    ...........................
               Total Expense..............

Excess of Revenue over Expense............
Fund Balances, Beginning of
    Period     ...........................
Fund Balances, End of Period..............

                                   THE TRUSTEE

      U.S. Bank National Association, a national banking association organized under the laws of the United States, is the Trustee under the Indenture. The office of the Trustee for purposes of administering the Trust Estate and its other obligations under the Indenture is located at U.S. Bank National Association, 141 North Main Avenue, Suite 300, Sioux Falls, South Dakota 57104-6429, Attention: Corporate Trust Services.

      The Higher Education Act provides that only "eligible lenders" (defined to include banks and certain other entities) may hold title to student loans made under the FFEL Program. Because EdLinc does not qualify as an "eligible lender," the Trustee will hold title to all Financed FFELP Loans on behalf of EdLinc. The Trustee will agree under the Indenture to maintain its status as an "eligible lender" under the Higher Education Act. In addition, the Trustee on behalf of EdLinc will enter into a Guarantee Agreement with each of the Guarantee Agencies with respect to each Financed FFELP Loan. Failure of the Financed FFELP Loans to be owned by an eligible lender would result in the loss of Guarantee Payments, Interest Subsidy Payments and Special Allowance Payments with respect thereto. See "Description of the FFEL

Program" and "Risk Factors--Offset by Guarantee Agencies or the Department of Education Could Reduce the Amount of Available Funds" in the Prospectus.

      SLFC and its affiliates (including EdLinc and the Transferor) maintain other banking relationships with U.S. Bank National Association and its affiliates from time to time. See "Certain Relationships Among Financing Participants."


               [CERTAIN RELATIONSHIPS AMONG FINANCING PARTICIPANTS

      As described under "EdLinc," "The Transferor" and "The Servicer" in the Prospectus, EdLinc and the Transferor are wholly-owned subsidiaries of SLFC. Except for its obligation to repurchase student loans under a Student Loan Purchase Agreement upon a breach of a representation or warranty with respect thereto or its obligations under the SLFC Servicing Agreement, SLFC will have no obligations with respect to the Notes or the Indenture. EdLinc and the Transferor will have no full-time employees, but will initially contract with SLFC to perform EdLinc's obligations under the Indenture.

      The boards of directors of EdLinc, the Transferor and SLFC presently include the same three persons.

      The Trustee is also the trustee for EdLinc's outstanding student loan asset-backed note issues. The Trustee and its affiliates have in the past entered into student loan purchase agreements with EdLinc, SLFC and the Transferor, including Student Loan Purchase Agreements pursuant to which the Transferor acquired, as of ______, approximately $______ million outstanding principal amount of Eligible Loans which will be Financed under the Indenture. EdLinc expects that the Trustee will enter into Student Loan Purchase Agreements providing for the sale of a substantial amount of additional Eligible Loans. SLFC also has obtained financial services from the Trustee and related entities.

      Foley & Lardner, counsel to the Underwriter, has from time to time represented, and is currently representing, SLFC in connection with various matters. In addition, Foley & Lardner has from time to time represented EAC in connection with various matters.

      [For a discussion of certain relationships between the Underwriter or affiliates of the Underwriter and EdLinc or SLFC, see "Underwriting."]]

                                  UNDERWRITING

      Subject to the terms and conditions set forth in an Underwriting Agreement dated ________ (the "Underwriting Agreement"), between EdLinc and Salomon Smith Barney Inc. (the "Underwriter"), EdLinc has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from EdLinc, the Series 1999-[X] Notes.

      In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Series 1999-[X] Notes offered hereby, if any Series 1999-[X] Notes are purchased. EdLinc has been advised by the Underwriter that the Underwriter proposes initially to offer the Series 1999-[X] Notes to the public at the public offering price with respect to each class set forth on the cover page of this Prospectus Supplement. After the initial public offering, the public offering price may be changed.

      The Underwriting Agreement provides that EdLinc will indemnify the Underwriter against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriter may be required to make in respect thereof.

      The Underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum. Syndicate covering transactions involve purchases of the Series 1999-[X] Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when the Series 1999-[X] Notes originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 1999-[X] Notes to be higher than it would otherwise be in the absence of such transactions.

      EdLinc estimates that its expenses in connection with the issuance and offering of the Series 1999-[X] Notes will be approximately $____________. This information concerning EdLinc's fees and expenses is an approximation and is subject to future contingencies.

                                  LEGAL MATTERS

      Certain legal matters relating to EdLinc, the Transferor, the Servicer and the Administrator and federal income tax matters will be passed upon by Dorsey & Whitney LLP. Certain legal matters will be passed upon for the Underwriter by Foley & Lardner. [Foley & Lardner has performed legal services for the Servicer and the Administrator and it is expected that they will continue to perform such services in the future.]

                                     RATING

      It is a condition to the issuance and sale of the Senior Series 1999-[X] Notes that they be rated "AAA" by [Fitch] and "Aaa" by [Moody's]. It is a condition to the issuance of the Subordinate Series 1999-[X] Notes that they be rated at least "A" by [Fitch] and at least "A2" by [Moody's]. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Series 1999-[X] Notes address the likelihood of the ultimate payment of principal of and interest on the Series 1999-[X] Notes pursuant to their terms. The Rating Agencies do not evaluate, and the ratings on the Series 1999-[X] Notes do not address, the likelihood of prepayments on the Series 1999-[X] Notes or the likelihood of payment of any Carry-Over Amounts.

Prospectus

                          EDUCATION LOANS INCORPORATED

                         Student Loan Asset-Backed Notes


Consider carefully the risk factors beginning on page 4 in this prospectus.

The notes will represent obligations of EdLinc only and will not represent interests in or obligations of the servicer, the transferor or any of their affiliates. The notes are not a deposit and are not insured or guaranteed by any person. Except as noted in this document and the accompanying prospectus supplement, the underlying accounts and student loans are not insured or guaranteed by any governmental agency.

This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

EdLinc:
-------

o may issue periodically student loan asset-backed notes in one or more series with one or more classes, all of which will be part of a single issue of notes.

The Notes:
----------

o will be secured by the student loans and other assets of EdLinc that are acquired with the proceeds of the notes;

o will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;

o     may have one or more forms of credit enhancement; and

o will be issued as part of a designated series, but each series of notes will be a part of the same issue of notes.

The Noteholders:
----------------

o will receive interest and principal payments from collections on the assets securing the notes; and

o will have the same right to be paid from the assets securing the notes as all other noteholders of the same class, including noteholders of other series, except in those cases where a form of credit enhancement has been provided only for the notes of a particular series.


         Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                ___________, 1999

              Important Notice About Information Presented In This Prospectus And The Accompanying Prospectus Supplement


         You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. EdLinc has not authorized anyone to provide you with different information. The notes are not offered in any state where the offer is not permitted.

         EdLinc has included cross-references in this prospectus to captions in this prospectus or the accompanying prospectus supplement where you can find further related discussions. These cross-references are to sections contained in this prospectus unless you are told otherwise. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which the captions are located.

         Some words and terms will be capitalized when used in this prospectus. You can find the definitions for these words and terms in the Glossary of Principal Definitions at the end of this prospectus.

                               ------------------

                                TABLE OF CONTENTS

                                                  Page
                                                  ----

RISK FACTORS.....................................   4
USE OF PROCEEDS..................................  14
EDLINC...........................................  14
THE TRANSFEROR...................................  14
THE SERVICER.....................................  15
MATURITY AND PREPAYMENT
   CONSIDERATIONS................................  15
DESCRIPTION OF FINANCING
   OF ELIGIBLE LOANS.............................  16
   Description of Eligible Loans to be Financed    16
   Transfer Agreements...........................  18
   Student Loan Purchase Agreements..............  18
   Servicing and "Due Diligence".................  19
DESCRIPTION OF THE FFEL PROGRAM..................  20
   General.......................................  20
   Loan Terms....................................  21
   Contracts with Guarantee Agencies.............  32
   Federal Special Allowance Payments............  37
   Federal Student Loan Insurance Fund...........  38
   Direct Loans..................................  38
DESCRIPTION OF THE
   GUARANTEE AGENCIES............................  39
   General.......................................  39
   Department of Education Oversight.............  40
   Federal Agreements............................  41
   Effect of Annual Claims Rate..................  42
   1998 Reauthorization Amendments...............  43
DESCRIPTION OF THE ALTERNATIVE
   LOAN PROGRAMS.................................  46
DESCRIPTION OF THE NOTES.........................  48
   General.......................................  48
   General Terms of Notes........................  48
   Issuance of Notes.............................  49
   Comparative Security of Noteholders
      and Other Beneficiaries....................  49
   Call for Redemption, Prepayment or Purchase
      of Notes; Senior Asset Requirement.........  50
   Interest......................................  50
   Principal.....................................  52
   Determination of LIBOR........................  52
   Auction Procedures............................  52
   Book-Entry Registration.......................  55
   Definitive Notes..............................  59
   Denomination and Payment......................  60
SOURCE OF PAYMENT AND SECURITY
   FOR THE NOTES.................................  60
   General.......................................  60
   Additional Indenture Obligations..............  61
   Priorities....................................  62
DESCRIPTION OF THE SLFC
   SERVICING AGREEMENT...........................  63
   General.......................................  63
   Acquisition Process...........................  63
   Origination Process...........................  63
   Servicing.....................................  64
   Right of Inspection and Audits................  64
   Administration and Management.................  65
   Servicing Fees................................  65
   Sub-Servicers.................................  65
   Term and Termination..........................  65
   Year 2000 Information Systems Procedures......  65
DESCRIPTION OF THE INDENTURE.....................  68
   General.......................................  68
   Funds and Accounts............................  68
   Pledge; Encumbrances..........................  83
   Covenants.....................................  84
   No Petition...................................  87
   Investments...................................  87
   Reports to Noteholders........................  88
   Events of Default.............................  88
   Remedies......................................  90
   Application of Proceeds.......................  93
   Trustee.......................................  94
   Supplemental Indentures.......................  95
   Discharge of Notes and Indenture..............  97
   Notices to Noteholders........................  97
   Rights of Other Beneficiaries.................  98
FEDERAL INCOME TAX CONSEQUENCES..................  98
   Certain United States Federal Income
      Tax Consequences...........................  98
   United States Holders.........................  99
   Non-United States Holders..................... 102
   Information Reporting and Back-up
      Withholding................................ 103
STATE TAX CONSIDERATIONS......................... 105
ERISA CONSIDERATIONS............................. 105
AVAILABLE INFORMATION............................ 106
REPORTS TO NOTEHOLDERS........................... 107
INCORPORATION OF CERTAIN
   DOCUMENTS BY REFERENCE........................ 107
PLAN OF DISTRIBUTION............................. 108
FINANCIAL INFORMATION............................ 108
RATING........................................... 108
GLOSSARY OF PRINCIPAL
   DEFINITIONS................................... I-1

                                  RISK FACTORS

      You should consider the following risk factors in deciding whether to purchase the notes.


A secondary market for the notes may not develop, which means you may have trouble selling them when you want.

         The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for the notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

EdLinc will have limited assets to pay principal and interest, which could result in delays in payment or losses on your notes.

         EdLinc will have no assets or sources of funds to pay principal or interest on the notes other than the student loans acquired with proceeds of the notes and the other assets making up the trust estate. The notes are obligations solely of EdLinc, and will not be insured or guaranteed by the transferor, the servicer, the guarantee agencies, the trustee or any of their affiliates, or by the Department of Education. Noteholders must rely for repayment upon proceeds realized from the student loans, credit enhancement, if any, and other assets in the trust estate. See "Source of Payment and Security for the Notes."

Failure by loan holders or servicers to comply with student loan origination and servicing procedures could cause delays in payment or losses on your notes.

         The Higher Education Act requires loan holders and servicers to follow specified procedures to ensure that the FFELP loans are properly originated and serviced. Failure to follow these procedures may result in:

         o Loss of Reinsurance Payments, Interest Subsidies and Special Allowance Payments. The Department of Education's refusal to make reinsurance payments to the guarantee agencies or to make interest subsidy payments and special allowance payments to the trustee with respect to the FFELP loans; and

         o Loss of Guarantee Payments. The guarantee agencies' inability or refusal to make guarantee payments with respect to FFELP loans.

         Loss of any of these payments may adversely affect EdLinc's ability to pay principal and interest on the notes. See "Description of Financing of Eligible Loans--Servicing and 'Due Diligence'" and "Description of the FFEL Program."

Year 2000 problems with the servicer's or third parties' computers could delay payments on your notes.

         If computer programs and information systems used by the servicer or third parties upon which the servicer depends for its programming and financial operations or with which it conducts business (including, without limitation, guarantee agencies, the Department of Education, the trustee, the securities depository and utilities providing services to the servicer or such parties), are not year 2000 compliant, the servicer's and such parties' ability to provide services required in connection with the servicer's administration of its student loan program and the payment of the principal of and interest on your notes in a timely manner may be adversely affected. See "Description of the SLFC Servicing Agreement--Year 2000 Information Systems Procedures."

Subordinated classes of notes face a higher risk of delayed payments and losses.

         If a class of notes is subordinated, interest and principal payments on a payment date on such class generally will be made only after each senior class has received its interest and principal entitlement on that payment date. Consequently, a subordinated class will bear losses on the student loans prior to such losses being borne by the more senior classes. In addition, subordinated noteholders may be limited in the legal remedies that are available to them until the more senior noteholders are paid in full. See "Source of Payment and Security for the Notes--Priorities."

Additional notes may be issued without your consent, which could affect the make-up of the outstanding notes.

         EdLinc may, from time to time, issue additional notes or incur other obligations secured by the trust estate without the consent or approval of any existing noteholders. These notes or other obligations may be senior or subordinate to, or on a parity with, existing classes of notes in right of payment.

If there is a problem with a loan that arose prior to its acquisition by the trustee, the trust estate may incur losses on that loan unless the lender or SLFC repurchases it because of a breach of a representation or warranty.

         The transfer of the student loans from the transferor to the trustee on behalf of EdLinc is without recourse against the transferor. Neither EdLinc nor the trustee will have any right to resell the student loans to the transferor or otherwise to make recourse to or collect from the transferor if the student loans should fail to meet the requirements of an eligible loan for any reason or if the transfer should fail to provide the trustee with good title to the student loans.

         The lenders and SLFC, however, will have made representations and warranties in the related student loan purchase agreements in connection with their sales of student loans to the transferor or the trustee on behalf of EdLinc. If those representations and warranties are breached as to a given student loan, the applicable lender or SLFC will be obligated to repurchase the student loan. However, neither EdLinc nor the transferor examines the documents relating to FFELP loans to the extent necessary to determine whether the selling lenders have met all of the conditions necessary for such loans to qualify for guarantee payments from the applicable guarantee agency. Furthermore, the lender or SLFC may not have the financial resources to repurchase any student loan. Finally, these representations and warranties will not cover any problem arising after the sale of the student loan to the transferor or the trustee on behalf of EdLinc that was not caused by a breach of the representations and warranties (such as a failure to service the student loan properly).

         The failure of a lender or SLFC to repurchase a student loan is a breach of the related student loan purchase agreement, enforceable by the trustee, but is not an event of default, and would not permit the exercise of remedies, under the indenture.

         See "Description of Financing of Eligible Loans--Student Loan Purchase Agreements."

Offset by guarantee agencies or the Department of Education could reduce the amounts available for payment of your notes.

         The trustee will use a Department of Education lender identification number that is also being used for other student loans held by the trustee on behalf of EdLinc and the transferor under other indentures, and which may also be used similarly for SLFC or other entities established by SLFC. The billings submitted to the Department of Education will be consolidated with the billings for payments for student loans under all of these indentures, and payments on the billings will be made by the Department of Education or the guarantee agency to the trustee in lump sum form. These payments will be allocated by the trustee among the various indentures using the same lender identification number.

         If the Department of Education or a guarantee agency determines that the trustee owes a liability to the Department of Education or the guarantee agency on any FFELP loan for which the trustee is legal titleholder, the Department of Education or the guarantee agency might seek to collect that liability by offsetting against payments due the trustee under the indenture for the notes. This offsetting or shortfall of payments due to the trustee could adversely affect the amount of available funds for any collection period and EdLinc's ability to pay interest and principal on the notes.

         Although the indenture contains provisions for cross-indemnification with respect to such payments and offsets, there can be no assurance that the amount of funds available with respect to such right of indemnification may be adequate to compensate the indenture and noteholders for any previous reduction in the available funds for a collection period.

         See "Description of the FFEL Program" and "Description of the Guarantee Agencies."

The financial health of the guarantee agencies could decline, which could affect the timing and amounts available for payment of your notes.

         The FFELP loans are not secured by any collateral of the borrower. Payments of principal and interest are guaranteed by guarantee agencies to the extent described herein and in the related prospectus supplement. Excessive borrower defaults could impair a guarantee agency's ability to meet its guarantee obligations. In addition, recently enacted legislation is expected to reduce the guarantee agencies' reserves under the FFEL program. The financial health of a guarantee agency could affect the timing and amount of available funds for any collection period and EdLinc's ability to pay principal of and interest on your notes. Although a holder of FFELP loans could submit claims for payment directly to the Department of Education pursuant to section 432(o) of the Higher Education Act if the Department determines that a guarantee agency is unable to meet its insurance obligations, there is no assurance that the Department of Education would make such a determination or that it would pay claims in a timely manner. The trustee may receive claim payments on FFELP loans directly from the Department of Education under Section 432(o) if such a determination is made. See "Description of the FFEL Program" and "Description of the Guarantee Agencies."

The FFEL program could change, which could adversely affect the loans and the timing and amounts available for payment of your notes.

         The Higher Education Act and other relevant federal or state laws may be amended or modified in the future. In particular, the level of guarantee payments may be adjusted from time to time. EdLinc cannot predict whether any changes will be adopted or, if so, what impact such changes may have on EdLinc or your notes.

Increased competition from FFEL program participants and the Federal Direct Student Loan Program could adversely affect the availability of loans, the cost of servicing, the value of loans and prepayment expectations.

         The lenders that sell student loans to EdLinc and the transferor face competition from other lenders and secondary markets that could decrease the volume of eligible loans that could be acquired by EdLinc and the transferor. Additionally, the Higher Education Act provides for a Federal Direct Student Loan Program. This program could result in reductions in the volume of loans made under the FFEL program. Reduced volume in EdLinc's program in particular and in the FFEL Program in general may cause the servicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted FFELP loans. The competition currently existing in the secondary market for loans made under the FFEL program also could be reduced, resulting in fewer potential buyers of the FFELP loans and lower prices available in the secondary market for those loans.

         The Department of Education has implemented a direct consolidation loan program, which may reduce the volume of loans made under the FFEL program and, together with consolidation loans made by lenders in the FFEL program, is expected to result in prepayments of student loans.

         See "Description of the FFEL Program."

Prepayment of your notes with unspent proceeds may create reinvestment risks.

         The proceeds of each series of notes may include an amount to be deposited in the acquisition fund and used to acquire student loans over a period of time after the closing date. If the amount of student loans acquired by the trustee on behalf of EdLinc during such period is less than the full amount so funded, EdLinc will prepay principal on notes of that series equal to the difference plus any other related unspent proceeds. See "Description of Financing of Eligible Loans" and "Description of the Indenture--Funds and Accounts-- Acquisition Fund."

Reinvestment risk and prepayments may reduce your yield.

         Student loans may be prepaid by borrowers at any time without penalty. The rate of prepayments may be influenced by economic and other factors, such as interest rates, the availability of other financing and the general job market. In addition, under certain circumstances, lenders or SLFC may be obligated to repurchase student loans from EdLinc pursuant to the student loan purchase agreements as a result of breaches of their representations and warranties. See "Description of Financing of Eligible Loans--Transfer Agreements" and " --Student Loan Purchase Agreements."

         To the extent borrowers elect to borrow money through consolidation loans, the noteholders will receive as a prepayment of principal the aggregate principal amount of the loan.

         If loan prepayments result in your note being prepaid prior to its expected maturity, you may not be able to reinvest your funds at the same yield as the yield on the note. In addition, your yield may be reduced if you purchased your note at a premium and the principal is paid faster than you expected, or if you purchased your note at a discount and the principal is paid slower than you expected. EdLinc cannot predict the prepayment rate of any notes, and reinvestment risks or reductions in yield resulting from a faster or slower prepayment speed will be borne entirely by you and the other holders.

The maturity of your investment is uncertain.

         Scheduled payments on the student loans and the maturities of the student loans may be extended without your consent, which may lengthen the weighted average life of your investment. Prepayments of principal on the student loans may shorten the life of your investment. See "Maturity and Prepayment Considerations."

The interest rates on the notes are subject to limitations, which could reduce your yield.

         The interest rate for any class of LIBOR rate notes will be based generally on the level of LIBOR. The interest rate for any class of auction rate notes will be based generally on the outcome of an auction of notes. The interest rate for other classes of notes may be based on the index, formula or other method described in the related prospectus supplement. The student loans, however, generally bear interest at the T-Bill rate (except for some alternative loans which bear interest at the prime rate or another specified variable rate) plus a stated margin.

         The foregoing interest rates on the notes of a series generally will be limited by the net loan rate for that series, which will equal the weighted average effective interest rate of the student loans financed by that series, less specified administrative costs for that series. For an interest payment date on which the net loan rate applies, the difference between the amount of interest at the rate described above and the amount of interest at the net loan rate will be paid on succeeding interest payment dates to the extent of available funds and may never be paid.

         See "Description of the Notes--Interest."

The interest rates on our investments may be insufficient to cover interest on your notes.

         Unspent proceeds of the notes and moneys in the funds and accounts under the indenture will be invested at fluctuating interest rates. Although EdLinc will try to minimize this risk by entering into investment agreements, there can be no assurance that the interest rates at which these proceeds and moneys are invested will equal or exceed the interest rates on the notes.

The principal amount of the notes may exceed the principal amount of the assets in the trust estate, which could result in losses on your notes if there was a liquidation.

         The principal amount of notes issued by EdLinc may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. EdLinc cannot predict the rate or timing of accelerated payments of principal or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

If the trustee is forced to sell loans after an event of default, there could be losses on your notes.

         Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the related student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. In either event, the noteholders may suffer a loss.

Insolvency of the transferor or SLFC could cause delays in payment or losses on your notes.

         EdLinc has taken steps in structuring these transactions that are intended to ensure that the voluntary or involuntary application for relief by the transferor or SLFC under the United States Bankruptcy Code or other insolvency laws will not result in consolidation of the assets and liabilities of EdLinc with those of the transferor and/or SLFC. However, there can be no assurance that the activities of EdLinc would not result in a court concluding that the assets and liabilities of EdLinc should be consolidated with those of the transferor or SLFC in a proceeding under any insolvency law. If a court were to reach this conclusion or if a filing were made under any insolvency law by or against

         EdLinc, or if an attempt were made to litigate any of the foregoing issues, then delays in payments on the notes could occur or reductions in the amounts of such payments could result.

         The transferor and SLFC will transfer student loans to the trustee on behalf of EdLinc in accordance with the applicable transfer agreement or student loan purchase agreement. The transferor and SLFC each intends that this transfer constitute a sale, rather than a pledge to secure indebtedness. If, however, the transferor or SLFC were to become subject to any insolvency law and a creditor or trustee-in-bankruptcy of the transferor or SLFC were to take the position that the sale of the student loans by the transferor or SLFC to EdLinc, as appropriate, should instead be treated as a pledge of the student loans to secure a borrowing from EdLinc, delays in payments on the notes from collections on student loans could occur or reductions in the amounts of these payments could result.

Bankruptcy of EdLinc could result in accelerated prepayment on your notes.

         EdLinc is a limited purpose finance subsidiary of SLFC. If EdLinc becomes bankrupt, the United States Bankruptcy Code could materially limit or prevent the enforcement of EdLinc's obligations, including its obligations under the notes. EdLinc's trustee in bankruptcy or EdLinc itself as debtor-in-possession may seek to accelerate payment on the notes and liquidate the assets held under the indenture. If principal on the notes is declared due and payable, you may lose the right to future payments and face reinvestment risks mentioned above.

Other parties may have or may obtain a superior interest in loans.

         If any transfer of the student loans is deemed to be a secured financing, other persons may have an interest in the loans prior to the trustee.

         The servicer will have custody of the promissory notes related to the FFELP loans, except where the loan has been made under a master promissory note retained by the lender. The student loans may not be physically segregated in the servicer's or other custodian's offices. If any interest in the student loans were assigned to another party, that person could acquire an interest in the student loans superior to the interest of the trustee.

Application of consumer protection laws to the loans may increase costs and uncertainties about the loans.

         Consumer protection laws impose requirements upon lenders and servicers. Some state laws impose finance charge restrictions on certain transactions and require contract disclosures. Furthermore, to the extent applicable, these laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the loan. These state laws are generally preempted by the Higher Education Act. However, the form of promissory notes required by the Department of Education for FFELP loans provides that holders of such promissory notes evidencing certain loans made to borrowers attending for-profit schools are subject to any claims and legal defenses that the borrower may have against the school. Alternative loan programs would be subject to applicable state laws regulating loans to consumers.

Book-entry registration may limit your ability to participate directly as a holder.

         Your notes may be represented by one or more certificates registered in the name of Cede & Co., the nominee for DTC, and will not be registered in your name if specified in the accompanying prospectus supplement. If so, you will only be able to exercise the rights of noteholders indirectly through DTC and its participating organizations. See "Description of the Notes--Book-Entry Registration."

Credit ratings only address a limited scope of your concerns.

         A rating agency will rate each note in one of its four highest rating categories. A rating is not a recommendation to buy or sell notes or a comment concerning suitability for any investor. A rating only addresses the likelihood of the ultimate payment of principal and stated interest and does not address the likelihood of prepayments on the notes or the likelihood of the payment of carry-over amounts. A rating may not remain in effect for the life of the notes. See "Rating" in this prospectus and in the accompanying prospectus supplement.

EdLinc may enter into swap agreements which could result in delays in payment or losses on your notes if the counterparty fails to make its payments.

         Under the indenture, EdLinc may enter into swap agreements if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the rating on any notes. Swap agreements carry risks relating to the credit quality of the counterparty and the enforceability of the swap agreement. See "Source of Payment and Security for the Notes--Additional Indenture Obligations."

The composition and characteristics of the loan portfolio will continually change, and loans that bear a lower rate of return or have a greater risk of loss may be acquired.

         The eligible loans EdLinc intends to acquire with proceeds of a series of notes on the closing date, together with any student loans previously acquired under the indenture, will be described in the prospectus supplement relating to such notes. A portion of the proceeds of the notes may be deposited in the acquisition fund and used to acquire eligible loans over a period of time after the closing date. The characteristics of the student loan portfolio included in the trust estate will change from time to time as new student loans are acquired and as a result of amendments to the Higher Education Act, changes in terms of alternative loan programs, sales or exchanges of loans and scheduled amortization, prepayments, delinquencies and defaults on the loans. In addition, the indenture permits EdLinc to use surplus moneys under the indenture to acquire student loans, including loans that do not qualify as eligible loans. Any student loans so acquired that are not eligible loans may bear a lower rate of return and have a greater risk of loss from borrower defaults.

The alternative loans have a higher risk of loss.

         The alternative loans to be acquired with proceeds of the notes will not be guaranteed by a third-party guarantor, as is the case with FFELP loans. Therefore, the receipt by the trustee of principal and interest on these loans will be dependent on the ability of the borrower to make these payments. Moneys at any time on deposit in the alternative loan guarantee fund will cover the principal balance of and accrued interest on an alternative loan once any payment on that loan is 180 days late. However, the trust estate will suffer losses if amounts available in the alternative loan guarantee fund are not sufficient to cover all defaulted alternative loans.

                                 USE OF PROCEEDS

         EdLinc will use the net proceeds from the sale of a series of Notes to purchase Financed Eligible Loans from the Transferor and Lenders or to originate Financed Eligible Loans and to make various deposits to the Funds and Accounts under the Indenture with respect to the Notes. The Transferor is expected to use the proceeds of each sale of Eligible Loans to EdLinc to repay debt incurred in the acquisition of the Eligible Loans.

                                     EDLINC

         EdLinc is a bankruptcy remote, limited purpose Delaware corporation and a wholly owned subsidiary of SLFC.

         As a bankruptcy-remote entity, EdLinc's operations will be restricted so that (1) it does not engage in business with, or incur liabilities to, any other entity (other than the Noteholders and Other Beneficiaries, and beneficiaries under indentures similar to the Indenture) which may bring bankruptcy proceedings against EdLinc, and (2) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. EdLinc has covenanted in the Indenture that it will not engage in any business other than financing, originating, purchasing, owning, selling and managing Student Loans in the manner contemplated by its certificate of incorporation and the Indenture and the activities incidental thereto.

         EdLinc will have no substantial assets other than those pledged under the Indenture or under other comparable indentures pursuant to which EdLinc has issued, or will issue, student loan asset-backed notes similar to the Notes. Any assets held under these other indentures would not be available to pay principal or interest on the Notes. EdLinc will have no full-time employees. Certain responsibilities of EdLinc under the Indenture will be administered by SLFC. See "The SLFC Servicing Agreement."

         EdLinc's address is 105 First Avenue Southwest, Suite 200, Aberdeen, South Dakota 57401 and its phone number is (605) 622-4400.

                                 THE TRANSFEROR

         GOAL Funding, Inc. (the "Transferor") is a bankruptcy remote, limited purpose Delaware corporation and a wholly owned subsidiary of SLFC.

         The Transferor was created to provide a vehicle for the temporary financing of Eligible Loans pending their sale to EdLinc. Thus, the Transferor has entered into an indenture (the "Warehousing Indenture") and other related agreements pursuant to which it borrows moneys to acquire Eligible Loans. These Eligible Loans are purchased from Lenders (in the case of FFELP Loans) or from SLFC (in the case of Alternative Loans) pursuant to Student Loan Purchase Agreements.

         The Transferor will have no substantial assets other than those pledged under the Warehousing Indenture to secure repayment of its borrowings thereunder. The Transferor will have no full-time employees. Certain responsibilities of the Transferor will be performed by SLFC pursuant to an arrangement comparable to that set forth in the SLFC Servicing Agreement.

         The Transferor's address is 105 First Avenue Southwest, Suite 104, Aberdeen, South Dakota 57401 and its phone number is (605) 622-4400.

                                  THE SERVICER

General

         Student Loan Finance Corporation ("SLFC") is a South Dakota corporation organized in 1997.

         SLFC is in the business of purchasing, originating, holding, servicing and collecting student loans. SLFC's employees and management had, since 1979, operated the student loan program of Great Plains Education Foundation, Inc., a South Dakota nonprofit corporation formerly known as Student Loan Finance Corporation ("Great Plains"). In a reorganization completed in February, 1998, Great Plains transferred all of its operating assets, including employees, to SLFC, which was at the time a wholly-owned subsidiary of Great Plains. Great Plains also transferred its liability on all of its indebtedness, together with its rights to the student loans and other assets pledged to the repayment thereof, to SLFC. SLFC, in turn, transferred such liability and pledged assets to EdLinc. SLFC currently services the related student loans on behalf of EdLinc.

         As of ________, 1999, SLFC was the servicer for student loans to approximately ______ borrowers representing approximately $_____ million outstanding principal amount of student loans owned by its subsidiaries, EdLinc and GOAL Funding. In addition, as of that date, SLFC also was the servicer for student loans owned by other lenders representing approximately $____ million outstanding principal amount. Of these amounts, approximately ____% was being serviced by one or more sub-servicers on behalf of SLFC.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         The rate of payment of principal of the Notes and the yield on the Notes will be affected by (1) prepayments of the Financed Eligible Loans that may occur as described below (including repurchases by the Lenders or SLFC upon a breach of representations or warranties under the related Student Loan Purchase Agreement), (2) the application of additional principal payments, if any, and (3) the issuance of additional Notes. All the Financed Eligible Loans are prepayable in whole or in part by the borrowers at any time (including by means of Consolidation Loans as discussed below) and may be prepaid as a result of a borrower default, death, disability or bankruptcy, certain school closures and other events specified in the Higher Education Act and subsequent liquidation or collection of Guarantee Payments with respect thereto. The rate of such prepayments cannot be predicted and may be influenced by a variety of economic, social and other factors, including those described below. In general, the rate of prepayments may tend to increase to the extent that alternative financing becomes available at prevailing interest rates which fall significantly below the interest rates applicable to the Financed Eligible Loans. However, because many of the Financed Eligible Loans bear interest at a rate that either actually or effectively is floating, it is impossible to determine whether changes in prevailing interest rates will be similar to or vary from changes in the interest rates on the Financed Eligible Loans. Other factors affecting prepayment of loans include changes in the borrower's employment and other economic circumstances, and refinancing opportunities which may provide more favorable repayment terms such as those offered under various consolidation loan programs, including the federal direct consolidation loan programs. Because of the benefits of consolidating numerous student loans into a single loan and, in some cases, obtaining more favorable repayment terms, a borrower may choose to prepay Financed Eligible Loans through consolidation programs regardless of the level of interest rates. The Lenders and SLFC are obligated to repurchase any Financed Eligible Loan pursuant to the applicable Student Loan Purchase Agreement as a result of a breach of certain of their respective representations and warranties.

         Scheduled payments with respect to, and maturities of, the Financed Eligible Loans may be extended, including pursuant to Grace Periods, Deferment Periods and, under certain circumstances, Forbearance Periods or as a result of refinancings through Consolidation Loans to the extent such Consolidation Loans are sold to the Trustee on behalf of EdLinc. In that event, the fact that such Consolidation Loans will likely have longer maturities than the Financed Eligible Loans they are replacing may lengthen the remaining term of the Financed Eligible Loans and the average life of the Notes of one or more series. The rate of payment of principal of the Notes of a series and the yield on the Notes may also be affected by the rate of defaults resulting in losses on Financed Eligible Loans, by the severity of those losses and by the timing of those losses.

         The rate of prepayment on the Financed Eligible Loans cannot be predicted, and any reinvestment risks resulting from a faster or slower incidence of prepayment of Financed Eligible Loans will be borne entirely by the Noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate bases are lower at the time Noteholders receive payments of principal than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

                   DESCRIPTION OF FINANCING OF ELIGIBLE LOANS

Description of Eligible Loans to be Financed

          A portion of the proceeds of each series of Notes will be deposited in the Acquisition Fund and used to originate Eligible Loans or to purchase Eligible Loans from (1) the Transferor pursuant to a Transfer Agreement on or about the date of issuance of the Notes, or (2) Lenders or SLFC pursuant to Student Loan Purchase Agreements within 270 days thereafter. The Eligible

Loans to be so acquired will either be FFELP Loans or Alternative Loans. See "Description of the FFEL Program" and "Description of the Alternative Loan Programs."

         The Financed Eligible Loans to be purchased from the Transferor will be selected from the Transferor's portfolio of FFELP Loans and Alternative Loans. All such Eligible Loans will have been previously purchased by the Transferor from a Lender (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans) pursuant to a Student Loan Purchase Agreement. The Transferor's rights under each such Student Loan Purchase Agreement will be transferred to EdLinc.

         The characteristics of the Eligible Loans to be purchased from the Transferor pursuant to a Transfer Agreement, as well as all Financed Eligible Loans at the time held under the Indenture, will be described in the related Prospectus Supplement.

         Each Prospectus Supplement will set forth various information with respect to the Eligible Loans to be purchased from the Transferor pursuant to a Transfer Agreement, as well as all Financed Eligible Loans at the time held under the Indenture. Such information may include the composition of the Financed Eligible Loans, the distribution by loan type, the distribution by interest rates, the distribution by outstanding principal balance, the distribution by geography, the distribution by insurance or guarantee level, the distribution by school type, the distribution by Guarantee Agency (in the case of FFELP Loans), the distribution by remaining term to scheduled maturity and the distribution by borrower payment status. See "The Financed Eligible Loans" in the accompanying Prospectus Supplement.

         Each of the FFELP Loans provides or will provide for the amortization of the outstanding principal balance of such Financed Eligible Loan over a series of payments. Each payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of such Financed Eligible Loan multiplied by the applicable interest rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received in respect of such Financed Eligible Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a regular installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, subject to any applicable Grace Periods, Deferment Periods or Forbearance Periods, the borrower pays an installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance of such Financed Eligible Loan. The Alternative Loans may contain different amortization provisions.

         The Indenture also permits the Financing of Student Loans from moneys in the Surplus Account under certain circumstances. Such Student Loans are not required to be Eligible Loans. See "Description of the Indenture--Funds and Accounts--Surplus Fund."

Transfer Agreements

         EdLinc, the Trustee and the Transferor will enter into a Transfer Agreement in connection with the issuance of each series of Notes. Pursuant to the Transfer Agreement, the Transferor will transfer to the Trustee, on behalf of EdLinc, Eligible Loans upon payment of the purchase price therefor (equal to the principal amount thereof plus accrued interest and, in the case of FFELP Loans, Special Allowance Payments, thereon, plus, to the extent permitted by the Indenture, a premium) from proceeds of the Notes deposited in the Acquisition Fund. The Transferor will also transfer all of its rights under the Transferor Student Loan Purchase Agreements pursuant to which such Eligible Loans were acquired by the Transferor.

          The Transferor will make no representations or warranties as to the Eligible Loans so transferred, and will have no obligation to repurchase any such loans. If there is a problem with an Eligible Loan that is attributable to a breach of a representation or warranty of the Lender or SLFC under the related Transferor Student Loan Purchase Agreement, the Lender or SLFC may be obligated to repurchase such Eligible Loan. See "Description of Financing of Eligible Loans--Student Loan Purchase Agreements."

Student Loan Purchase Agreements

         EdLinc may enter into Student Loan Purchase Agreements (collectively, the "EdLinc Student Loan Purchase Agreements") with Lenders (as to FFELP Loans) and SLFC (as to Alternative Loans) for the purchase of Eligible Loans to be financed with the proceeds of each series of Notes. In addition, the Transferor will enter into Student Loan Purchase Agreements (collectively, the "Transferor Student Loan Purchase Agreements" and, together with the EdLinc Student Loan Purchase Agreements, collectively the "Student Loan Purchase Agreements") with Lenders (as to FFELP Loans) and SLFC (as to Alternative Loans) for the purchase of Eligible Loans. All Eligible Loans transferred to EdLinc pursuant to any Transfer Agreement will have been purchased by the Transferor pursuant to a Transferor Student Loan Purchase Agreement. Upon the transfer to EdLinc by the Transferor of Eligible Loans pursuant to a Transfer Agreement, the Transferor will also transfer its rights under the related Transferor Student Loan Purchase Agreements. EdLinc's right, title and interest in the Student Loan Purchase Agreements will be pledged to the Trustee.

         EdLinc Student Loan Purchase Agreements will provide for the purchase by the Trustee on behalf of EdLinc, of Eligible Loans at 100% of their outstanding unpaid principal amount, plus accrued interest thereon payable by the Borrower. EdLinc Student Loan Purchase Agreements will require the Lender, in the case of FFELP Loans, to report and offset against its interest subsidy and Special Allowance Payments all authorized origination fees. Under certain circumstances, the Trustee will also pay to the Lender and SLFC reasonable transfer, origination or assignment fees and a premium to the extent permitted by the Indenture. See "Description of the Indenture--Funds and Accounts--Acquisition Fund."

         Each Lender and SLFC makes representations as to the validity, enforceability and transferability of each Eligible Loan and as to the legal authority of the Lender or SLFC, as applicable, to engage in the transactions contemplated by the respective Student Loan Purchase Agreement. In addition, each Lender, with respect to each FFELP Loan purchased under a Student Loan Purchase Agreement, has represented or will represent that at the date of sale by the Lender, each FFELP Loan was or will be Guaranteed.

         The Student Loan Purchase Agreements provide that if any representation furnished by a Lender or SLFC with respect to an Eligible Loan sold to the Transferor or the Trustee proves to have been materially incorrect, or, in the case of a FFELP Loan, if the Guarantee Agency refuses to honor all or part of a Guarantee claim filed with respect to thereto on account of any circumstance or event occurring prior to the sale of such FFELP Loan to the Transferor or the Trustee, or under certain other circumstances specified in the Student Loan Purchase Agreement, the Lender or SLFC, as applicable, shall repurchase such loan at a price equal to the then outstanding principal balance, plus accrued interest and, in the case of a FFELP Loan, Special Allowance Payments, plus any expenses incurred by the Transferor or the Trustee in connection therewith and any other amounts paid to the Lender or SLFC, as applicable, by the Transferor or the Trustee in connection with the acquisition of such loan.

Servicing and "Due Diligence"

         The Servicer will service student loans acquired by the Trustee under the Indenture. EdLinc will covenant in the Indenture to cause a Servicer to administer and collect all Financed Eligible Loans in a competent, diligent and orderly fashion, and in accordance with all requirements of the Higher Education Act, the Secretary of Education, the Indenture, the Federal Reimbursement Contracts, the Guarantee Agreements and the Alternative Loan Programs.

         The Higher Education Act requires that the Transferor, the Trustee (in its capacity as "eligible lender"), a Lender and their agents (including the Servicer) and employees exercise "due diligence" in the making, servicing and collection of Financed FFELP Loans and that a Guarantee Agency exercise due diligence in collecting loans which it holds. The Higher Education Act defines "due diligence" as requiring the holder of a Student Loan to utilize servicing and collection practices at least as extensive and forceful as those generally practiced by financial institutions for the collection of consumer loans, and requires that certain specified collection actions be taken within certain specified time periods with respect to a delinquent loan or defaulted loan. The Guarantee Agencies have established procedures and standards for due diligence to be exercised by each Guarantee Agency and by Lenders (including the Trustee) which hold loans that are guaranteed by the respective Guarantee Agencies. The Trustee, a Lender or a Guarantee Agency may not relieve itself of its responsibility for meeting these standards by delegation to any servicing agent. Accordingly, if a Lender or the Servicer fails to meet such standards, the Trustee's ability to realize the benefits of Guarantee Payments, and

(with respect to Student Loans eligible for such payments) interest subsidy payments and Special Allowance Payments may be adversely affected. If a Guarantee Agency fails to meet such standards, that Guarantee Agency's ability to realize the benefits of federal reinsurance payments may be adversely affected.

         To the extent provided in the Servicing Agreement, the Servicer may enter into sub-servicing agreements with one or more sub-servicers providing for the sub-servicers to perform some or all of the obligations of the Servicer with respect to servicing the Financed Student Loans. See "Description of the SLFC Servicing Agreement--Sub-Servicers."

                         DESCRIPTION OF THE FFEL PROGRAM

General

         The Higher Education Act sets forth provisions establishing the FFEL Program, pursuant to which state agencies or private nonprofit corporations administering student loan insurance programs (referred to as "Guarantee Agencies") are reimbursed for losses sustained in the operation of their programs, and holders of certain loans made under such programs are paid subsidies for owning such loans.

         The Higher Education Act currently authorizes certain student loans to be covered under the FFEL Program if they are contracted for and paid to the student prior to September 30, 2004, unless a student has received a loan under the FFEL Program prior to such date, in which case that student may receive a student loan covered by the FFEL Program until September 30, 2008. Congress has extended similar authorization dates in prior versions of the Higher Education Act; however, there can be no assurance that the current authorization dates will again be extended or that the other provisions of the Higher Education Act will be continued in their present form.

         Various amendments to the Higher Education Act have revised the FFEL Program from time to time. These amendments include, but are not limited to, the Higher Education Amendments of 1998 (the "1998 Reauthorization Amendments"), the Intermodal Surface Transportation Efficiency Act of 1998, the Balanced Budget Act of 1997, the Higher Education Technical Amendments Act of 1993, the Omnibus Budget Reconciliation Act of 1993 (the "1993 Amendments"), the Higher Education Amendments of 1992, which reauthorized the FFEL Program, the Omnibus Budget Reconciliation Act of 1990, the Omnibus Budget Reconciliation Act of 1989, the Omnibus Budget Reconciliation Act of 1987, the Higher Education Technical Amendments Act of 1987, the Higher Education Amendments of 1986, which reauthorized the FFEL Program, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Postsecondary Student Assistance Amendments of 1981 and the Education Amendments of 1980.

         There can be no assurance that relevant federal laws, including the Higher Education Act, will not be changed in a manner that may adversely affect the receipt of funds by the Guarantee Agencies or by the Trustee with respect to Financed FFELP Loans.

         This is only a summary of certain provisions of the Higher Education Act. Reference is made to the text of the Higher Education Act for full and complete statements of its provisions.

Loan Terms

General

         Four types of loans are currently available under the FFEL Program:
Stafford Loans, Unsubsidized Stafford Loans, Plus Loans and Consolidation Loans. These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and Special Allowance Payments. Some of these loan types have had other names in the past. References herein to the various loan types include, where appropriate, predecessors to such loan types.

         The primary loan under the FFEL Program is the Stafford Loan. Students who are not eligible for Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Parents of students may be able to obtain Plus Loans. Consolidation Loans are available to borrowers with existing loans made under the FFEL Program and certain other federal programs to consolidate repayment of such existing loans. For periods of enrollment beginning prior to July 1, 1994, SLS Loans were available to students with costs of education that were not met by other sources and that exceeded the Stafford or Unsubsidized Stafford Loan limits.

Eligibility

         General. A student is eligible for loans made under the FFEL Program only if he or she: (1) has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education (which term includes certain vocational schools), (2) is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution (which, in the case of a loan to cover the cost of a period of enrollment beginning on or after July 1, 1987, must either lead to a recognized educational credential or be necessary for enrollment in a course of study that leads to such a credential), (3) has agreed to notify promptly the holder of the loan concerning any change of address, (4) if presently enrolled, is maintaining satisfactory progress in the course of study he or she is pursuing, (5) does not owe a refund on, and is not (except as specifically permitted under the Higher Education Act) in default under, any loan or grant made under the Higher Education Act, (6) has filed with the eligible institution a statement of educational purpose, (7) meets certain citizenship requirements, and (8) except in the case of a graduate or professional student, has received a preliminary determination of eligibility or ineligibility for a Pell Grant.

         The educational institution generally determines and documents the amount of need for a loan and provides the lender with a statement containing information relating to the loan amount for which a borrower is eligible. The specific requirements of these determinations of need and statements to lenders vary based on the type of loan (for example, Stafford, Unsubsidized

Stafford or Plus) and the requirements applicable at the time a loan was made. The amount of such need is generally based on the student's estimated cost of attendance, the estimated financial assistance available to such student and, for Stafford Loans, the expected family contribution with respect to the student, all of which are computed in accordance with standards set forth in the Higher Education Act.

         Stafford Loans. Stafford Loans generally are made only to student borrowers who meet certain financial needs tests.

         Unsubsidized Stafford Loans. Unsubsidized Stafford Loans generally are made to student borrowers without regard to financial need. Unsubsidized Stafford Loans were not available before October 1, 1992.

         Plus Loans. Plus Loans are made only to borrowers who are parents (and, under certain circumstances, spouses of remarried parents) of dependent undergraduate students. For Plus Loans made on or after July 1, 1993, the parent borrower must not have an adverse credit history (as determined pursuant to criteria established by the Department of Education). Prior to the Higher Education Amendments of 1986, the Higher Education Act did not distinguish between Plus Loans and SLS Loans. Student borrowers were eligible for Plus Loans; however, parents of graduate and professional students were ineligible.

         SLS Loans. Eligible borrowers for SLS Loans were limited to (a) graduate or professional students, (b) independent undergraduate students, and
(c) under certain circumstances, dependent undergraduate students, if such students' parents were unable to obtain a Plus Loan and were also unable to provide such students' expected family contribution. Except as described in clause (c), eligibility was determined without regard to need.

         Consolidation Loans. To be eligible for a Consolidation Loan a borrower must (a) have outstanding indebtedness on student loans made under the FFEL Program and/or certain other federal student loan programs, (b) be in repayment status or in a Grace Period, or be a defaulted borrower who has made arrangements to repay the defaulted loan(s) satisfactory to the holder of the defaulted loan(s), and (c) effective October 1, 1998, not be subject to a judgment secured through litigation with respect to certain Higher Education Act loans or certain wage garnishment orders. A married couple who agree to be jointly liable on a Consolidation Loan for which the application is received on or after January 1, 1993 may be treated as an individual for purposes of obtaining a Consolidation Loan. Various additional limitations on the amount and type of loans that could be consolidated applied to loans made prior to July 1, 1994.

Interest Rates

         The Higher Education Act establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the FFEL Program. The Higher Education Act allows lesser rates of interest to be charged. Many lenders, including the Transferor, have offered repayment incentives or other programs that involve reduced interest rates on certain loans made under the FFEL Program.

         Stafford Loans. For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program (a "New Borrower"):

                  (a) is 7% per annum for a loan covering a period of instruction beginning before January 1, 1981;

                  (b) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

                  (c) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

                  (d) for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

                  (e) for a loan made on or after October 1, 1992 shall be adjusted annually, and for any 12- month period commencing on a July 1 shall be equal to the bond equivalent rate of 91- day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

         For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program (a "Repeat Borrower"):

                  (f) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if such previous loan is not a Stafford Loan, 8% per annum; or

                  (g) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

                           (i) 7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (a) above;

                           (ii) 8% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clause (c) above, (B) a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (d) above or (C) a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

                           (iii) 9% per annum in the case of (A) a Stafford Loan made to a borrower who has a loan described in clauses (b) or (e) above or (B) a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

                           (iv) 10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (d) above.

         The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a New Borrower or a Repeat Borrower, is the rate described in clause (g) above, except that such rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any Deferment Periods. During such periods, the formula described in clause (g) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

         For Stafford Loans made on or after July 1, 1998 but before October 1, 2003, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus (x) 1.7% per annum prior to the time the loan enters repayment and during any Deferment Periods, and (y) 2.3% per annum during repayment, but not to exceed 8.25% per annum.

         For Stafford Loans made on or after July 1, 2003, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 1% per annum, but not to exceed 8.25% per annum.

         Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Stafford Loans.

         Plus Loans. The applicable interest rate on a Plus Loan:

                  (a) made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

                  (b) made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

                  (c) made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

                  (d) made on or after July 1, 1987, but before October 1, 1992, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 12% per annum);

                  (e) made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 52-week U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 10% per annum);

                  (f) made on or after July 1, 1994, but before July 1, 1998, is the same as that described in clause (e) above, except that such rate shall not exceed 9% per annum; or

                  (g) made on or after July 1, 1998, but before July 1, 2003, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

         For Plus Loans made on or after July 1, 2003, the applicable rate will continue to be adjusted annually, but for any 12-month period commencing on a July 1 will be equal to the bond equivalent rate of securities with a comparable maturity (as established by the Secretary of Education), plus 2.1% per annum, but not to exceed 9% per annum.

         If requested by the borrower, an eligible lender may consolidate SLS or Plus Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The consolidated loan shall bear interest at a rate equal to the weighted average of the rates of the included loans. Such a consolidation shall not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or Plus Loan (including an SLS or Plus Loan held by a different lender who has refused so to refinance such loan) at a variable interest rate. In such a case, proceeds of the new loan are used to discharge the original loan.

         SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on Plus Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on Plus Loans, except that the ceiling is 11% per annum instead of 10% per annum.

         Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender (a) on or after November 13, 1997 but before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum, or (b) on or after October 1, 1998 but before July 1, 2003, the interest rate shall be an annual rate equal to the weighted average of the interest rates on the loans being consolidated, rounded upward to the nearest higher 1/8 of 1 percent, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under the HEAL Program has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill Rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. For a discussion of required payments that reduce the return on Consolidation Loans, see "--Fees--Rebate Fees on Consolidation Loans" below.

Loan Limits

         Each type of loan (other than Consolidation Loans, which are limited only by the amount of eligible loans to be consolidated) is subject to limits as to the maximum principal amount, both with respect to a given year and in the aggregate. All of the loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon the needs analysis as described above under "--Eligibility--Stafford Loans." Additional limits are described below.

         Stafford and Unsubsidized Stafford Loans. Except as described in the next paragraph, Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 in an academic year. A student who has successfully completed such first year, but who has not successfully completed the second year may borrow up to $3,500 per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which such programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. The 1998 Reauthorization Amendments establish special loan limits for certain students taking courses that may lead to enrollment in undergraduate ($2,625 for Stafford and $4,000 for Unsubsidized Stafford) or in graduate or professional ($5,500 for Stafford and $5,000 for Unsubsidized Stafford) degree or certificate programs, or necessary for professional credential or certification from a state required for employment as an elementary or secondary school teacher ($5,500 for Stafford and $5,000 for Unsubsidized Stafford). The maximum aggregate amount of Stafford and Unsubsidized Stafford Loans (including that portion of a Consolidation Loan used to repay such loans) which an undergraduate student may have outstanding is $23,000. The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500. The Secretary is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary determines to be exceptionally expensive.

         Under the 1993 amendments, at the same time that SLS Loans were eliminated, the loan limits for Unsubsidized Stafford Loans to independent students, or dependent students whose parents cannot borrow a Plus Loan, were increased by amounts equal to the prior SLS Loan limits (as described below under "--SLS Loans"). Prior to the enactment of the Higher Education Amendments of 1992, the annual and aggregate loan limits were generally lower.

         Plus Loans. For Plus Loans made on or after July 1, 1993, the amounts of Plus Loans are limited only by the student's unmet need. Prior to that time Plus Loans were subject to limits similar to those to which SLS Loans were then subject (see "--SLS Loans" below), applied with respect to each student on behalf of whom the parent borrowed.

         SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed such first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, the annual and aggregate loan limits for SLS Loans were generally lower. The 1989 changes limited the amount of SLS Loans for students enrolled in programs of less than an academic year in length (similar to the limits described above under "--Stafford Loans"), and such limits were continued by the 1992 Amendments.

Repayment

         Except for loans to certain new borrowers on or after October 7, 1998, loans made under the FFEL Program (other than Consolidation Loans) generally must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans (but no longer than 30 years). For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. The 1998 Reauthorization Amendments provide that, effective October 1, 1998, a lender must offer the borrower of a Stafford Loan or an Unsubsidized Stafford Loan, not more than six months prior to the date on which the borrower's first payment is due, the option of repaying the loan in accordance with a standard, graduated, income-sensitive, or extended repayment schedule established by the lender in accordance with regulations of the Secretary of Education. The borrower may choose from:

                  (a) a standard repayment plan, with a fixed annual repayment amount paid over a fixed period of time, not to exceed 10 years;

                  (b) a graduated repayment plan paid over a fixed period of time, not to exceed 10 years;

                  (c) an income-sensitive repayment plan, with income-sensitive repayment amounts paid over a fixed period of time, not to exceed 10 years, except that the borrower's scheduled payments shall not be less than the amount of interest due; and

                  (d) for new borrowers on or after October 7, 1998 who accumulate (after such date) outstanding loans under the FFEL Program totaling more than $30,000, an extended repayment plan, with a fixed annual or graduated repayment amount paid over an extended period of time, not to exceed 25 years, except that the borrower shall repay a minimum annual amount as described in the next paragraph.

If a borrower does not select a repayment plan, the lender shall provide the borrower with a standard repayment plan. Once established, the borrower may annually change the selection of a repayment plan.

         The repayment period commences (a) not more than twelve months after the borrower ceases to pursue at least a half-time course of study with respect to Stafford Loans for which the applicable rate of interest is 7% per annum, (b) not more than six months after the borrower ceases to pursue at least a half-time course of study with respect to other Stafford Loans and Unsubsidized Stafford Loans (the six month or twelve month periods are the "Grace Periods") and (c) on the date of final disbursement of the loan in the case of SLS, Plus and Consolidation Loans, except that the borrower of an SLS Loan who also has a Stafford or Unsubsidized Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. The six month Grace Period excludes any period not in excess of three years during which a borrower who is a member of the Armed Forces reserves is called or ordered to active duty for a period of more than 30 days (such period of exclusion includes the period necessary to resume enrollment at the borrower's next available regular enrollment period). During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year (except that a borrower and lender may agree at any time before or during the repayment period that repayment may be at a lesser rate) or the interest that accrues during the year. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers are entitled to accelerate, without penalty, the repayment of all or any part of the loan.

         In addition, since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

         No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act ("Deferment Periods"). For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available (1) during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps, (2) during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act, (3) during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973, (4) during a period not exceeding three years while the borrower is in service, comparable to the service referred to in clauses (2) and (3), as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Internal Revenue Code, (5) during a period not exceeding two years while the borrower is serving an internship, the successful completion of which is required to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program, (6) during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled, (7) during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment,
(8) during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the FFEL Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education, (9) during a period, not in excess of 6 months, while the borrower is on parental leave, and
(10) only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, (A) during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and

(B) during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage. For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available (a) during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary, (b) during a period not exceeding three years while the borrower is seeking and unable to find full-time employment, and (c) during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income. Prior to the 1992 changes, only the Deferment Periods described above in clauses (6) and (7) (with respect to the parent borrower) and the Deferment Period described in clause (8) (with respect to the parent borrower or a student on whose behalf the parent borrowed) were available to Plus Loan borrowers, and only the Deferment Periods described above in clauses (6), (7) and (8) were available to Consolidation Loan borrowers. Prior to the 1986 changes, Plus Loan borrowers were not entitled to Deferment Periods. Deferment Periods extend the ten-year maximum term.

         The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments (a "Forbearance Period"). A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the FFEL Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided when exceptional circumstances such as a local or national emergency or military mobilization exist; or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. The 1998 Reauthorization Amendments authorize forbearance for up to 60 days if the lender reasonably determines that such a suspension of collection activity is warranted following a borrower's request for deferment, forbearance, a change in repayment plan, or a request to consolidate loans, in order to collect or process appropriate supporting documentation related to the request (during which period interest shall accrue but not be capitalized). In other circumstances, forbearance is at the lender's option. Such forbearance also extends the ten year maximum term.

         As described under "--Contracts with Guarantee Agencies--Federal Interest Subsidy Payments" below, the Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during Grace and Deferment Periods. Interest that accrues during Forbearance Periods and, if the loan is not eligible for Interest Subsidy Payments, while the borrower is in school and during the Grace and Deferment Periods, may be paid monthly or quarterly or capitalized (added to the principal balance) not more frequently than quarterly. Interest on Unsubsidized Stafford Loans disbursed on or after October 7, 1998, that accrues during such periods, however, may be capitalized only when the loan enters repayment, at the expiration of the Grace Period (if the loan qualifies for Grace Period), the Deferment Period or the Forbearance Period, or when the borrower defaults.

         The Secretary of Education has proposed regulations which will, if finalized in their current form, apply the new capitalization rules that apply to Unsubsidized Stafford Loans disbursed on or after October 7, 1998, to Stafford Loans disbursed on or after July 1, 2000 (as they relate to interest accruing during Forbearance Periods not covered by Interest Subsidy Payments). In addition, such regulations will, if finalized in their current form, permit capitalization to occur on Unsubsidized Stafford Loans (and Stafford Loans with respect to Forbearance) disbursed on or after July 1, 2000, at the end of each covered period rather than at the end of a series of consecutive covered periods.

Disbursement

         Loans made under the FFEL Program (except Consolidation Loans) generally must be disbursed in two or more installments, none of which may exceed 50% of the total principal amount of the loan.

Fees

         Guarantee Fee. A Guarantee Agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. However, lenders may be charged an insurance fee to cover the costs of increased or extended liability with respect to Consolidation Loans.

         Origination Fee. An eligible lender is authorized to charge the borrower of a Stafford, Unsubsidized Stafford or Plus Loan an origination fee in an amount not to exceed 3% of the principal amount of the loan. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower and are not retained by the lender, but must be passed on to the Secretary of Education. Effective October 1, 1998, eligible lenders that charge origination fees must assess the same fees to all student borrowers, unless a borrower demonstrates greater financial need based on income. The Balanced Budget and Deficit Control Act of 1985, as amended (known as the "Gramm-Rudman Law") requires the President to issue a sequester order for any federal fiscal year in which the projected budget exceeds the target for that year. For all FFEL Program loans made during the period when a sequestration order is in effect, origination fees shall be increased by 0.50 percentage point.

         Lender Loan Fee. The lender of any loan under the FFEL Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

         The Secretary of Education is authorized to collect from the lender or a subsequent holder of the loan the maximum origination fee authorized to be charged by the lender (regardless of whether the lender actually charges the borrower) and the lender loan fee, either through reductions in Special Allowance Payments and interest subsidy payments or directly from the lender or holder.

         Rebate Fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on, such Consolidation Loan; provided that, for Consolidation Loans based on applications received during the period from October 1, 1998 through January 31, 1999, the monthly fee shall equal .0517% (0.62% per annum).

Loan Guarantees

         Under the FFEL Program, Guarantee Agencies are required to guarantee the payment of not less than 98% of the principal amount of loans made on or after October 1, 1993 and not less than 100% of the principal amount of loans made prior to October 1, 1993 and covered by their respective guarantee programs. For a description of the requirements for loans to be covered by such guarantees, see "Description of the Guarantee Agencies." Under certain circumstances, guarantees may be assumed by the Secretary of Education or another Guarantee Agency. See "--Contracts with Guarantee Agencies" below.

Contracts with Guarantee Agencies

         Under the FFEL Program, the Secretary of Education is authorized to enter into guaranty and interest subsidy agreements with Guarantee Agencies. The FFEL Program provides for reimbursements to Guarantee Agencies for default claims paid by Guarantee Agencies, support payments to Guarantee Agencies for administrative and other expenses, advances for a Guarantee Agency's reserve funds, and Interest Subsidy Payments and Special Allowance Payments to the holders of qualifying student loans made pursuant to the FFEL Program.

         The 1998 Reauthorization Amendments significantly modify requirements regarding Guarantee Agencies' reserves and sources of revenues and authorized the Secretary of Education to enter into agreements with Guarantee Agencies which modify or waive many of the requirements of the FFEL Program covered under existing agreements and otherwise required by the Higher Education Act. See "Description of the Guarantee Agencies--1998 Reauthorization Amendments."

         The Secretary of Education has certain oversight powers over Guarantee Agencies. Guarantee Agencies are required to maintain their Federal Funds (as hereinafter defined) at a current minimum reserve level of at least 0.25 percent of the total amount of all outstanding loans guaranteed by such Agency (excluding certain loans transferred to the Guarantee Agency from an insolvent Guarantee Agency pursuant to a plan of the Secretary of Education). If a Guarantee Agency falls below the required level in two consecutive years, its claims rate exceeds 5% in any year, or the Secretary of Education determines that the Agency's administrative or financial condition jeopardizes its ability to meet its obligations, the Secretary of Education can require the Guarantee Agency to submit and implement a plan by which it will correct such problem(s). If a Guarantee Agency fails to timely submit an acceptable plan or fails to improve its condition, or if the Secretary of Education determines that the Guarantee Agency is in danger of financial collapse, the Secretary of Education may terminate the Guarantee Agency's reimbursement contract. The Secretary of Education also may terminate such reimbursement contracts if the Secretary of Education determines that such action is necessary to protect the federal fiscal interest or to ensure continued availability of student loans.

         The Secretary of Education is authorized to assume the guarantee obligations of a Guarantee Agency. The Higher Education Act now provides that, if the Secretary terminates a Guarantee Agency's agreements under the FFEL Program, the Secretary shall assume responsibility for all functions of the Guarantee Agency under its program. To that end, the Secretary is authorized to, among other options, transfer the guarantees to another Guarantee Agency or assume the guarantees. It also provides that in the event the Secretary has determined that a Guarantee Agency is unable to meet its guarantee obligations, holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Secretary for payment, unless the Secretary has provided for the assumption of such guarantees by another Guarantee Agency.

Federal Reimbursement

         A Guarantee Agency's right to receive federal reimbursements for various guarantee claims paid by such Guarantee Agency is governed by the Higher Education Act and various contracts entered into between Guarantee Agencies and the Secretary of Education. See "Description of the Guarantee Agencies--Federal Agreements." Under the Higher Education Act and the Federal Reimbursement Contracts, the Secretary of Education currently agrees to reimburse a Guarantee Agency for the amounts expended by the Guarantee Agency in the discharge of its guarantee obligation (i.e., the unpaid principal balance of and accrued interest on loans guaranteed by the Guarantee Agency, which loans are referred to herein as "guaranteed loans") as a result of the default of the borrower. The Secretary of Education currently agrees to reimburse the Guarantee Agency for up to 100% of the amounts so expended with respect to loans made prior to October 1, 1993; 98% of the amount expended with respect to guaranteed loans made on or after October 1, 1993 but before October 1, 1998; and 95% of the amount expended with respect to guaranteed loans made on or after October 1, 1998. Depending on the claims rate experience of a Guarantee Agency, such 100%, 98% or 95% reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a Guarantee

Agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower (or in the case of a Plus Loan, the death of the student on behalf of whom the loan was borrowed), or in certain circumstances, as a result of school closures, or if a school fails to make a refund of loan proceeds which the school owed to a student's lender, which reimbursements are not to be included in the calculations of the Guarantee Agency's Claims Rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

         The formula for computing the percentage of federal reimbursement under the Federal Reimbursement Contracts is not accumulated over a period of years but is measured by the amount of federal reimbursement payments in any one federal fiscal year as a percentage of the original principal amount of loans under the FFEL Program guaranteed by the Guarantee Agency and in repayment at the end of the preceding fiscal year. Under the formula, federal reimbursement payments to a Guarantee Agency in any one fiscal year not exceeding 5% of the original principal amount of loans in repayment at the end of the preceding fiscal year are to be paid by the Secretary of Education at 100% for loans made before October 1, 1993; 98% for loans made on or after October 1, 1993 but before October 1, 1998; and 95% for loans made on or after October 1, 1998. Beginning at any time during any fiscal year that federal reimbursement payments exceed 5%, and until such time as they may exceed 9%, of the original principal amount of loans in repayment at the end of the preceding fiscal year, then reimbursement payments on claims submitted during that period are to be paid at 90% for loans made before October 1, 1993; 88% for loans made on or after October 1, 1993 but before October 1, 1998; and 85% for loans made on or after October 1, 1998. Beginning at any time during any fiscal year that federal reimbursement payments exceed 9% of the original principal amount of loans in repayment at the end of the preceding fiscal year, then such payments for the balance of that fiscal year will be paid at 80% for loans made before October 1, 1993; 78% for loans made on or after October 1, 1993 but before October 1, 1998; and 75% for loans made on or after October 1, 1998. The original principal amount of loans in repayment for purposes of computing reimbursement payments to a Guarantee Agency means the original principal amount of all loans guaranteed by such Guarantee Agency less: (1) guarantee payments on such loans, (2) the original principal amount of such loans that have been fully repaid, and (3) the original principal amount of such loans for which the first principal installment payment has not become due or such first installment need not be paid because of a Deferment Period.

         Under present practice, after the Secretary of Education reimburses a Guarantee Agency for a default claim paid on a guaranteed loan, the Guarantee Agency continues to seek repayment from the borrower. The Guarantee Agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining (1) a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and
(2) an amount equal to 24% (or 23% beginning on October 1, 2003, and 18 1/2% in the case of a payment from the proceeds of a Consolidation Loan) of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the Guarantee Agency, and no amount of any recoveries shall be paid to the Guarantee Agency.

         A Guarantee Agency may enter into an addendum to its Interest Subsidy Agreement (as hereinafter defined), which addendum provides for the Guarantee Agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the Internal Revenue Service to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the Guarantee Agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the Guarantee Agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the Guarantee Agency has not been reimbursed.

Rehabilitation of Defaulted Loans

         Under Section 428F of the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a Guarantee Agency pursuant to which the Guarantee Agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The Guarantee Agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

         For a loan to be eligible for rehabilitation, the Guarantee Agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

Eligibility for Federal Reimbursement

         To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

         Under the Higher Education Act, a guaranteed loan (for which the first day of delinquency is on or after October 7, 1998) must be delinquent for 270 days if it is repayable in monthly installments or 330 days if it is payable in less frequent installments before a lender may obtain payment on a guarantee from the Guarantee Agency (such time periods are 180 days and 240 days, respectively, for loans for which the first day of delinquency is before October 7, 1998). The Guarantee Agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The Guarantee Agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the Guarantee Agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require that completed loan applications be processed, a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made, the borrower's responsibilities under the loan be explained to him or her, the promissory note evidencing the loan be executed by the borrower and that the loan proceeds be disbursed by the lender in a specified manner. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures (primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable Guarantee Agency) that vary depending upon the length of time a loan is delinquent.

Federal Interest Subsidy Payments

         "Interest Subsidy Payments" are interest payments paid with respect to an eligible loan during the period prior to the time that the loan enters repayment and during Grace and Deferment Periods. The Secretary of Education and the Guarantee Agencies entered into the Interest Subsidy Agreements as described in "Description of the Guarantee Agencies--Federal Agreements," whereby the Secretary of Education agrees to pay Interest Subsidy Payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans, and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for Interest Subsidy Payments. Consolidation Loans made after August 10, 1993 are eligible for Interest Subsidy Payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for Interest Subsidy Payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. In addition, to be eligible for Interest Subsidy Payments, guaranteed loans must be made by an eligible lender under the applicable Guarantee Agency's Guarantee Program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in Section 428(b) of the Higher Education Act.

         The Secretary of Education makes Interest Subsidy Payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any Deferment Period. A borrower may elect to forego Interest Subsidy Payments, in which case the borrower is required to make interest payments.

Federal Advances

         Pursuant to agreements entered into between the Guarantee Agencies and the Secretary of Education under Sections 422 and 422(c) of the Higher Education Act, the Secretary of

Education was authorized to advance moneys from time to time to the Guarantee Agencies for the purpose of establishing and strengthening the Guarantee Agencies' reserves. Section 422(c) currently authorizes the Secretary of Education to make advances to Guarantee Agencies in various circumstances, on terms and conditions satisfactory to the Secretary, including if the Secretary is seeking to terminate the Guarantee Agency's reimbursement contract or assume the Guarantee Agency's functions, to assist the Guarantee Agency in meeting its immediate cash needs or to ensure the uninterrupted payment of claims.

Federal Special Allowance Payments

         The Higher Education Act provides for the payment by the Secretary of Education of additional subsidies, called Special Allowance Payments, to holders of qualifying student loans. The amount of the Special Allowance Payments, which are made on a quarterly basis, is computed by reference to the average of the bond equivalent rates of the 91-day Treasury bills auctioned during the preceding quarter (the "T-Bill Rate"). The quarterly rate for Special Allowance Payments for Student Loans made on or after October 1, 1981 is computed by subtracting the applicable interest rate on such loans from the T-Bill Rate, adding a percent specified by the Higher Education Act (the "Applicable SAP Percent") to the resulting percent, and dividing the resulting percent by four. The Applicable SAP Percent varies based on the type of loan and when the loan was made (often determined by when the first disbursement was made). In general, the Applicable SAP Percent:

                  (a) for loans made before November 16, 1986, is 3.5%;

                  (b) for loans made on or after November 16, 1986, or loans to cover the costs of instruction for periods of enrollment beginning on or after November 16, 1986, but made before October 1, 1992, is 3.25%;

                  (c) for loans made on or after October 1, 1992, is 3.1% (except as noted below);

                  (d) for Stafford and Unsubsidized Stafford Loans made on or after July 1, 1995 but before July 1, 1998, is 2.5% prior to the time such loans enter repayment and during any Deferment Periods; or

                  (e) for Stafford and Unsubsidized Stafford Loans made on or after July 1, 1998 and before July 1, 2003, is 2.2% prior to the time such loans enter repayment and during any Deferment Periods, and 2.8% while such loans are in repayment.

         For loans other than Consolidation Loans made on or after July 1, 2003, the special allowance formula is to be revised similarly to the manner in which the applicable interest rate formula is revised, as described above under "--Loan Terms--Interest Rates--Stafford Loans."

         For Plus and SLS Loans which bear interest at rates adjusted annually, Special Allowance Payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "--Loan Terms--Interest Rates--Plus Loans" and "--SLS Loans" above. Special Allowance Payments are paid with respect to Plus Loans made on or after July 1, 1994 but before July 1, 1998 only if the rate that would otherwise apply exceeds 10% per annum, notwithstanding that the interest rate ceiling on such loans is 9% per annum. For Consolidation Loans for which the application is received on or after October 1, 1998 but before July 1, 2003, Special Allowance Payments are only made for quarters during which the T-Bill Rate plus 3.1% exceeds the applicable interest rate on such loans. The portion, if any, of a Consolidation Loan that repaid a loan made under the HEAL Program is ineligible for Special Allowance Payments.

         The Higher Education Act provides that if Special Allowance Payments or Interest Subsidy Payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and Interest Subsidy Payments due the holder.

         Special Allowance Payments and Interest Subsidy Payments are reduced by the amount which the lender is authorized or required to charge as an origination fee, as described above under "--Loan Terms--Fees--Origination Fee." In addition, the amount of the lender loan fee described above under "--Loan Terms--Fees--Lender Loan Fees" is collected by offset to Special Allowance Payments and Interest Subsidy Payments.

Federal Student Loan Insurance Fund

         The Higher Education Act authorizes the establishment of a Student Loan Insurance Fund by the Federal government for making the federal insurance and the federal reimbursement payments on defaulted student loans to Guarantee Agencies. If moneys in the fund are insufficient to make the federal payments on defaults of such loans, the Secretary of Education is authorized, to the extent provided in advance by appropriation acts, to issue to the Secretary of the Treasury obligations containing terms and conditions prescribed by the Secretary of Education and approved by the Secretary of the Treasury, bearing interest at a rate determined by the Secretary of the Treasury. The Secretary of the Treasury is authorized and directed by the Higher Education Act to purchase such obligations.

Direct Loans

         The 1993 Amendments authorized a program of "direct loans" (the "Federal Direct Student Loan Program") to be originated by schools with funds provided by the Secretary of Education. Under the Federal Direct Student Loan Program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The 1993 amendments established certain volume goals for the Federal Direct Student

Loan Program during academic years 1994 through 1999. The 1998 Reauthorization Amendments repealed these goals.

         The loan terms are generally the same under the Federal Direct Student Loan Program as under the FFEL Program. At the discretion of the Secretary of Education, students attending schools that participate in the Federal Direct Student Loan Program (and their parents) may still be eligible for participation in the FFEL Program, though no borrower could obtain loans under both programs for the same period of enrollment.

         It is difficult to predict the impact of the Federal Direct Student Loan Program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for FFEL Program loans, how many students will seek loans under the Federal Direct Student Loan Program instead of the FFEL Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the Federal Direct Student Loan Program or the FFEL Program.

                      DESCRIPTION OF THE GUARANTEE AGENCIES

General

         The Financed Eligible Loans for a series of Notes may be guaranteed by any one or more Guarantee Agencies identified in the related Prospectus Supplement. The following discussion relates to Guarantee Agencies under the FFEL Program.

         A Guarantee Agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A Guarantee Agency generally purchases defaulted student loans which it has guaranteed from its cash and reserves (generally referred to herein as its "Guarantee Fund"). A lender may submit a default claim to the Guarantee Agency after the student loan has been delinquent for at least 270 days (unless the first day of delinquency occurred prior to October 7, 1998, in which case it may be submitted after 180 days of delinquency). The default claim package must include all information and documentation required under the FFEL Program regulations and the Guarantee Agency's policies and procedures. Under the Guarantee Agencies' current procedures, assuming that the default claim package complies with the Guarantee Agency's loan procedures manual or regulations, the Guarantee Agency pays the lender for a default claim within 90 days of the lender's filing the claim with the Guarantee Agency (which generally is expected to be 390 days following the date a loan becomes delinquent). The Guarantee Agency will pay the lender interest accrued on the loan for up to 450 days after delinquency. The Guarantee Agency must file a reimbursement claim with the Department of Education within 45 days after the Guarantee Agency has paid the lender for the default claim.

         In general, a Guarantee Agency's Guarantee Fund has been funded principally by administrative cost allowances paid by the Secretary of Education, guarantee fees paid by lenders (the cost of which may be passed on to borrowers), investment income on moneys in the Guarantee Fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the Guarantee Agency's administrative expenses.

         The Secretary of Education is required to demand payment on September 1, 2002 of a total of one billion dollars from all the Guarantee Agencies participating in the FFEL Program. The amounts to be demanded of each Guarantee Agency shall be determined in accordance with formulas included in the Higher Education Act. Each Guarantee Agency will be required to deposit funds in a restricted account in installments, beginning in the federal fiscal year ending September 30, 1998, to provide for such payment. The Secretary of Education has made the determinations, and advised the Guarantee Agencies, of the amounts required to be so transferred by the Guarantee Agencies. The 1998 Reauthorization Amendments include significant changes affecting the financial structure of Guarantee Agencies in the FFEL Program and their sources of revenue. These changes will affect the Guarantee Agencies and their Guarantee Funds. See "--1998 Reauthorization Amendments" below.

         Additionally, the adequacy of a Guarantee Agency's Guarantee Fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by Guarantee Agencies and the structure of the guarantee agency program. There can be no assurance that relevant federal laws, including the Higher Education Act, will not be further changed in a manner that may adversely affect the ability of a Guarantee Agency to meet its guarantee obligations. For a more complete description of provisions of the Higher Education Act that relate to payments described in this paragraph or affect the funding of a Guarantee Fund, see "Description of the FFEL Program."

         Information relating to the particular Guarantee Agencies guaranteeing the Financed Eligible Loans will be set forth in the Prospectus Supplement. Such information will be provided by the respective Guarantee Agencies, and neither such information nor information included in the reports referred to therein has been verified by, or is guaranteed as to accuracy or completeness by, EdLinc, the Transferor or the Underwriters. No representation is made by EdLinc, the Transferor or the Underwriters as to the accuracy or adequacy of such information or the absence of material adverse changes in such information subsequent to the dates thereof.

Department of Education Oversight

         The Higher Education Act gives the Secretary of Education various oversight powers over Guarantee Agencies. These include requiring a Guarantee Agency to maintain its Guarantee Fund at a certain required level and taking various actions relating to a Guarantee Agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the Guarantee Agency, terminating the Guarantee Agency's Federal Reimbursement Contracts, assuming responsibility for all functions of the Guarantee Agency, and transferring the Guarantee Agency's guarantees to another Guarantee Agency or assuming such guarantees. The Higher Education Act provides that a Guarantee Agency's Guarantee Fund (except to the extent applicable to the "Operating Fund" described below under "--1998 Reauthorization Amendments") shall be considered to be the property of the United States to be used in the operation of the FFEL Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the Guarantee Fund.

         Pursuant to Section 432(o) of the Higher Education Act, if the Department of Education has determined that a Guarantee Agency is unable to meet its insurance obligations, the holders of loans guaranteed by such Guarantee Agency may submit claims directly to the Department of Education and the Department of Education is required to pay the full Guarantee Payment due with respect thereto in accordance with guarantee claim processing standards no more stringent than those applied by the Guarantee Agency. The Department of Education's obligation to pay guarantee claims directly in this fashion, however, is contingent upon the Department of Education making the determination referred to above. There can be no assurance that the Department of Education would ever make such a determination with respect to a Guarantee Agency or, if such a determination were made, that such determination or the ultimate payment of such guarantee claims would be made in a timely manner. See "Description of the FFEL Program."

         There are no assurances as to the Secretary of Education's actions if a Guarantee Agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a Guarantee Agency transfer additional portions or all of its Guarantee Fund to the Secretary of Education.

Federal Agreements

         Each Guarantee Agency and the Secretary of Education have entered into Federal Reimbursement Contracts pursuant to Section 428(c) of the Higher Education Act (which include, for older Guarantee Agencies, a supplemental contract pursuant to former Section 428A of the Higher Education Act), which provide for the Guarantee Agency to receive reimbursement of a portion of insurance payments that the Guarantee Agency makes to eligible lenders with respect to loans guaranteed by the Guarantee Agency prior to the termination of the Federal Reimbursement Contracts or the expiration of the authority of the Higher Education Act. The portion of reimbursement received by the Board of Regents ranges from 80% to 100% for loans made prior to October 1, 1993; 78% to 98% for loans made on or after October 1, 1993 but before October 1, 1998; and 75% to 95% for loans made on or after October 1, 1998. See "--Effect of Annual Claims Rate" below. The Federal Reimbursement Contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest. See "Description of the FFEL Program--Contracts with Guarantee Agencies--Federal Reimbursement."

         In addition to guarantee benefits, qualified Stafford Loans (and certain Consolidation Loans) acquired under the FFEL Program benefit from certain federal subsidies. Each Guarantee Agency and the Secretary of Education have entered into an interest subsidy agreement under Section 428(b) of the Higher Education Act (as amended, an "Interest Subsidy Agreement"), which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month Grace Period after the student leaves school, and during certain Deferment Periods, subject to the holders' compliance with all requirements of the Higher Education Act. See "Description of the FFEL Program--Contracts with Guarantee Agencies--Federal Interest Subsidy Payments" for a more detailed description of the Interest Subsidy Payments.

         United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the Guarantee Agencies described herein. Amendments to the Higher Education Act since 1986 (1) abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education, (2) authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated, (3) added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination, and (4) expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves. There can be no assurance that future legislation will not further adversely affect the rights of the Guarantee Agencies, or holders of loans guaranteed by a Guarantee Agency under such contracts.

Effect of Annual Claims Rate

         A Guarantee Agency's ability to meet its obligation to pay default claims on Financed Eligible Loans will depend on the adequacy of its Guarantee Fund, which will be affected by the default experience of all lenders under the Guarantee Agency's Guarantee Program. A high default experience among lenders participating in a Guarantee Agency's Guarantee Program may cause the Guarantee Agency's Claims Rate (as defined below) for its Guarantee Program to exceed the 5% and 9% levels described below, and result in the Secretary of Education reimbursing the Guarantee Agency at lower percentages of default claims payments made by the Guarantee Agency.

         In general, Guarantee Agencies are currently entitled to receive reimbursement payments under the Federal Reimbursement Contracts in amounts that vary depending on the Claims Rate experience of the Guarantee Agency. The "Claims Rate" is computed by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30. On October 1 of each year the Claims Rate begins at zero, regardless of the experience in preceding years. For loans made prior to October 1, 1993, if the Claims Rate remains equal to or below 5% within a given federal fiscal year (October 1 through September 30), the Secretary of Education is currently obligated to provide 100% reimbursement; if and when the Claims Rate exceeds 5% and until such time, if any, as it exceeds 9% during the fiscal year, the reimbursement rate is at 90%; if and when the Claims Rate exceeds 9% during the fiscal year, the reimbursement rate for the remainder of the fiscal year is at 80%. For loans made prior to October 1, 1993, each Guarantee Agency is currently entitled to at least 80% reimbursement from the Secretary of Education on default claims that it purchases, regardless of its Claims Rate. The reimbursement percentages for loans made on or after October 1, 1993, but before October 1, 1998, are reduced from 100%, 90% and 80% to 98%, 88% and 78%, respectively. The reimbursement percentages for loans made on or after October 1, 1998 are further reduced to 95%, 85% and 75%, respectively. See "Description of the FFEL Program--Federal Reimbursement."

1998 Reauthorization Amendments

General

         The 1998 Reauthorization Amendments, enacted October 7, 1998, made various changes to the Higher Education Act affecting Guarantee Agencies in the FFEL Program, including the following:

                  (a) each Guarantee Agency had to establish a federal student loan reserve fund (the "Federal Fund") and an agency operating fund (the "Operating Fund") prior to December 7, 1998, each of which must be funded, invested and used as prescribed by the 1998 Reauthorization Amendments;

                  (b) each Guarantee Agency's sources of revenue have been modified;

                  (c) additional reserves of Guarantee Agencies have been recalled; and

                  (d) the Secretary of Education and a Guarantee Agency may enter into voluntary flexible agreements in lieu of existing agreements.

                  The following briefly summarizes these changes.

The Federal Fund and the Operating Fund

         Each Guarantee Agency was required to deposit prior to December 7, 1998, all funds, securities and other liquid assets contained in its reserve fund into the Federal Fund that it established, which shall be an account selected by the Guarantee Agency with the approval of the Secretary of Education. The Federal Fund, and any nonliquid asset (such as a building or equipment) developed or purchased by the Guarantee Agency in whole or in part with federal reserve funds of the Guarantee Agency, shall be considered to be property of the United States (prorated based on the percentage of such asset developed or purchased with federal reserve funds), which must be used in the operation of the FFEL Program to pay lender guarantee claims, to pay Default Aversion Fees (as defined below) into the Guarantee Agency's Operating Fund, and to the extent permitted, to make certain transition payments into the Operating Fund and for certain other uses permitted by the Secretary of Education's regulations. The Secretary of Education may direct a Guarantee Agency, or its officers and directors, to cease any activity involving expenditures, use or transfer of the Federal Fund that the Secretary of Education determines is a misapplication, misuse or improper expenditure of the Federal Fund or the Secretary of Education's share of such asset. A Guarantee Agency is required to maintain in the Federal Fund a current minimum reserve level of at least 0.25 percent of the total amount of all outstanding loans guaranteed by such Agency (excluding certain loans transferred to the Guarantee Agency from an insolvent Guarantee Agency pursuant to a plan of the Secretary of Education).

         After the Federal Fund is established, the Guarantee Agency is required to deposit into the Federal Fund all reinsurance payments received from the Secretary of Education; from amounts collected from defaulted borrowers, a percentage amount equal to the complement of the reinsurance percentage in effect when the guarantee payment was made; all insurance premiums collected from borrowers; all amounts received from the Secretary of Education as payment for supplemental preclaims assistance activity performed prior to October 7, 1998; 70 percent of administrative cost allowances received from the Secretary of Education after October 7, 1998 for loans guaranteed prior to that date; and other receipts specified in regulations of the Secretary of Education. Funds transferred to the Federal Fund are required to be invested in low-risk securities and all earnings from the Federal Fund shall be the sole property of the United States.

         Each Guarantee Agency also was required to establish its Operating Fund prior to December 7, 1998. The 1998 Reauthorization Amendments include various transition rules allowing a Guarantee Agency to transfer certain transition amounts from its Federal Fund to its Operating Fund from time to time during the first three years following the establishment of the Operating Fund for use in the performance of the Guarantee Agency's duties under the FFEL Program. In determining the amounts that it may transfer, the Guarantee Agency must ensure that sufficient funds remain in the Federal Fund to pay lender claims within the required time periods and to meet reserve recall requirements. In general, the transition rules require repayment to the Federal Fund of transition amounts transferred therefrom to the Operating Fund.

         The Operating Fund shall be considered to be the property of the Guarantee Agency, except for transition amounts transferred from the Federal Fund. The Secretary of Education may not regulate the uses or expenditure of moneys in the Operating Fund (but may require necessary reports and audits), except during any period in which transition funds are owed to the Federal Fund. During such period, moreover, moneys in the Operating Fund may only be used for expenses related to the FFEL Program.

         Funds deposited into the Operating Fund shall be invested at the discretion of the Guarantee Agency in accordance with prudent investor standards (except that transition amounts transferred to the Operating Fund from the Federal Fund must be invested in the same manner as amounts in the Federal
Fund). After establishing the Operating Fund, the Guarantee Agency shall deposit into the Operating Fund: Loan Processing and Issuance Fees and Account Maintenance Fees (as such terms are defined below) paid by the Secretary of Education; Default Aversion Fees; 30 percent of administrative cost allowances received from the Secretary of Education after October 7, 1998 for loans guaranteed prior to that date; 24 percent (decreasing to 23 percent on and after October 1, 2003) of amounts collected on defaulted loans, excluding such collected amounts required to be transferred to the Federal Fund; and other receipts specified in regulations of the Secretary of Education.

         In general, funds in the Operating Fund shall be used by the Guarantee Agency for application processing, loan disbursement, enrollment and repayment status management, default aversion activities, default collection activities, school and lender training, financial aid awareness and related outreach activities, compliance monitoring, and other student financial aid related activities, as selected by the Guarantee Agency. The Guarantee Agency may transfer funds from the Operating Fund to the Federal Fund, however, such transfers are irrevocable and transferred funds would become the property of the United States.

Modifications in Sources of Revenue

         The 1998 Reauthorization Amendments made the following modifications with respect to principal sources of Guarantee Agency revenues:

                  (a) reduced reinsurance payment percentages for loans made on and after October 1, 1998 as described above under "--Effect of Annual Claims Rate;"

                  (b) the percentage of the amount of collections on defaulted loans that may be retained by the Guarantee Agency is reduced from 27 percent to 24 percent, with a further reduction to 23 percent on and after October 1, 2003;

                  (c) establishes a loan processing and issuance fee (the "Loan Processing and Issuance Fee"), payable by the Secretary of Education on a quarterly basis, equal to: (i) for loans originated during fiscal years beginning on or after October 1, 1998 and before October 1, 2003,
         0.65 percent of the total principal amount of loans on which insurance was issued under the FFEL Program during such fiscal year by the Guarantee Agency, and (ii) for loans originated during fiscal years beginning on or after October 1, 2003, 0.40 percent of the total principal amount of loans on which insurance was issued under the FFEL Program during such fiscal year by the Guarantee Agency;

                  (d) eliminates the discretionary administrative cost allowances or expenses which had been paid at 0.85 percent of such amount;

                  (e) establishes a default aversion fee (the "Default Aversion Fee") relating to default aversion activities required to be undertaken by the Guarantee Agency, payable on a monthly basis from the Federal Fund to the Operating Fund, in an amount equal to 1 percent of the total unpaid principal and accrued interest on a loan for which a default claim has not been paid as a result of the loan being brought into current repayment status on or before the 300th day after the loan becomes 60 days delinquent; and

                  (f) establishes an account maintenance fee (the "Account Maintenance Fee"), payable by the Secretary of Education on a quarterly basis (unless certain nationwide caps are met, in which case the fee shall be transferred from the Federal Fund to the Operating Fund), equal to (i) for fiscal years 1999 and 2000, 0.12 percent of the original principal amount of outstanding loans on which insurance was issued under the FFEL Program, and (ii) for fiscal years 2001, 2002 and 2003, 0.10 percent of the original principal amount of outstanding loans on which insurance was issued under the FFEL Program.

Additional Recalls of Reserves

         The 1998 Reauthorization Amendments direct the Secretary of Education to demand payment from all the Guarantee Agencies participating in the FFEL Program of amounts held in their Federal Funds in fiscal years 2002 aggregating $85 million; 2006 aggregating $82.5 million; and 2007 aggregating $82.5 million. The amounts demanded of each Guarantee Agency are determined in accordance with formulas included in Section 422(i) of the Higher Education Act. If a Guarantee Agency charges the maximum permitted 1 percent insurance premium, however, the recall may not result in the depletion of such Guarantee Agency's reserve funds below an amount equal to the amount of lender claim payments paid during the 90 days prior to the date of return.

Voluntary Flexible Agreements

         The 1998 Reauthorization Amendments authorize the Secretary of Education to enter into agreements with Guarantee Agencies which modify or waive many of the requirements of the FFEL Program covered under existing agreements and otherwise required by the Higher Education Act, including the sources and uses of revenues and funds of Guarantee Agencies. In July 1999, the Secretary of Education commenced a process to select up to six Guarantee Agencies to enter into voluntary flexible agreements by December 1, 1999. The 1998 Reauthorization Amendments authorize the Secretary of Education to enter into voluntary flexible agreements with up to six Guarantee Agencies during federal fiscal years 1999, 2000 and 2001, and with any Guaranty Agency or consortium thereof beginning in federal fiscal year 2002.

                  DESCRIPTION OF THE ALTERNATIVE LOAN PROGRAMS

         To the extent described in the Prospectus Supplement for a series, the proceeds of such series may be used to purchase Financed Alternative Loans issued under one or more Alternative Loan Programs. The Alternative Loan Programs will be specifically identified in the Prospectus

Supplement with respect to such series. The Prospectus Supplement may specify a maximum percentage of Financed Alternative Loans that may comprise part of the Financed Eligible Loans securing the Notes. This summary identifies characteristics common to most Alternative Loan Programs but is qualified by the specific disclosure set forth in the related Prospectus Supplement.

         Alternative Loans made under most Alternative Loan Programs are based on the credit of the borrower or his or her parents or co-borrowers. In general, applicants are required to have a minimum annual income and are evaluated as to creditworthiness. In determining whether a student or co-borrower is creditworthy, a credit bureau report is obtained for each applicant, including the student. The various Alternative Loan Programs have different standards as to what constitutes a satisfactory credit history.

         Eligible post-secondary borrowers of an Alternative Loan often are required to be engaged in a course of study at a qualifying educational institution, which may include two-year colleges, four-year colleges and for-profit schools. Certain Alternative Loan Programs are specifically designed for graduate or professional students, or for students attending elementary or secondary private schools. The institutions generally must be located in the United States or Canada. Often, the borrower (or a co-applicant) must be a citizen or resident of the United States. Some Alternative Loans may be a consolidation of existing Alternative Loans.

         The amount that may be borrowed under an Alternative Loan Program varies based upon the Alternative Loan Program. Typically, borrowers must borrow at least a minimum amount with respect to any academic year, and may not borrow more than a maximum amount per academic year, or a maximum amount under the Alternative Loan Program. However, the amount of the Alternative Loan plus other financial aid received by a student, normally may not exceed the cost of education, as determined by the school.

         A loan origination fee typically is deducted from the Alternative Loan proceeds. All or a portion of this fee is paid to the originator of the Alternative Loan and set aside as a reserve against possible default.

         The interest rate on an Alternative Loan varies based upon the Alternative Loan Program and can either be fixed or variable. Floating rates may be based upon the prime rate or the T-Bill Rate, or some other objective standard. Interest typically accrues at a rate equal to the index plus a margin (sometimes subject to a maximum rate per annum), with the interest rate being adjusted periodically.

         Alternative Loan Programs usually permit a borrower to defer the repayment of principal and, in some cases, interest, while the student is in school (often up to a maximum number of years). In such event, principal repayments (including deferred interest) typically begin within six months after the student has left school. In some cases, repayment of an Alternative Loan may be required to commence within 45 to 90 days following the borrowing. Most Alternative Loan Programs permit prepayment of the Alternative Loan at any time without penalty.

Borrowers typically may schedule repayment over a 10- to 30-year period, subject to a minimum monthly payment obligation.

         Alternative Loan Programs typically provide for an origination fee (usually 4% to 6% of the amount of the loan) to be paid at the time of origination of the loan.

                            DESCRIPTION OF THE NOTES

General

         The Notes of each series will be issued pursuant to the terms of the Indenture, as supplemented by a Supplemental Indenture relating to that series. The following summary describes the material terms of the Notes. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Notes, the Indenture and the applicable Supplemental Indenture, which provisions are incorporated by reference herein.

General Terms of Notes

         Each series of Notes will be created by and issued pursuant to a Supplemental Indenture, which will designate the Notes of that series as Senior Notes, Subordinate Notes or Class C Notes.

         The stated maturities and sinking fund payment dates of all Notes will occur on a June 1 or a December 1, unless otherwise specified with respect to any series of variable rate Notes in the related Supplemental Indenture. All EdLinc swap payments and other payments to be made by EdLinc to Credit Facility Providers will be payable on a regularly scheduled interest payment date.

         Except as may be otherwise provided in a Supplemental Indenture, in any case where the principal of, premium, if any, or interest on the Notes or amounts due to any Other Beneficiary is due on a day other than a business day, then payment thereof may be made on the next succeeding business day with the same force and effect as if made on the date due and no interest will accrue for the intervening period.

         In the event a default occurs in the payment of any interest on any Note, interest will be payable thereon to the extent permitted by law on the overdue installment of interest, at the interest rate borne by the Note in respect of which such interest is overdue.

         The Notes, including the principal thereof, premium, if any, and interest thereon and any Carry-Over Amounts (and accrued interest thereon) with respect thereto, and Other Indenture Obligations are limited obligations of EdLinc, payable solely from the revenues and assets of EdLinc pledged therefor under the Indenture.

Issuance of Notes

         Notes will be issued under the Indenture only for the purposes of (a) providing funds for the purchase or origination of Eligible Loans, (b) refunding at or before their stated maturity any or all Outstanding Notes, and (c) paying Administrative Costs, Note Fees, costs of issuance and capitalized interest on the Notes being issued and making deposits to the Reserve Fund.

         At any time, one or more series of Notes may be issued upon compliance with certain conditions specified in the Indenture (including the requirement that each Rating Agency shall have confirmed that no outstanding ratings on any of the Outstanding Unenhanced Notes will be reduced or withdrawn as a result of such issuance) and any additional conditions specified in a Supplemental Indenture.

         It is expected that each class of the Notes of a series will initially be represented by one or more Notes registered in the name of the nominee of DTC (together with any successor depository selected by EdLinc, the "Securities Depository"). Notes generally will be available for purchase in denominations of [$50,000] and integral multiples of $1,000 in excess thereof (for variable rate Notes) or $5,000 and integral multiples thereof (for fixed rate Notes), as the case may be, in book-entry form. EdLinc has been informed by DTC that DTC's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Notes. Unless and until Definitive Notes are issued under the limited circumstances described herein or in the accompanying Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing his Note. All references herein to actions by Noteholders refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "--Definitive Notes" below.

Comparative Security of Noteholders and Other Beneficiaries

         The Senior Notes are equally and ratably secured under the Indenture with any Other Senior Obligations. The Senior Obligations have payment and certain other priorities over the Subordinate Notes, the Other Subordinate Obligations and the Class C Notes. The Subordinate Notes are equally and ratably secured under the Indenture with any Other Subordinate Obligations. The Subordinate Obligations have payment and certain other priorities over the Class C Notes. See "Source of Payment and Security for the Notes--Priorities." The Senior Notes and the Subordinate Notes are each payable from the Note Fund and are secured by the Reserve Fund. The Class C Notes are payable solely from the Surplus Fund.

         EdLinc may at any time issue a series of Notes, either as Senior Notes, Subordinate Notes or Class C Notes or any combination thereof. In connection with any such Senior Notes or Subordinate Notes, EdLinc may enter into a Swap Agreement or Credit Enhancement Facility as it deems in its best interest, and the Swap Counterparty or the Credit Enhancement Provider may become a Senior Beneficiary or a Subordinate Beneficiary, as herein described. See "Source of Payment and Security for the Notes--Additional Indenture Obligations."

Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement

         No call for redemption (other than mandatory sinking fund redemption of Senior Notes), prepayment of principal or purchase (other than on a Purchase Date or Mandatory Tender Date) of Notes by the Trustee will be effective under the Indenture unless, prior to the Trustee giving notice of call for redemption, determining that such prepayment will be made or soliciting such purchase, EdLinc furnishes the Trustee a certificate to the effect that:

                  1. if Senior Notes are to be called for redemption, prepaid or purchased, either (A) after giving effect thereto, the Senior Asset Requirement will be met, or (B) (i) prior thereto, the Senior Asset Requirement is not being met, (ii) no Subordinate Notes or Class C Notes will be called for redemption, prepaid or purchased, and (iii) after giving effect thereto, the Senior Percentage will be greater than it would have been without such call for redemption, prepayment or purchase;

                  2. if Subordinate Notes are to be called for redemption, prepaid or purchased, after giving effect thereto, the Senior Asset Requirement will be met; and

                  3. if Class C Notes are to be called for redemption, prepaid or purchased, after giving effect thereto, the Senior Asset Requirement will be met and there shall be no deficiency then existing in the Note Fund or the Reserve Fund.

         In general, compliance with the foregoing conditions is determined as of the date of selection of Notes to be called for redemption or as of the date on which moneys are transferred to the Retirement Account to make any prepayment and any failure to satisfy such conditions as of the redemption date or prepayment date, as applicable, will not affect such determination; provided that, if Notes have been defeased and are to be called for redemption, compliance with such conditions will be determined on the date of defeasance instead of as of the date of selection. See "--Discharge of Notes and Indenture" below.

         Any election to call Notes for redemption or to prepay Notes may also be conditioned upon such additional requirements as may be set forth in the Supplemental Indenture authorizing the issuance of such Notes.

Interest

         Interest will accrue on the principal balance of each class of Notes of a series at a specified rate per annum. Interest is expected to accrue initially from and including the closing date on which the related series was issued, or some other specified date, through and including the date set forth in the related Prospectus Supplement. Thereafter, except as otherwise set forth in the related Prospectus Supplement, interest will accrue for periods (each, an "Interest Period") consisting of (1) with respect to LIBOR Rate Notes, generally a one-month or three-month period beginning and ending on the dates set forth in the related Prospectus Supplement, (2) with respect to Auction Rate Notes, as set forth in the related Prospectus Supplement, (3) with respect to fixed rate Notes, the six-month periods ending on May 31 and November 30, or (4) with respect to Notes accruing interest based on some other method, the period set forth in the related Prospectus Supplement. Interest on each class of Notes of each series will be payable on the interest payment dates described in the applicable Prospectus Supplement.

         If on any Interest Rate Determination Date, an Auction for a class of Auction Rate Notes of a series is not held for any reason, then the interest rate for such class of Notes will be the Net Loan Rate or such other rate as may be described in a Prospectus Supplement. The interest rate on each class of Notes bearing interest based upon a method other than LIBOR or an Auction Rate will be described in the related Prospectus Supplement.

         With respect to Auction Rate Notes, EdLinc may, from time to time, change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or any class interest rate (an "Auction Period Adjustment"). An Auction Period Adjustment will not cause an Auction Period to be less than 7 days nor more than one year and will not be allowed unless certain conditions specified in the Auction Procedures described in the related Prospectus Supplement are satisfied. If an Auction Period Adjustment is made, the intervals between interest payment dates will be adjusted accordingly.

         Payment of Interest. Payments of interest will be made on each interest payment date, as specified in the accompanying Prospectus Supplement. Interest payments on the Notes will be made from amounts available therefor in the Interest Account (including amounts transferred thereto from other Funds and Accounts under the Indenture).

         Carry-Over Amounts. If set forth in a Prospectus Supplement, with respect to any class of Notes of a series for any Interest Period the LIBOR Rate plus the applicable margin or the Auction Rate, as the case may be, exceeds the Net Loan Rate, the applicable interest rate for such class for such Interest Period will be the Net Loan Rate, and the excess of the amount of interest on such class that would have accrued at a rate equal to the LIBOR Rate plus any applicable margin or the Auction Rate, as appropriate, over the amount of interest on such class actually accrued at the Net Loan Rate will accrue as the Carry-Over Amount with respect to such class of Notes. Such determination of the Carry-Over Amount will be made separately for each class of each series of Notes. The Carry-Over Amount on any class of Notes will bear interest at a rate equal to the rate set forth in the related Prospectus Supplement, from the interest payment date for the Interest Period for which the Carry-Over Amount was calculated until paid.

         Carry-Over Amounts will be paid as described under "Description of the Indenture--Funds and Accounts--Interest Account."

Principal

         All payments of principal of Notes of a series will be made in amounts determined as set forth in the related Prospectus Supplement and will be paid at the times and will be allocated among the classes of Notes of such series in the order and amounts, all as specified in the related Prospectus Supplement.

Determination of LIBOR

         Pursuant to the Indenture, for each Interest Period after the initial Interest Period, the Trustee will determine the applicable LIBOR rate for purposes of calculating the interest rate on the LIBOR Rate Notes for each given Interest Period on a specified date preceding the commencement of each Interest Period (each, an "Interest Rate Determination Date").

         "LIBOR" means the rate of interest per annum equal to the London interbank offered rate for deposits in U.S. dollars having the applicable maturity (i.e., one month or three months) commencing on the related Interest Rate Determination Date (the "Index Maturity") which appears on Telerate Page 5 as of 11:00 a.m., London time, on such Interest Rate Determination Date. If such rate does not appear on Telerate Page 5, the rate for that day will be determined by reference to the Reuters Screen LIBOR Page. If such rate does not appear on Telerate Page 5 or the Reuters Screen LIBOR Page, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such Interest Rate Determination Date to prime banks in the London interbank market by the Reference Banks. The Trustee or a specified agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the quotations. If fewer than two quotations are provided, LIBOR for that day will be the arithmetic mean (rounded upwards, if necessary, to the nearest .01%) of the rates quoted by three major banks in New York City, selected by the Trustee or a specified agent, as applicable, at approximately 11:00 a.m., New York City time, on such Interest Rate Determination Date for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

Auction Procedures

         A series of Notes may contain one or more classes of Auction Rate Notes. The following discussion summarizes certain procedures that will be used in determining the interest rates on the Auction Rate Notes. If any Auction Rate Notes are included in a series, the Prospectus Supplement will contain a more detailed description of these procedures in an Appendix. Prospective investors in the Auction Rate Notes should read carefully the following summary, along with the more detailed description in the Prospectus Supplement.

         The interest rate on each class of Auction Rate Notes will be determined periodically (generally, for periods ranging from 7 days to one year) by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker/dealer as to the principal amount of Auction Rate Notes such investors wish to buy, hold or sell at various interest rates. The broker/dealers submit their clients' orders to the auction agent, who processes all orders submitted by all eligible broker/dealers and determines the interest rate for the upcoming interest period. The broker/dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of Auction Rate Notes.

         In the auction procedures, the following types of orders may be submitted:

                  (1) Bid/Hold Orders - the minimum interest rate that a current investor is willing to accept in order to continue to HOLD some or all of its Auction Rate Notes for the upcoming interest period;

                  (2) Sell Orders - an order by a current investor to SELL a specified principal amount of Auction Rate Notes, regardless of the upcoming interest rate; and

                  (3) Potential Bid Orders - the minimum interest rate that a potential investor (or a current investor wishing to purchase additional Auction Rate Notes) is willing to accept in order to BUY a specified principal amount of Auction Rate Notes.

         If an existing investor does not submit orders with respect to all its Auction Rate Notes of the applicable class, the investor will be deemed to have submitted a Hold Order at the new interest rate for that portion of the Auction Rate Notes for which no order was received.

         In connection with each auction, Auction Rate Notes will be purchased and sold between investors and potential investors at a price equal to their then outstanding principal balance (i.e., par) plus any accrued interest. The following example helps illustrate how the above-described procedures are used in determining the interest rate on the Auction Rate Notes.

                  (a)     Assumptions:

                  1.      Denominations (Units) = $100,000
                  2.      Interest Period = 28 Days
                  3.      Principal Amount Outstanding = $50 Million (500 Units)

                  (b)     Summary of All Orders Received For The Auction

           BID/HOLD ORDERS           SELL ORDERS          POTENTIAL BID ORDERS
          10 Units at 2.90%          50 Units Sell          20 Units at 2.95%
          30 Units at 3.02%          50 Units Sell          30 Units at 3.00%
          60 Units at 3.05%         100 Units Sell          50 Units at 3.05%
         100 Units at 3.10%                                 50 Units at 3.10%
         100 Units at 3.12%                                 50 Units at 3.11%
                                                            50 Units at 3.14%
                                                            100 Units at 3.15%

         Total units under existing Bid/Hold Orders and Sell Orders must always equal issue size (in this case 500 Units).

                  (c)      Auction Agent Organizes Orders In Ascending Order


                        Cumulative                             Cumulative
     Order     Number      Total            Order     Number      Total
     Number   of Units    (Units)     %     Number   of Units    (Units)     %
       1        10(W)       10      2.90%      7       100(W)      300     3.10%
       2        20(W)       30      2.95%      8        50(W)      350     3.10%
       3        30(W)       60      3.00%      9        50(W)      400     3.11%
       4        30(W)       90      3.02%     10       100(W)      500     3.12%
       5        60(W)       150     3.05%     11        50(L)              3.14%
       6        50(W)       200     3.05%     12       100(L)              3.15%

------------------------
(W) Winning Order    (L) Losing Order

         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next Interest Period. Multiple orders at the winning rate are allocated units on a pro rata basis. Notwithstanding the foregoing, in no event will the interest rate exceed the lesser of the Net Loan Rate or the maximum auction rate specified in the related Prospectus Supplement (the "Maximum Auction Rate").

         The above example assumes that a successful auction has occurred (i.e., all Sell Orders and all Bid/Hold Orders below the new interest rate were fulfilled). In certain circumstances, there may be insufficient Potential Bid Orders to purchase all the Auction Rate Notes offered for sale. In such circumstances, the interest rate for the upcoming Interest Period will equal the lesser of the Net Loan Rate and the Maximum Auction Rate. Also, if all the Auction Rate Notes are subject to Hold Orders (i.e., each holder of Auction Rate Notes wishes to continue holding its Auction Rate Notes, regardless of the interest rate) the interest rate for the upcoming Interest

Period will equal the lesser of the Net Loan Rate and the rate at which all investors are willing to hold the Notes.

Book-Entry Registration

         The description which follows of the procedures and record keeping with respect to beneficial ownership interests in a series of Notes, payment of principal of and interest on the Notes to DTC Participants, Cedel Participants and Euroclear Participants or to purchasers of the Notes, confirmation and transfer of beneficial ownership interests in the Notes, and other securities-related transactions by and between DTC, Cedel, Euroclear, DTC Participants, Cedel Participants, Euroclear Participants and Beneficial Owners, is based solely on information furnished by DTC, Cedel and Euroclear and has not been independently verified by EdLinc or the Underwriters.

         If specified in the accompanying Prospectus Supplement, Noteholders may hold their certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         DTC will hold the global Notes. Cedel and Euroclear will hold omnibus positions on behalf of the Cedel Participants and the Euroclear Participants, respectively, through customers securities accounts in Cedel's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its Participants ("DTC Participants") and facilitates the clearance and settlement among DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in DTC Participants' accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its DTC Participants are on file with the Commission.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

         Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. Day traders that use Cedel or Euroclear and that purchase the globally offered Notes from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades may fail on the sale side unless affirmative actions are taken. Participants should consult with their clearing system to confirm that adequate steps have been taken to assure settlement.

         Purchases of Notes under the DTC system must be made by or through DTC Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual owner of a Note (a "Beneficial Owner") is in turn to be recorded on the DTC Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of DTC Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in Notes, except when use of the book-entry system for the Notes is discontinued.

         To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Notes with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the DTC Participants to whose accounts such Notes are credited, which may or may not be the

Beneficial Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect Participants, and by DTC Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote with respect to the Notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede's consenting or voting rights to those DTC Participants to whose accounts the Notes are credited on the record date (identified in a listing attached thereto).

         Principal and interest payments on the Notes will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the applicable interest or principal payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such interest or principal payment date. Payments by DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such DTC Participant and not of DTC, the Trustee or EdLinc, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC, and disbursement of such payments to Beneficial Owners will be the responsibility of DTC Participants and Indirect Participants.

         DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to EdLinc or the Trustee. Under such circumstances, if a successor securities depository is not obtained, Definitive Notes are required to be printed and delivered. EdLinc may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Definitive Notes will be delivered to Noteholders. See " --Definitive Notes" below.

         Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 32 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of Notes. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, Societe Cooperative, a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of Notes. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fundable basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

         The Euroclear Operator has advised as follows: Under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Euroclear Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro-rata share of the amount of interests in securities actually on deposit. Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it (such as dividends, voting rights and other entitlements) to any person credited with such interests in securities on its records.

         Distributions with respect to Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

         Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes

         If set forth in the accompanying Prospectus Supplement, Notes of any series will be issued in fully registered, certificated form (the "Definitive Notes") to Beneficial Owners or their nominees rather than to DTC or its nominee, if (1) the Notes of such series are not eligible for the services of DTC, (2) DTC determines to discontinue providing its services with respect to the Notes of such series or (3) EdLinc determines that a system of book-entry transfers for the Notes of such series, or the continuation thereof, through DTC is not in the best interest of the Beneficial Owners or EdLinc. In that event, EdLinc may either identify another qualified securities depository or direct or cause Note certificates for such series to be delivered to Beneficial Owners thereof or their nominees and, if certificates are delivered to the Beneficial Owners, the Beneficial Owners or their nominees, upon authentication of the Notes of such series in authorized denominations and registration thereof in the Beneficial Owners' or nominees' names, will become the holders of such Notes for all purposes. In that connection, the Trustee is to mail an appropriate notice to the securities depository for notification to DTC Participants and Beneficial Owners of the substitute securities depository or the issuance of Note certificates to Beneficial Owners or their nominees, as applicable.

         Distribution of principal of and interest on the Notes will be made by the Trustee directly to Noteholders of Definitive Notes in accordance with the procedures set forth herein and in the Indenture.

         Definitive Notes will be transferable and exchangeable at the offices of the registrar for the Notes, which will initially be the Trustee. No service charges will be imposed for any registration of transfer or exchange, but the registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Denomination and Payment

         The Notes of each series will be issued in the denominations specified in the related Prospectus Supplement.

         The principal of and premium, if any, on the Notes, together with interest payable on the Notes at the maturity thereof if the date of such maturity is not a regularly scheduled interest payment date, will be payable in lawful money of the United States of America upon, except as otherwise provided in the Indenture with respect to a Securities Depository, presentation and surrender of such Notes at the principal office of the Trustee, as paying agent with respect to the Notes, or a duly appointed successor paying agent. Interest on each series of Notes will be payable on each regularly scheduled interest payment date with respect to such series, except as otherwise provided in the Indenture with respect to a Securities Depository, by check or draft drawn upon the paying agent and mailed to the person who is the registered holder thereof as of the regular record date for such interest payment date, or, if provided in the related Prospectus Supplement, by electronic transfer in immediately available funds to an account designated by such holder. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") will cease to be payable to the person who is the registered holder thereof at the close of business on the regular record date and will be payable to the person who is the registered holder thereof at the close of business on a special record date established by the Trustee for the payment of any such Defaulted Interest. Such special record date will be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest. All payments of principal of and interest on the Notes will be made in lawful money of the United States of America.

                  SOURCE OF PAYMENT AND SECURITY FOR THE NOTES

General

         The Notes will be limited obligations of EdLinc payable solely from the Trust Estate created under the Indenture, consisting of certain revenues and Funds and Accounts pledged under the Indenture. The pledged revenues include:
(1) payments of interest and principal made by obligors of Financed Student Loans, (2) Guarantee Payments made by the Guarantee Agencies to or for the account of the Trustee as the holder of defaulted Financed FFELP Loans, (3) interest subsidy payments and Special Allowance Payments made by the Department of Education to or for the account of the Trustee as the holder of Financed FFELP Loans (excluding any Special Allowance Payments and interest subsidy payments accrued prior to the date of Financing the related FFELP Loan), (4) income from investment of moneys in the pledged Funds and Accounts, (5) payments from a Swap Counterparty under a Swap Agreement, (6) proceeds of any sale or assignment by EdLinc of any Financed Student Loans, and (7) available Note proceeds. In addition, the pledged revenues with respect to one or more series of Notes may include payments made by a Credit Facility Provider pursuant to a Credit Enhancement Facility.

         The principal of, premium, if any, and interest on the Notes will be secured by a pledge of and a security interest in all rights, title, interest and privileges of EdLinc (1) with respect to Financed Student Loans, in, to and under any Servicing Agreement, the Student Loan Purchase Agreements, the Guarantee Agreements and the Federal Reimbursement Contracts; (2) in, to and under all Financed Student Loans (including the evidences of indebtedness thereof and related documentation), any Swap Agreement and (subject to the limitations therein or in the Indenture limiting the benefits thereunder to the Notes of one or more series) any Credit Enhancement Facility; and (3) in and to the proceeds from the sale of the Notes (until expended for the purpose for which issued) and the pledged revenues, moneys, evidences of indebtedness and securities in the pledged Funds and Accounts. The security interest in revenues, moneys, evidences of indebtedness and, unless registered in the name of the Trustee, securities payable into the various Funds and Accounts does not constitute a perfected security interest until received by the Trustee. Certain pledged revenues are subject to withdrawal from the pledged Funds and Accounts, to prior applications to pay costs of issuance, Administrative Expenses and Note Fees, and to certain other applications as described under "Summary of the Indenture--Funds and Accounts."

Additional Indenture Obligations

         The Indenture provides that, upon the satisfaction of certain conditions, EdLinc may issue one or more series of Notes thereunder. Notes may be issued as Senior Notes on a parity basis with any previously issued Senior Notes; as Subordinate Notes on a parity basis with any previously issued Subordinate Notes; or as Class C Notes on a subordinate basis to the Senior Notes and the Subordinate Notes. In addition, EdLinc may enter into Swap Agreements and may obtain Credit Enhancement Facilities from one or more Credit Facility Providers. EdLinc's obligations under the Swap Agreements, and its obligations to pay the premiums or fees of Credit Facility Providers and, if applicable, to reimburse payments made under Credit Enhancement Facilities, may be parity obligations with the Senior Notes (such Other Senior Obligations, together with the Senior Notes, being referred to herein as "Senior Obligations") or parity obligations with the Subordinate Notes (such Other Subordinate Obligations, together with the Subordinate Notes, being referred to herein as "Subordinate Obligations"). The Senior Obligations, the Subordinate Obligations and any Class C Notes are referred to herein as "Indenture Obligations." See "Description of the Notes--Issuance of Notes" and "Description of the Indenture--Covenants--Credit Enhancement Facilities and Swap Agreements."

         Under the Indenture, EdLinc may not execute a Swap Agreement unless the Swap Counterparty's obligations are rated by each Rating Agency not lower than in its third highest specific rating category. No Swap Agreement shall be a Senior Obligation unless, as of the date EdLinc enters into such Swap Agreement, the Senior Asset Requirement will be met and the Trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the Swap Agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding Notes.

         No limitations are imposed by the Indenture on the ability of EdLinc to obtain Credit Enhancement Facilities or to enter into agreements with respect thereto, or as to the identity or creditworthiness of any Credit Facility Provider. Any Credit Enhancement Facility may be obtained for the sole benefit of the series of Notes designated therein, in which event payments under such Credit Enhancement Facility would not be available for the payment of principal of, premium, if any, or interest on any other series of Notes. However, any payments required to be made to any Credit Facility Provider would be parity obligations with the other Senior Obligations or Subordinate Obligations, as the case may be, payable from any revenues available to pay such Indenture Obligations.

         The Indenture also permits EdLinc to issue Class C Notes from time to time upon satisfaction of the conditions specified therein. See "Description of the Notes--Issuance of Notes."

Priorities

         The Senior Notes (and any other Senior Obligations) are entitled to payment and certain other priorities over the Subordinate Notes (and any other Subordinate Obligations). Current payments of interest and principal due on the Subordinate Notes on an interest payment date or principal payment date will be made (on a parity basis with any other Subordinate Obligations) only to the extent there are sufficient moneys available for such payment, after making all such payments due on such date with respect to Senior Obligations. So long as any Senior Obligations remain Outstanding under the Indenture, the failure to make interest or principal payments with respect to Subordinate Notes will not constitute an Event of Default under the Indenture. In the event of an acceleration of the Notes, the principal of and accrued interest on the Subordinate Notes will be paid (on a parity basis with any other Subordinate Obligations) only to the extent there are moneys available under the Indenture after payment of the principal of, and accrued interest on, all Senior Notes and the satisfaction of all other Senior Obligations. In addition, holders of Senior Notes and Beneficiaries of other Senior Obligations are entitled to direct certain actions to be taken by the Trustee prior to and upon the occurrence of an Event of Default, including election of remedies. See "Description of the Indenture--Remedies."

         Senior Obligations and Subordinate Obligations are entitled to payment and certain other priorities over any Class C Notes. Principal of and interest on the Class C Notes are not payable from moneys in the Note Fund or the Reserve Fund, but are payable solely from amounts available therefor in the Surplus Fund. See "Description of the Indenture--Funds and Accounts--Surplus Fund."

                   DESCRIPTION OF THE SLFC SERVICING AGREEMENT

General

         EdLinc and the Trustee have entered into a Servicing and Administration Agreement, dated as of ________ 1, 1999 (the "SLFC Servicing Agreement"), with SLFC, as servicer and administrator. The following is a summary of the material terms of the SLFC Servicing Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the SLFC Servicing Agreement. The SLFC Servicing Agreement is in substantially the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         Pursuant to the SLFC Servicing Agreement, SLFC agrees to provide services to EdLinc and the Trustee in connection with the acquisition of Student Loans to be Financed, and to service the Financed Student Loans, all in accordance with the SLFC Servicing Agreement. SLFC may perform all or part of its acquisition and servicing activities through a subcontractor. See "--Sub-Servicers" below. SLFC is required to perform or cause its subcontractor to perform all services under the SLFC Servicing Agreement in compliance with the Higher Education Act, each Alternative Loan Program, applicable requirements of each Guarantee Agency and all other applicable federal, state and local laws and regulations. SLFC also agrees to perform various duties of EdLinc under the Indenture.

Acquisition Process

         SLFC agrees to provide to the Trustee all certificates and directions required to be delivered by EdLinc to the Trustee under the Indenture in connection with the Financing of Eligible Loans and Student Loans thereunder. SLFC also agrees to work with the Transferor and Lenders to obtain from them loan documentation and information relating to each Student Loan to be Financed and to establish and maintain all records delivered to SLFC with respect to each Financed Student Loan, and complete records of SLFC's servicing of the Financed Student Loan from the date SLFC's servicing commences. However, SLFC will not conduct a complete file and note examination of each Student Loan to be Financed.

Origination Process

         Unless and until otherwise directed in writing by EdLinc, SLFC agrees to provide to the Trustee all certificates and directions required to be delivered by EdLinc to the Trustee under the Indenture in connection with the Financing through origination of Eligible Loans and Student Loans thereunder. SLFC also agrees to provide disbursement and origination services in connection with the origination and disbursement of Eligible Loans under the Indenture.

Servicing

         SLFC agrees to perform all servicing obligations relating to the Financed Student Loans required of EdLinc or the Trustee, or which EdLinc or the Trustee is required to cause the Servicer to perform. The SLFC Servicing Agreement specifies various activities and obligations to be performed by SLFC in servicing the Financed Student Loans. These activities and obligations include, without limitation, file maintenance; maintaining Guarantee coverage on Financed FFELP Loans; handling borrower requests for forbearance and deferments; exercising due diligence (within the meaning of the Higher Education Act, the Guarantee Program regulations and applicable Alternative Loan Programs) in the servicing, administration and collection of all Financed Student Loans; collecting payments of principal and interest, Special Allowance Payments, and Guarantee Payments with respect to Financed Student Loans and causing all such interest subsidy payments and Special Allowance Payments to be forwarded by the Secretary of Education directly to the Trustee for immediate deposit into the appropriate fund or account under the Indenture and depositing all other such payments immediately upon receipt into a lock-box account (which will be part of the Revenue Fund) to be established by the Trustee in the name of and for the account of the Trustee; representing the interests of EdLinc and the Trustee in handling discrepancies or disputes, if any, with the Secretary of Education; preparing and maintaining all appropriate accounting records with respect to all transactions related to each Financed Student Loan; for defaulted Financed FFELP Loans, taking steps necessary to file and prove a claim for loss with the Secretary of Education or the Guarantee Agency, as the case may be and as required, and assuming responsibility for all necessary communications and contacts with the Secretary of Education or the Guarantee Agency, as the case may be and as required, to recover on such defaulted Financed FFELP Loans within the time required by the Higher Education Act and the requirements of the Guarantee Agency; if a claim is denied by the Secretary of Education or the Guarantee Agency, as the case may be, under circumstances resulting in a Lender being required by a Student Loan Purchase Agreement to repurchase a Financed FFELP Loan, taking such action as shall be necessary to allow EdLinc or the Trustee to cause such Lender to repurchase such Financed FFELP Loan; preparing and filing various reports with the Secretary of Education, the Guarantee Agency, EdLinc and the Trustee; identifying on the servicing system the Notes as the source of financing for each such Financed Student Loan; and maintaining duplicates or copies of certain file documents.

Right of Inspection and Audits

         The SLFC Servicing Agreement provides that, subject to any restrictions of applicable law, EdLinc, the Trustee, the Guarantee Agency, the Secretary of Education and/or any governmental agency having jurisdiction over EdLinc or the Trustee (and, in each case, such entities' representatives), will have the right, at any time and from time to time, during normal business hours, and upon reasonable notice to SLFC, to examine and audit any and all of the SLFC's records or accounts pertaining to any Financed Student Loan. EdLinc and the Trustee also may require SLFC to furnish such documents as they from time to time deem necessary to determine that SLFC has complied with the provisions of the SLFC Servicing Agreement, the Student Loan Purchase Agreements and the Indenture.

         SLFC also agrees to have prepared and submitted to the Secretary of Education and the Guarantee Agencies any third-party servicer compliance audits and audited financial statements required under the Higher Education Act and the Guarantee Program regulations relating to SLFC and its servicing of Financed FFELP Loans, and any lender compliance audits required under the Higher Education Act, the Guarantee Program regulations and applicable Alternative Loan Programs relating to the Trustee (as the holder of the Financed Student Loans) and the Financed Student Loans. SLFC agrees to provide to EdLinc and the Trustee these and various other specified reports and audits.

Administration and Management

         SLFC agrees to perform various administrative activities and obligations on behalf of EdLinc under the SLFC Servicing Agreement. These include providing all necessary personnel, facilities, equipment, forms and supplies for operating EdLinc's student loan acquisition program in accordance with the Indenture; disseminating information on EdLinc's program to Lenders and to student financial aid officers and to other persons as necessary; controlling and accounting for the receipt and expenditure of EdLinc's funds in accordance with the resolutions of EdLinc's board of directors and the Indenture and maintaining accurate and complete records on all aspects of the program; reviewing all statements and reports to EdLinc required of the Trustee, the Servicer and the Lender in accordance with the provisions of the Indenture, the SLFC Servicing Agreement and the Student Loan Purchase Agreements; preparing and submitting to the Trustee the Monthly Servicing Reports required to be delivered to the Noteholders pursuant to the Indenture; and determining and notifying the Trustee and auction agent of the Net Loan Rate. SLFC also agrees to prepare for filing, and provide such other assistance as is required by EdLinc to file, any other reports required to be filed by EdLinc under the Indenture or under any applicable law, including without limitation, the Higher Education Act and any federal and state securities laws.

Servicing Fees

         The SLFC Servicing Agreement provides that SLFC will be paid for the performance of its functions under the SLFC Servicing Agreement (from funds available for such purpose under the Indenture) a monthly fee in an amount each month equal to _______% of the outstanding principal balance of all Financed Student Loans as of the last day of the immediately preceding month. Such fee is required to be paid to SLFC on a monthly basis within fifteen (15) days of receipt by the Trustee of a written monthly billing statement from SLFC. If SLFC believes that it is necessary to increase the monthly fee payable under the SLFC Servicing Agreement, it will provide a written request to EdLinc and the Trustee of its need for an increase in such fee, together with all information required under the Indenture for the Trustee to approve an increase in the fees payable thereunder. SLFC acknowledges in the SLFC Servicing Agreement that such fee will not be increased unless the conditions for increasing such fees under the Indenture have been satisfied.

         SLFC also acknowledges in the SLFC Servicing Agreement that EdLinc and the Trustee contemplate paying all servicing fees payable under the SLFC Servicing Agreement solely from funds available for such purpose in the Administration Fund created under the Indenture, which funds are primarily dependent upon collection by SLFC and receipt by the Trustee of payments with respect to the Financed Student Loans. SLFC agrees to continue to be bound by the terms and provisions of the SLFC Servicing Agreement relating to Financed Student Loans in all respects, and to perform for a period of 120 days its obligations thereunder, regardless of the receipt or non-receipt on a timely basis by it of any payments in respect of servicing fees.

Sub-Servicers

         Under the SLFC Servicing Agreement, SLFC may enter into sub-servicing agreements with one or more sub-servicers providing for the sub-servicers to perform some or all of the obligations of SLFC with respect to servicing the Financed Student Loans. Pursuant to a sub-servicing agreement, each sub-servicer will agree to service, and perform all other related tasks with respect to, the Financed Student Loans in compliance with applicable standards and procedures. SLFC will be responsible for the performance of its obligations under the SLFC Servicing Agreement, whether such obligations are performed by SLFC or by a sub-servicer, and SLFC will be responsible for any fees and payments required by the sub-servicer. The Prospectus Supplement for each series of Notes will identify each sub-servicer sub-servicing 10% or more by principal balance of the Financed Student Loans.

Term and Termination

         The term of the SLFC Servicing Agreement continues for so long as any of the Notes remain Outstanding, unless the SLFC Servicing Agreement is terminated in accordance with its terms. The SLFC Servicing Agreement may be terminated upon the occurrence of certain events, including the insolvency of SLFC and the failure by SLFC to perform its obligations thereunder.

         SLFC agrees to promptly notify the Trustee and EdLinc of any occurrence or condition which constitutes (or which with the passage of time or the giving of notice or both would constitute) an event permitting the termination of the SLFC Servicing Agreement. SLFC also agrees to continue performing its obligations under the Servicing Agreement until a successor Servicer has been appointed.

Year 2000 Information Systems Procedures

         SLFC utilizes a variety of computer programs and information systems in its daily operations, including its accounting system, its imaging system, and its student loan servicing system. Computer programs and information systems are also utilized by the Trustee, each Guarantee Agency, the Department of Education and other third parties upon which SLFC depends for its programmatic and financial operations and/or with which it conducts business. Most existing computer programs and information systems utilized by SLFC and such other third


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

parties accept only two digits in date code fields to identify a year in the date fields used for, among other things, calculation and report generation features.

         SLFC has completed its assessment of the computer related activities that are involved in its programmatic and financial operations, including its accounting, loan purchase, loan origination and loan servicing programs and the items required for administration of its programs. The computer programs and information systems, which SLFC utilizes in performing its administrative activities, are generally widely used, commercially available hardware and software or specific programs supplied by vendors. The vendors of these systems have informed SLFC that their systems are either year 2000 compliant or have informed SLFC of the necessary upgrades in releases of their software that are necessary to achieve year 2000 compliance. SLFC has completed upgrades for all releases of those software packages where upgrade is necessary to obtain year 2000 compliance. Failure of the providers of these software packages to be year 2000 compliant would not materially affect SLFC's ability to effectively perform its administrative functions.

         SLFC has surveyed its own student loan servicing software to determine if its systems will be year 2000 compliant before January 1, 2000. SLFC's software has been upgraded to be year 2000 compliant, and has been tested. Based on the testing, minor revisions have been completed. Follow-up is now being completed. Also, such software is now being tested for interface, data exchanges and end-to-end year 2000 compliance. Such testing is expected to be completed by the end of the third quarter of 1999.

         SLFC has been monitoring the year 2000 efforts of its major providers of guarantees in connection with its student loan financings (in particular, Education Assistance Corporation, the Pennsylvania Higher Education Assistance Agency and the Department of Education). Failure of any of these entities to achieve year 2000 compliance could severely impact their ability to provide timely payments to SLFC. Education Assistance Corporation and the Pennsylvania Higher Education Assistance Agency have advised SLFC that they have completed their inventory of current hardware and software products and major software systems, and are in the process of replacing and upgrading hardware and software products which are not presently year 2000 compliant. According to announcements by the Department of Education, it completed its systems conversion effort with the last system being implemented on March 8, 1999, ahead of the Office of Management and Budget March 31, 1999 deadline. One hundred percent of the Department's 175 systems are either retired (28) or are year 2000 compliant and fully implemented (147).

         SLFC is in the process of surveying its other business partners (such as investment bankers, the Trustee, Guarantee Agencies and lenders with which it does business) to determine their level of year 2000 compliance. The results of these surveys are expected to be known by
 September 30, 1999.

         SLFC has not independently verified the assurances provided from the entities with which it conducts business or the vendors that provide software and can itself give no assurances


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

that such entities have accurately assessed their level of compliance and will not subsequently discover areas of non-compliance that will have a material adverse impact on SLFC's operations. SLFC is presently completing development of its testing and contingency plans for those systems where year 2000 compliance is essential. These testing and contingency plan developments are expected to be completed by September 30, 1999. It is SLFC's intent to complete all year 2000 testing by the end of the third quarter of 1999. SLFC expects to incur no material costs in connection with its year 2000 efforts.

                          DESCRIPTION OF THE INDENTURE
General

         EdLinc and the Trustee have entered into an Indenture of Trust, dated as of ___________ 1, 1999 (the "Indenture"), under which each series of Notes will be issued. The following is a summary of the material terms of the Indenture. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture. The Indenture is in substantially the form filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Indenture establishes the general provisions of Notes issued by EdLinc thereunder and sets forth various covenants and agreements of EdLinc relating thereto, default and remedy provisions, responsibilities and duties of the Trustee and establishes the various Funds into which EdLinc's revenues related to the Notes are deposited and transferred for various purposes.

Funds and Accounts

Acquisition Fund

         The Indenture establishes an Acquisition Fund. With respect to each series of Notes, the Trustee will, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the Acquisition Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The Trustee will also deposit in the Acquisition Fund: (1) any funds to be transferred thereto from the Surplus Fund, and (2) any other amounts specified in a Supplemental Indenture.

         Balances in the Acquisition Fund will be used only for (a) the purchase or origination of Eligible Loans, (b) the redemption of Notes which are called for redemption or the purchase of Notes as provided in a Supplemental Indenture,
(c) the payment of debt service on the Senior Notes and Other Senior Obligations, or (d) the payment of the purchase price of any Senior Notes required to be purchased on a Purchase Date or a Mandatory Tender Date. The Trustee will make, or authorize any deposit agent to make, payments to the Transferor, Lenders or SLFC from the Acquisition Fund for the purchase of Eligible Loans, such payments to be made at a purchase price not in excess of 100% of the remaining unpaid principal amount of such Eligible Loan, plus accrued noncapitalized borrower interest thereon, if any, to the date of purchase, reasonable transfer, origination or assignment fees, if applicable, and a premium not to exceed certain


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

limitations set forth in the applicable Supplemental Indenture. The Trustee will also make, or authorize the deposit agent to make, payments from the Acquisition Fund for the origination of Eligible Loans.

         Balances in the Acquisition Fund (other than any portion of such balances consisting of Student Loans) will be (1) transferred to the Note Fund on the last business day preceding any interest payment date, principal payment date or redemption date to the extent required to pay the debt service due on the Senior Notes and any Other Senior Obligations, as described under "--Note Fund" below, and (2) after such transfer, if any, to be made pursuant to the preceding clause (1) has been taken into account, transferred to the Principal Account on any Purchase Date or Mandatory Tender Date with respect to Senior Notes, to the extent described under "--Note Fund" below. If any amounts have been transferred to the Note Fund pursuant to this paragraph, the Trustee will, to the extent necessary to cure the deficiency in the Acquisition Fund as a result of such transfer, transfer to the Acquisition Fund amounts from the Revenue Fund as described below under "--Revenue Fund."

         Pending application of moneys in the Acquisition Fund for one or more authorized purposes, such moneys will be invested in investment securities, as described under "--Investments" below, and any income from said investments will be deposited in the Revenue Fund.

Revenue Fund

         The Indenture establishes a Revenue Fund, which is comprised of two
Accounts: the Repayment Account and the Income Account. The Trustee and any deposit agent will credit to the Revenue Fund: (1) all amounts received as interest and principal payments with respect to Financed Student Loans, including all Guarantee payments, federal interest subsidy payments and Special Allowance Payments with respect to Financed FFELP Loans, (2) unless otherwise provided in a Supplemental Indenture, proceeds of the resale to a Lender or SLFC of any Financed Student Loans pursuant to such Lender's or SLFC's repurchase obligation under the applicable Student Loan Purchase Agreement, (3) all amounts received as income from investment securities in the Acquisition Fund, the Reserve Fund, the Administration Fund, the Surplus Fund and the Note Fund, and
(4) all amounts to be transferred to the Revenue Fund from the Alternative Loan Guarantee Fund. The Trustee will deposit and credit all such amounts received as payments of principal of Financed Student Loans to the Repayment Account, and all other such amounts to the Income Account.

         Pending transfers from the Revenue Fund, the moneys therein will be invested in investment securities as described under "--Investments" below, and any income from said investments will be retained therein.

         Repayment Account. On each Monthly Payment Date and on any other date on which the balance in the Note Fund is not sufficient to pay all amounts payable therefrom on such date, the


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

Trustee will transfer the moneys received since the preceding Monthly Payment Date in the Repayment Account as follows:

         o first, to the appropriate party, amounts in respect of moneys previously received from the Secretary of Education or a Guarantee Agency on Financed FFELP Loans for which the Secretary of Education or such Guarantee Agency has reimbursed itself through withholding payments on other FFELP Loans;

         o second, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom;

         o third, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required for the redemption of Senior Notes or payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom;

         o fourth, to the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the redemption of Senior Notes from the Retirement Account or the payment of Other Senior Obligations payable therefrom;

         o fifth, to the Acquisition Fund, to the extent described above under "--Acquisition Fund;"

         o sixth, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom;

         o seventh, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required for the payment of principal at stated maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

         o eighth, to the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the redemption of Subordinate Notes from the Retirement Account or payment of Other Subordinate Obligations payable therefrom;

         o ninth, to the Reserve Fund, to the extent necessary to increase the balance thereof to the Reserve Fund Requirement;

         o tenth, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required to meet the sinking fund installment with respect to the redemption of Subordinate Notes on the next sinking fund payment date therefor;


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

         o eleventh, to the Special Redemption and Prepayment Account, to the extent necessary to increase the balance thereof to the Special Redemption and Prepayment Account Requirement with respect to each series of Notes;

         o        twelfth, to the Alternative Loan Guarantee Fund, the lesser of
                  (1) the amount necessary to increase the balance thereof to the Alternative Loan Guarantee Fund Requirement, and (2) the aggregate amount received by the Servicer and deposited in the Revenue Fund with respect to Financed Alternative Student Loans for which a transfer has been made from the Alternative Loan Guarantee Fund, less the aggregate amount transferred to the Alternative Loan Guarantee Fund from the Revenue Fund on previous Monthly Payment Dates; and

         o        thirteenth, any remainder to the Surplus Account.

         Income Account. On each Monthly Payment Date and on any other date on which the balance in the Note Fund is not sufficient to pay all amounts payable therefrom on such date, the Trustee will, after transferring all amounts received in the Repayment Account pursuant to the preceding paragraph, transfer the moneys received since the preceding Monthly Payment Date in the Income Account, (1) to the extent amounts in the Repayment Account were not sufficient therefor, make any periodic rebate fee payments required to be made to the Secretary of Education in connection with Financed FFELP Loans, and (2) transfer the remainder of such moneys as follows:

         o first, to the appropriate party, amounts in respect of moneys previously received from the Secretary of Education or a Guarantee Agency on Financed FFELP Loans for which the Secretary of Education or such Guarantee Agency has reimbursed itself through withholding payments on other FFELP Loans;

         o second, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom;

         o third, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required for the redemption of Senior Notes or payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom;

         o fourth, to the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the redemption of Senior Notes from the Retirement Account or payment of Other Senior Obligations payable therefrom;

         o fifth, to the Acquisition Fund, to the extent described above under "--Acquisition Fund;"


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

         o sixth, to the Interest Account, to the extent necessary to increase the balance thereof to the amount required for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom;

         o seventh, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required for the payment of principal at stated maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

         o eighth, to the Retirement Account, to the extent and in the manner provided in the Indenture with respect to the redemption of Subordinate Notes from the Retirement Account or payment of Other Subordinate Obligations payable therefrom;

         o ninth, to the Administration Fund, to extent necessary to increase the balance thereof to such amounts as an authorized officer of EdLinc shall direct for certain costs and expenses;

         o tenth, to the Reserve Fund, to the extent necessary to increase the balance thereof to the Reserve Fund Requirement;

         o eleventh, to the Principal Account, to the extent necessary to increase the balance thereof to the amount required to meet the sinking fund installment with respect to the redemption of Subordinate Notes on the next sinking fund payment date therefor;

         o twelfth, to the Special Redemption and Prepayment Account, to the extent necessary to increase the balance thereof to the Special Redemption and Prepayment Account Requirement with respect to each series of Notes;

         o thirteenth, to the Alternative Loan Guarantee Fund, the lesser of (1) the amount necessary to increase the balance thereof to the Alternative Loan Guarantee Fund Requirement, and (2) the aggregate amount received by the Servicer and deposited in the Revenue Fund with respect to Financed Alternative Student Loans for which a transfer has been made from the Alternative Loan Guarantee Fund, less the aggregate amount transferred to the Alternative Loan Guarantee Fund from the Revenue Fund on previous Monthly Payment Dates;

         o        fourteenth, any remainder to the Surplus Account.

Note Fund

         The Indenture establishes a Note Fund, which is comprised of three
Accounts: the Interest Account, the Principal Account and the Retirement Account. The Note Fund will be used only for the payment when due of principal of, premium, if any, and interest on the Senior Notes and the Subordinate Notes, the purchase price of Senior Notes and Subordinate Notes to be


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

purchased on a Purchase Date or Mandatory Tender Date in accordance with the Indenture, Other Indenture Obligations and Carry-Over Amounts (including any accrued interest thereon). The principal of and interest on the Class C Notes are payable from the Surplus Fund.

         Interest Account. The Trustee will deposit in the Interest Account (1) that portion of the proceeds from the sale of Financed Student Loans representing accrued interest and Special Allowance Payments thereon, (2) that portion of the proceeds from the sale of EdLinc's bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the Senior Notes or the Subordinate Notes, (3) all counterparty swap payments, (4) all payments under any Credit Enhancement Facilities to be used to pay interest on the Notes and (5) all amounts required to be transferred thereto from the Funds and Accounts specified in the last sentence of the following paragraph. The moneys in the Interest Account will be invested in investment securities as described under "--Investments" below, and any income from such investments will be deposited in the Revenue Fund.

         To provide for the payment of interest on Senior Notes or Subordinate Notes on each regularly scheduled interest payment date and all EdLinc swap payments and fees to a Credit Facility Provider payable on such interest payment date, the Trustee will make deposits to the Interest Account on each Monthly Payment Date. If, on any interest payment date (including a redemption date or a date that Notes are to be purchased that is not a regularly scheduled interest payment date), moneys in the Interest Account are insufficient to pay the accrued interest due on the Senior Notes and Subordinate Notes and all EdLinc swap payments and fees to a Credit Enhancement Facility Provider payable on such interest payment date or constituting a portion of the purchase price of Notes to be so purchased, the Trustee will deposit immediately to the Interest Account an amount equal to such deficiency. Each deposit required by this paragraph will be made by transfer from the following Funds and Accounts, in the following order of priority: the Revenue Fund, the Surplus Fund (other than that portion of the balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund, the Surplus Fund (including any portion of the balance thereof consisting of Eligible Loans), the Retirement Account, the Principal Account and, as to Senior Notes and Other Senior Obligations only, the Acquisition Fund (other than that portion of the balance thereof consisting of Student Loans); provided that such transfers in respect of Subordinate Notes or Other Subordinate Obligations will be so made from the Principal Account or the Retirement Account only if, and to the extent, any amounts to be so transferred are in excess of the requirements of such Accounts with respect to Senior Obligations payable therefrom.

         If, as of any regularly scheduled interest payment date, any Carry-Over Amount (including any accrued interest thereon) is due and payable with respect to a series of Notes, as provided in the related Supplemental Indenture, the Trustee will transfer to the Interest Account (to the extent amounts are available therefor in the Surplus Account, after taking into account all other amounts payable from the Surplus Fund on such interest payment date) an amount equal to such Carry-Over Amount (including any accrued interest thereon) so due and payable.

         Apart from transfers to the Principal Account as described under "--Principal Account" below, balances in the Interest Account will be applied in the following order of priority:

         o first, to the payment of interest on all Senior Notes, EdLinc swap payments under Senior Swap Agreements and fees payable to Senior Credit Enhancement Providers due on an interest payment date, and if such money is less than such interest and Other Senior Obligations on such interest payment date, such money will be applied, pro rata, among such indebtedness based upon such amounts then owing to Senior Beneficiaries and to be paid from the Interest Account;

         o second, to the payment of interest on all Subordinate Notes, EdLinc swap payments under Subordinate Swap Agreements and fees payable to Subordinate Credit Enhancement Providers due on an interest payment date, and if such money is less than such interest and Other Subordinate Obligations on such interest payment date, such money will be applied, pro rata, among such indebtedness based upon such amounts then owing to Subordinate Beneficiaries and to be paid from the Interest Account;

         o third, to the payment of all Carry-Over Amounts (including any accrued interest thereon) due and payable on all series of Senior Notes, and if such money is less than such Carry-Over Amounts (including any accrued interest thereon) on an interest payment date, such money will be applied, pro rata, among such Carry-Over Amounts (including any accrued interest thereon) based upon such amounts then otherwise due and payable to Senior Noteholders and to be paid from the Interest Account; and

         o fourth, to the payment of all Carry-Over Amounts (including any accrued interest thereon) due and payable on all series of Subordinate Notes, and if such money is less than such Carry-Over Amounts (including any accrued interest thereon) on an interest payment date, such money will be applied, pro rata, among such Carry-Over Amounts (including any accrued interest thereon) based upon such amounts then otherwise due and payable to Subordinate Noteholders and to be paid from the Interest Account.

         Other Indenture Obligations payable from the Interest Account will include reimbursement to any Credit Facility Provider for interest paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement will have the same priority of payment from the Interest Account as the interest so paid.

         Principal Account. The Trustee will deposit to the Principal Account:
(1) that portion of the proceeds from the sale of Financed Student Loans representing principal thereof, (2) that portion of the proceeds from the sale of EdLinc's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the Senior Notes and the Subordinate Notes, (3) all payments under any Credit Enhancement Facilities to be used to pay principal of Senior Notes or Subordinate Notes or the purchase price of Senior Notes or Subordinate Notes to be purchased on a Purchase Date or Mandatory Tender Date, and (4) all amounts required to be transferred thereto from the following Funds, in the following order of priority: (a) in the case of payment of principal of Notes at stated maturity, redemption of Senior Notes called for redemption on a sinking fund payment date or the purchase of Notes on a Purchase Date or Mandatory Tender Date, the Revenue Fund, the Surplus Fund (other than that portion of the balance thereof consisting of Eligible Loans), the Reserve Fund, the Administration Fund and the Surplus Fund (including any portion of the balance thereof consisting of Eligible Loans), and (b) in the case of redemption of Subordinate Notes called for redemption on a sinking fund payment date, the Revenue Fund and the Surplus Fund (other than that portion of the balance thereof consisting of Eligible Loans); provided, however, that if principal is payable on Senior Notes at the stated maturity thereof or upon a sinking fund payment date therefor, or the purchase price is payable on Senior Notes on a Purchase Date or Mandatory Tender Date, and money credited to the Principal Account, after the foregoing transfers, is insufficient to pay such principal or purchase price, funds will be transferred, to the extent necessary, to the Principal Account for this purpose, (i) from the Interest Account, but only to the extent that the balance in the Interest Account exceeds any then accrued payments of interest on the Senior Notes, EdLinc swap payments under Senior Swap Agreements and fees owing to Senior Credit Enhancement Providers and (ii) thereafter from the Acquisition Fund (other than that portion of the balance thereof consisting of Student Loans).

         To provide for the payment of principal due on the stated maturity of Senior or Subordinate Notes or on a sinking fund payment date for Senior or Subordinate Notes, the Trustee will make deposits to the Principal Account on each Monthly Payment Date from amounts available therefor in the Revenue Fund and the other Funds referred to above. To the extent there are not available moneys to make any monthly payment with respect to the cumulative sinking fund redemption of Subordinate Notes, subsequent monthly payments will be increased to make up any such deficiency, and to the extent that on any sinking fund payment date the aggregate of such payments actually made as of the next-to-the-last Monthly Payment Date prior to such sinking fund payment date is less than the amount of the sinking fund installment due on such sinking fund payment date, the amount of such deficiency will be added to the amount of the sinking fund installment due on the next sinking fund payment date, and the increased amount thereupon will be deemed to be the amount due for such next sinking fund installment. However, the requirement for payments of cumulative sinking fund installments on Subordinate Notes will not be construed to create an Event of Default in the event of any such deficiency (other than in amounts due with respect to the stated maturity of Subordinate Notes) unless a sinking fund installment of such Subordinate Notes shall not only be due and not applied to the redemption of Subordinate Notes, but also that all contingencies upon the obligation so to apply it as of such time in fact have been satisfied.

         If EdLinc is required to furnish moneys to a depositary to purchase Notes on a Purchase Date or Mandatory Tender Date, the Trustee will, subject to the applicable provisions of the related Supplemental Indenture, immediately deposit to the Principal Account moneys sufficient to pay the purchase price thereof.

         Balances in the Principal Account will be applied in the following order of priority:


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

         o first, to the Interest Account to the extent required (see "--Interest Account" above) for the payment of interest on Senior Notes and Other Senior Obligations payable therefrom;

         o second, to the payment of Senior Notes at their stated maturity or on their sinking fund payment date and Other Senior Obligations payable therefrom;

         o third, to the payment of the purchase price of Senior Notes on a Purchase Date or Mandatory Tender Date;

         o fourth, to the Interest Account to the extent required (see "--Interest Account" above) for the payment of interest on Subordinate Notes and Other Subordinate Obligations payable therefrom;

         o fifth, to the payment of Subordinate Notes at their stated maturity and Other Subordinate Obligations payable therefrom;

         o sixth, to the payment of the purchase price of Subordinate Notes on a Purchase Date or Mandatory Tender Date; and

         o seventh, to the payment of Subordinate Notes on a sinking fund payment date.

         Other Indenture Obligations payable from the Principal Account will include reimbursement to any Credit Facility Provider for principal or the purchase price paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement will have the same priority of payment from the Principal Account as the principal so paid.

         Subject to compliance with the provisions of the Indenture described under "Description of the Notes--Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement," balances in the Principal Account may also be applied to the purchase of Senior Notes or Subordinate Notes at a purchase price not to exceed the principal amount thereof plus accrued interest, as determined by EdLinc at such time, provided the Trustee will have first certified that no deficiencies exist at such time in the Note Fund. Any such purchase will be limited to those Senior Notes or Subordinate Notes whose stated maturity or sinking fund payment date is the next succeeding principal payment date.

         The moneys in the Principal Account will be invested in investment securities as described under "--Investments" below, and any income from such investments will be deposited in the Revenue Fund.

         Retirement Account. The Trustee will deposit to the Retirement Account
(1) any amounts transferred thereto from the Reserve Fund and the Surplus Fund,
(2) that portion of the proceeds from the sale of EdLinc's bonds, notes or other evidences of indebtedness, if any, to be used to


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

pay the principal or redemption price of Senior Notes or Subordinate Notes on a date other than the stated maturity thereof or a sinking fund payment date therefor, and (3) all payments under any Credit Enhancement Facilities to be used to pay the redemption price of Notes payable from the Retirement Account. All Senior Notes or Subordinate Notes which are to be retired, or the principal of which is to be prepaid, other than with moneys in the Principal Account will be retired or prepaid with moneys deposited to the Retirement Account.

         Balances in the Retirement Account will be transferred to the Interest Account to the extent required (see "--Interest Account" above) for the payment of interest on Notes and Other Indenture Obligations payable therefrom.

         Other Indenture Obligations payable from the Retirement Account will include reimbursement to any Credit Facility Provider for the redemption price paid on Senior Notes or Subordinate Notes from amounts derived from the related Credit Enhancement Facility, which reimbursement will have the same priority of payment from the Retirement Account as the redemption price so paid.

         Subject to compliance with the provisions of the Indenture described under "Description of the Notes--Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement," balances in the Retirement Account (other than any portion thereof to be applied to the mandatory prepayment of principal of any Notes) may also be applied to the purchase of Senior Notes or Subordinate Notes at a purchase price not to exceed the principal amount thereof plus accrued interest plus any then applicable redemption premium, as determined by EdLinc at such time; provided the Trustee shall have first certified that no deficiencies exist at such time in the Note Fund.

         The moneys in the Retirement Account will be invested in investment securities as described under "--Investments" below, and any income from such investment will be deposited in the Revenue Fund.

Administration Fund

         With respect to each series of Notes, the Trustee will, upon delivery thereof and from the proceeds thereof, credit to the Administration Fund established under the Indenture the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The Trustee will also credit to the Administration Fund all amounts transferred thereto from the Revenue Fund and the Surplus Account. Amounts in the Administration Fund will be used to pay costs of issuance, Administrative Expenses and Note Fees or to reimburse another fund, account or other source of EdLinc for the previous payment of costs of issuance, Administrative Expenses or Note Fees. Balances in the Administration Fund will also be applied to remedy deficiencies in the Note Fund after transfers thereto from the Revenue Fund, the Surplus Fund (other than that portion of the balance thereof consisting of Eligible Loans) and the Reserve Fund.

         The Trustee will transfer and credit to the Administration Fund moneys available under the Indenture for transfer thereto from the sources set forth in the following paragraph and in such amounts and at such times as an authorized officer of EdLinc shall direct; provided such officer shall certify that the amounts are required and have been or will be expended within the next 90 days for a purpose for which the Administration Fund may be used and applied.

         Deposits to the Administration Fund will be made from the following sources in the following order of priority:

         o the Income Account after transfers therefrom to the Interest Account, the Principal Account (other than with respect to the payment of sinking fund installments for Subordinate Notes), and the Retirement Account; and

         o the Surplus Account after transfers therefrom to the Interest Account, the Principal Account (other than with respect to the payment of sinking fund installments for Subordinate Notes) and the Retirement Account, provided that any such deposit from the Surplus Account will only be made to the extent that portion of the balance thereof not consisting of Eligible Loans is sufficient therefor.

         Pending transfers from the Administration Fund, the moneys therein will be invested in investment securities, as described under "--Investments" below, and any income from such investments will be deposited in the Revenue Fund.

Reserve Fund

         The Reserve Fund is established under the Indenture only for the security of the Senior Beneficiaries and the Subordinate Beneficiaries, and not for the holders of the Class C Notes. Immediately upon the delivery of any series of Senior Notes or Subordinate Notes, and from the proceeds thereof or, at the option of EdLinc, from any amounts to be transferred thereto from the Surplus Fund and from any other available moneys of EdLinc not otherwise credited to or payable into any Fund or Account under the Indenture or otherwise subject to the pledge and security interest created by the Indenture, the Trustee will credit to the Reserve Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of that series of Notes, such that, upon issuance of such Notes, the balance in the Reserve Fund shall not be less than the Reserve Fund Requirement.

         If on any Monthly Payment Date the balance in the Reserve Fund is less than the Reserve Fund Requirement, the Trustee will transfer and credit thereto an amount equal to the deficiency from moneys available therefor in the following Funds and Accounts in the following order of priority: the Repayment Account, the Income Account and the Surplus Fund; provided that any such transfer from the Surplus Fund will only be made to the extent that portion of the balance thereof not consisting of Eligible Loans is sufficient therefor.


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

         The balance in the Reserve Fund will be used and applied solely for the payment when due of principal and interest on the Senior Notes and the Subordinate Notes and any Other Indenture Obligations and the purchase price of Senior Notes and Subordinate Notes on a Purchase Date or Mandatory Tender Date, and the other purposes specified in the Indenture (see "--Note Fund" above), and will be so used and applied by transfer by the Trustee to the Note Fund, (a) at any time and to the extent that the balance therein and the balances available for deposit to the credit thereof from the Revenue Fund and the Surplus Fund (other than that portion of the balance thereof consisting of Eligible Loans) are insufficient to meet the requirements specified in the Indenture for deposit to the Note Fund at such time (provided, however, that such amounts will be applied, first, to the payment of interest on the Senior Notes and Other Senior Obligations payable from the Interest Account, second, to the payment of principal and the purchase price of Senior Notes and Other Senior Obligations payable from the Principal Account, third, to the payment of interest on the Subordinate Notes and Other Subordinate Obligations payable from the Interest Account, and, fourth, to the payment of principal and the purchase price of Subordinate Notes and Other Subordinate Obligations payable from the Principal Account) and (b) at any time when a portion of the balance therein is required to be transferred to the Retirement Account to pay a portion of the redemption price of Senior Notes or Subordinate Notes called for redemption as provided in a Supplemental Indenture relating thereto. If on any Monthly Payment Date the balance in the Reserve Fund exceeds the Reserve Fund Requirement, such excess will, upon order of an authorized officer of EdLinc, be transferred to the Principal Account, to the extent necessary to make the deposits required to be made to the Principal Account on such Monthly Payment Date, whether or not other moneys are available to make such deposits.

         Pending transfers from the Reserve Fund, the moneys therein will be invested in investment securities as described under "--Investments" below and any income from such investments will be deposited in the Revenue Fund.

Surplus Fund

         The Indenture establishes a Surplus Fund, which is comprised of two
Accounts: the Special Redemption and Prepayment Account and the Surplus Account. The Trustee will deposit to the Surplus Fund balances in the Revenue Fund not required for deposit to any other Fund or Account. Deposits to the Surplus Fund from the Revenue Fund will be credited to the Special Redemption and Prepayment Account to the extent the balance thereof is less than the Special Redemption and Prepayment Account Requirement for each series of Notes, and otherwise to the Surplus Account.

         Balances in the Surplus Fund will be applied to the following purposes in the following order of priority:

         o first, to remedy deficiencies in the Interest Account (after transfers thereto from the Revenue Fund) for the payment of interest on Senior Notes or Other Senior Obligations payable therefrom;


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

         o second, to remedy deficiencies in the Principal Account (after transfers thereto from the Revenue Fund) for the redemption of Senior Notes or the payment of principal or the purchase price of Senior Notes or the payment of Other Senior Obligations payable therefrom;

         o third, to remedy deficiencies in the Retirement Account (after transfers thereto from the Revenue Fund) for the redemption of Senior Notes or the payment of Other Senior Obligations payable therefrom;

         o fourth, to remedy deficiencies in the Interest Account (after transfers thereto from the Revenue Fund) for the payment of interest on Subordinate Notes or Other Subordinate Obligations payable therefrom;

         o fifth, to remedy deficiencies in the Principal Account (after transfers thereto from the Revenue Fund) for the payment of the principal at stated maturity or the purchase price of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

         o sixth, to remedy deficiencies in the Retirement Account (after transfers thereto from the Revenue Fund) for the redemption of Subordinate Notes or the payment of Other Subordinate Obligations payable therefrom;

         o seventh, to make deposits (but only from the Surplus Account) to the Administration Fund (after transfers thereto from the Revenue Fund) to the extent required pursuant to an order of an authorized officer of EdLinc for certain costs and expenses;

         o eighth, to remedy deficiencies in the Reserve Fund (to the extent that the balance is less than the Reserve Fund Requirement after transfers thereto from the Revenue Fund);

         o ninth, to remedy deficiencies in the Principal Account (after transfers thereto from the Revenue Fund) to meet the sinking fund installment with respect to the redemption of Subordinate Notes on a sinking fund payment date;

         o tenth, to make transfers to the Retirement Account to redeem Senior Notes or Subordinate Notes which are called for redemption or to prepay Senior or Subordinate Notes as provided in a Supplemental Indenture relating thereto (provided that any such transfers will be made only from balances in the Special Redemption and Prepayment Account); and

         o eleventh, to make deposits (but only from the Surplus Account) to the Interest Account for the payment of Carry-Over Amounts (and accrued interest thereon).


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

Notwithstanding the foregoing, Balances in the Surplus Fund consisting of Eligible Loans will not be required to be applied (1) pursuant to priorities first through sixth above until after any transfers from the Reserve Fund have been taken into account, and (2) in any event pursuant to priorities seventh through eleventh above. If the Surplus Fund is to be used to make such transfers, transfers will be made, first, from any cash or investment securities included in the Surplus Account or the Special Redemption and Prepayment Account, in that order, and, second, from the proceeds of any sale of Student Loans included in the Surplus Account.

         Balances in the Special Redemption and Prepayment Account may also be transferred to the Acquisition Fund for the purchase or origination of Eligible Loans as provided in the Indenture and as further authorized or limited in a Supplemental Indenture.

         Subject to compliance with the provisions of the Indenture described under "Description of the Notes--Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement" and satisfaction of certain other conditions set forth in the Indenture, balances in the Special Redemption and Prepayment Account (other than any portion thereof to be applied to the mandatory prepayment of principal of any Notes) may also be transferred to the Note Fund for the purchase of Notes.

         Balances in the Surplus Account may, subject to satisfaction of certain conditions set forth in the Indenture (including the requirement that, after taking into account any such payments, the Senior Asset Requirement will be met) also be applied, as determined by EdLinc from time to time, to the payment of principal of or interest on Class C Notes when due or upon the call for redemption thereof at the option of EdLinc.

         Subject to compliance with the provisions of the Indenture described under "Description of the Notes--Call for Redemption, Prepayment or Purchase of Notes; Senior Asset Requirement," balances in the Surplus Account may also be applied to any one or more of the following purposes at any time as determined by EdLinc, provided the Trustee will have first certified that no deficiencies exist at such time in the Note Fund, the Reserve Fund, the Special Redemption and Prepayment Account or the Alternative Loan Guarantee Fund:

                  (1) transfer to the Retirement Account for the redemption of Senior Notes or Subordinate Notes called for redemption;

                  (2) transfer to the Principal Account or the Retirement Account for the purchase of Senior Notes or Subordinate Notes; or

                  (3) upon satisfaction of certain conditions set forth in the Indenture, (a) the acquisition of Student Loans meeting the requirements of clauses (A) (1) and (2) or (B) of the definition of "Eligible Loan"; (b) to reimburse another fund, account or other source of EdLinc for the previous payment of costs of issuance; and (c) for such other purposes as EdLinc shall determine; provided, however, that balances in the Surplus Account will not be applied to any of the purposes specified in the preceding clause (3)(b) or (c) or to


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

         the purchase of Student Loans that are not Eligible Loans unless, after taking into account any such application and excluding, for these purposes only, from the calculation of the value of the Trust Estate, any Financed Student Loans which are not Eligible Loans and any moneys reasonably expected to be needed to be used to pay costs of issuance, Note Fees or Administrative Expenses, (i) the Senior Percentage will not be less than 112% (or such lower percentage which, if Unenhanced Senior Notes are Outstanding, will not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Senior Notes Outstanding, or, if no Unenhanced Senior Notes are Outstanding but Other Senior Obligations are Outstanding, is acceptable to the Other Senior Beneficiaries), and (ii) the Subordinate Percentage will not be less than 102% (or such lower percentage which, if Unenhanced Subordinate Notes are Outstanding, will not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Subordinate Notes Outstanding, or, if no Unenhanced Subordinate Notes are Outstanding but Other Subordinate Obligations are Outstanding, is acceptable to the Other Subordinate Beneficiaries); and provided, further, that balances in the Surplus Account may be applied to the purchase of Eligible Loans as specified in the preceding clause (3)(a) without satisfying any other condition of this clause (3), to the extent provided in a Supplemental Indenture.

         The Trustee will use its best efforts to sell Student Loans included in the balance of the Surplus Account at the best price available to the extent necessary to make any transfer or payment therefrom described above. In addition, EdLinc may, at any time, sell to any purchaser (A) one or more Eligible Loans Financed with moneys in the Surplus Account at a price not less than 100% of the principal balance thereof plus accrued noncapitalized interest thereon payable by the Eligible Borrower, or (B) one or more Student Loans Financed with moneys in the Surplus Account that are not Eligible Loans at a price not less than the lesser of 100% of the principal balance thereof or the percentage of the principal balance thereof paid to finance such Student Loan plus, in either case, accrued noncapitalized interest thereon payable by the Eligible Borrower. Student Loans from time to time held in the Surplus Account may also be purchased at any time with the proceeds of EdLinc's bonds, notes or other evidences of indebtedness, at a purchase price equal to 100% of the principal balance of the Student Loans so purchased plus accrued noncapitalized interest thereon payable by the Eligible Borrower. Any money received by EdLinc in connection with a sale of Financed Student Loans pursuant to this paragraph will be deposited to the Surplus Account.

         Pending transfers from the Surplus Fund, the moneys therein will be invested in investment securities as described under "--Investments" below, and any income from such investments will be deposited in the Revenue Fund.

Alternative Loan Guarantee Fund

         The Indenture establishes an Alternative Loan Guarantee Fund. The Trustee will, upon the purchase of Alternative Loans from the Transferor or SLFC, deposit to the Alternative Loan


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

Guarantee Fund amounts received in respect of origination fees relating to such Alternative Loans. The Trustee will also deposit to the Alternative Loan Guarantee Fund any amounts transferred thereto from the Revenue Fund.

         To the extent, as of the end of any calendar month, any payment on a Financed Alternative Loan has not been received within 180 days after the due date therefor, such Financed Alternative Loan will be deemed a Liquidated Alternative Loan. The Trustee will, on each Monthly Payment Date, transfer from the Alternative Loan Guarantee Fund to the Revenue Fund an amount equal to the unpaid principal balance of and accrued interest on each Financed Alternative Loan that became a Liquidated Alternative Loan during the preceding calendar month.

         Pending transfers from the Alternative Loan Guarantee Fund, the moneys therein will be invested in investment securities as described under "--Investments" below, and any income from such investments will be retained therein.

Pledge; Encumbrances

         The Notes and all Other Indenture Obligations are special, limited obligations of EdLinc specifically secured by the pledge of the proceeds of the sale of Notes (until expended for the purpose for which the Notes were issued), the Financed Student Loans and the revenues, moneys and securities in the Acquisition Fund, the Note Fund, the Revenue Fund, the Administration Fund, the Reserve Fund, the Alternative Loan Guarantee Fund and the Surplus Fund, in the manner and subject to the prior applications provided in the Indenture. Financed Student Loans purchased with the proceeds of EdLinc's bonds, notes or obligations or sold to another purchaser, or resold to a Lender or SLFC pursuant to its repurchase obligation under a Student Loan Purchase Agreement, or sold or exchanged for Eligible Loans in accordance with the provisions of the Indenture, are, contemporaneously with receipt by the Trustee of the purchase price thereof, no longer pledged to nor serve as security for the payment of the principal of, premium, if any, or interest on, or any Carry-Over Amounts (or accrued interest thereon) with respect to the Notes or any Other Indenture Obligations.

         EdLinc agrees that it will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the Financed Student Loans or the revenues and other assets pledged under the Indenture, except only as to a lien subordinate to the lien of the Indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of EdLinc, the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the Outstanding Notes or as otherwise provided in or permitted by the Indenture. EdLinc agrees that it will not issue any bonds or other evidences of indebtedness, other than the Notes as permitted by the Indenture and other than Swap Agreements and Credit Enhancement Facilities relating to Notes as permitted by the Indenture, secured by a pledge of the revenues and other assets pledged under the Indenture, creating a lien or charge equal or superior to the lien of the Indenture; provided that nothing in the Indenture is intended to prevent EdLinc from issuing obligations secured by revenues and assets of EdLinc other than the revenues and other assets pledged in the Indenture.

Covenants

         Certain covenants with the holders of the Notes and Other Beneficiaries contained in the Indenture are summarized as follows:

         Trustee to Hold Financed Student Loans. EdLinc will cause all Financed Student Loans to be endorsed and otherwise conveyed to the Trustee on behalf of EdLinc in accordance with the provisions of the applicable Student Loan Purchase Agreement or, in the case of any origination of Financed Student Loans, will cause such Student Loans to be originated in the name of the Trustee. The Trustee will be the legal owner of all Financed FFELP Loans for all purposes of the Higher Education Act and each Guarantee Program. The Trustee will so hold such Financed Student Loans in its capacity as trustee pursuant to the Indenture and, in such capacity, will be acting on behalf of EdLinc, as the beneficial owner of such Student Loans, as well as the holders of the Notes and all Other Beneficiaries, as their interests may appear.

         Enforcement and Amendment of Guarantee Agreements. So long as any Notes or Other Indenture Obligations are Outstanding and Financed FFELP Loans are Guaranteed by a Guarantee Agency, EdLinc agrees that it (1) will, from and after the date on which the Trustee on its behalf shall have entered into the Guarantee Agreement, cause the Trustee to maintain the same and diligently enforce the Trustee's rights thereunder, (2) will cause the Trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all Financed FFELP Loans covered thereby, and (3) will not consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with the same which in any manner will materially adversely affect the rights of the Noteholders or Other Beneficiaries under the Indenture.

         Acquisition, Collection and Assignment of Student Loans. EdLinc agrees that it will, except as provided with regard to the Surplus Fund (see "--Funds and Accounts--Surplus Fund" above), cause the Trustee to purchase or originate only Eligible Loans with moneys in any of the Funds and (subject to any adjustments referred to in the following paragraph) will diligently cause to be collected all principal and interest payments on all the Financed Student Loans and other sums to which EdLinc is entitled pursuant to any Student Loan Purchase Agreement, and all grants, subsidies, donations, insurance payments, Special Allowance Payments and all defaulted payments Guaranteed by any Guarantee Agency which relate to such Financed Student Loans. EdLinc will also make, or cause to be made by Lenders or Servicers, every effort to perfect EdLinc's, the Trustee's or such Lender's or Servicer's claims for payment from the Secretary of Education or a Guarantee Agency, as soon as possible, of all payments related to Financed FFELP Loans. EdLinc will cause the Trustee to assign such Financed FFELP Loans for payment of guarantee or insurance benefits within the time required under applicable law and regulations. EdLinc will cause all United States and state statutes, rules and regulations which apply to Financed Student Loans to be complied with.

         Enforcement of Financed Student Loans. EdLinc agrees that it will cause to be diligently enforced, and cause to be taken all steps, actions and proceedings reasonably necessary for the enforcement of, all terms, covenants and conditions of all Financed Student Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account (1) any discount EdLinc may cause to be made available to borrowers who make payments on Financed Student Loans through automatic withdrawals, and (2) any reduction in the interest payable on Financed Student Loans provided for in any special program under which such loans were originated) and all other amounts due EdLinc or the Trustee thereunder. Nothing in the provisions of the Indenture described in this paragraph, however, shall be construed to prevent EdLinc from settling a default or curing a delinquency on any Financed Student Loan on such terms as shall be required by law. In addition, EdLinc may cause the Trustee to amend the terms of a Financed Student Loan to provide for a different rate of interest thereon to the extent required by law or, if such Financed Student Loan is a Plus or SLS Loan, to effect a reissuance of such Plus or SLS Loan at a variable rate.

         Servicing and Other Agreements. EdLinc may contract with other entities to assist it in performing its duties under the Indenture, and any performance of such duties by an entity so identified to the Trustee will be deemed to be action taken by EdLinc. EdLinc is required to enter into a Servicing Agreement providing for the servicing of the Financed Student Loans and performance of certain of its other obligations under the Indenture.

         Administration and Collection of Financed Student Loans. EdLinc agrees that all Financed Student Loans will be administered and collected by a Servicer selected by EdLinc in a competent, diligent and orderly fashion and in accordance with all requirements of the Higher Education Act, the Secretary of Education, the Indenture, the Contract of Insurance, the Federal Reimbursement Contracts, each Guarantee Program, each Guarantee Agreement and each Alternative Loan Program.

         Books of Account, Annual Audit. EdLinc agrees that it will cause to be kept and maintained proper books of account in which full, true and correct entries will be made, in accordance with generally accepted accounting principles, of all dealings or transactions of or in relation to the business and affairs of EdLinc, and within 120 days after the end of each fiscal year will cause such books of account to be audited by an independent accountant. A copy of each audit report, annual balance sheet and income and expense statement showing in reasonable detail the financial condition of EdLinc as at the close of each fiscal year, and summarizing in reasonable detail the income and expenses for such year, including the transactions relating to the Funds and Accounts, will be filed promptly with the Trustee and be available for inspection by any Noteholder or Other Beneficiary.

         Punctual Payments. EdLinc agrees that it will duly and punctually pay, or cause to be paid, the principal of, premium, if any, and interest on and any Carry-Over Amount (and accrued interest thereon) with respect to each and every Note and each Other Indenture Obligation from the revenues and other assets pledged under the Indenture on the dates and at the places, and in the manner provided, in the Notes and with respect to each Other Indenture Obligation according to the true intent and meaning thereof, and EdLinc will faithfully do and perform and at all times fully observe and keep any and all of its covenants, undertakings, stipulations and provisions contained in the Notes, the Other Indenture Obligations and the Indenture.

         Monthly Servicing Reports. EdLinc will prepare, or cause a Servicer to prepare, a Monthly Servicing Report for each calendar month and will furnish, or cause to be furnished, to the Trustee a copy of each such report by the 25th day of the next calendar month (or the next succeeding business day if such 25th day is not a business day).

         Limitation on Administrative Expenses and Note Fees. EdLinc covenants and agrees that the Administrative Expenses and Note Fees will not, in any fiscal year, exceed those that are reasonable and necessary in light of all circumstances then existing and will not, in any event, be in such amounts as will materially adversely affect the ability of EdLinc to pay or perform, as the case may be, any of its obligations under the Indenture or the security for any Beneficiaries.

         Amendment of Student Loan Purchase Agreements. EdLinc will notify the Trustee in writing of any proposed amendments to the Student Loan Purchase Agreements. No such amendment will become effective unless and until the Trustee consents in writing thereto, which consent will not be given unless the Trustee receives an opinion of counsel that such amendment is required by the Higher Education Act or is not to the prejudice of the holders of the Notes or Other Beneficiaries.

         Credit Enhancement Facilities and Swap Agreements. EdLinc may from time to time enter into any Credit Enhancement Facilities or Swap Agreements with respect to any Notes of any series; provided that a Supplemental Indenture is entered into authorizing the execution and delivery of such agreement. See "--Supplemental Indentures" below.

         No Supplemental Indenture will authorize the execution of a Swap Agreement unless, as of the date EdLinc enters into such Swap Agreement, the Swap Counterparty has outstanding obligations rated by each Rating Agency not lower than in its third highest specific rating category (or each Rating Agency has a comparable other rating with respect to such Swap Counterparty, such as a comparable rating of claims paying ability or deposits). No such Swap Agreement will be designated as a Senior Swap Agreement unless, as of the date EdLinc enters into such Swap Agreement, the Senior Asset Requirement will be met and the Trustee shall have received written confirmation from each Rating Agency that the execution and delivery of the Swap Agreement will not cause the reduction or withdrawal of any rating or ratings then applicable to any Outstanding Unenhanced Notes.

         Any Supplemental Indenture authorizing the execution by EdLinc of a Swap Agreement or Credit Enhancement Facility may include provisions with respect to the application and use of all amounts to be paid thereunder. No amounts paid under any such Credit Enhancement Facility will be part of the Trust Estate except to the extent, if any, specifically provided in such


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Supplemental Indenture and no Beneficiary will have any rights with respect to any such amounts so paid except as may be specifically provided in such Supplemental Indenture.

No Petition

         The Trustee, by entering into the Indenture, and each Noteholder, by accepting a Note, covenants and agrees that it will not at any time institute against EdLinc, or join in any institution against EdLinc of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes or the Indenture.

Investments

         Moneys from time to time on deposit in the Funds and Accounts may be invested in one or more of the following investment securities:

         o        Government Obligations;

         o interest-bearing time or demand deposits, certificates of deposit or other similar banking arrangements with any bank, trust company, national banking association or other depositary institution (including the Trustee or any of its affiliates), provided that, at the time of deposit or purchase, if the investment is for a period exceeding one year, such depository institution shall have long-term unsecured debt rated by each Rating Agency not lower than in its highest applicable specific rating category or if the investment is for a period of less than one year, such depository institution shall have short-term unsecured debt rated by each Rating Agency not lower than its highest applicable specific rating category;

         o obligations issued or guaranteed as to principal and interest by any of the following: (a) the Government National Mortgage Association; (b) the Federal National Mortgage Association; or
                  (c) the Federal Farm Credit Banks, the Federal Intermediate Credit Banks, the Export-Import Bank of the United States, the Federal Land Banks, the Student Loan Marketing Association, the Federal Financing Bank, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation or the Farmers Home Administration, or any agency or instrumentality of the United States of America which will be established for the purpose of acquiring the obligations of any of the foregoing or otherwise providing financing therefor, provided that any such obligation described in this clause (c) will either be rated by Fitch or, if not rated by Fitch, rated by Moody's, (i) if such obligation has a term of less than one year, not lower than in its highest applicable specific rating category, or
                  (ii) if such obligation has a term of one year or longer, not lower than in its highest applicable specific rating category;


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         o        repurchase agreements or reverse repurchase agreements with banks (which may include the Trustee or any of its affiliates) which are members of the Federal Deposit Insurance Corporation or with government bond dealers insured by the Securities Investor Protection Corporation, which such agreements are secured by Government Obligations to a level sufficient to obtain a rating by each Rating Agency in its highest applicable specific rating category, or with brokers or dealers whose unsecured long-term debt is rated by each Rating Agency in its highest applicable specific rating category;

         o any money market fund, including a qualified regulated investment company described in I.R.S. Notice 87-22, rated by each Rating Agency not lower than its highest applicable specific rating category;

         o any debt instrument; provided that if such instrument has a term of less than one year, it is rated by each Rating Agency not lower than in its highest applicable specific rating category, and if such instrument has a term of one year or longer, it is rated by each Rating Agency not lower than in its highest applicable specific rating category;

         o any investment agreement which constitutes a general obligation of an entity whose debt, unsecured securities, deposits or claims paying ability is rated by each Rating Agency, (a) if such investment agreement has a term of less than one year, not lower than in its highest applicable specific rating category, or (b) if such investment agreement has a term of one year or longer, not lower than in its highest applicable specific rating category; and

         o any other investment if the Trustee shall have received written evidence from each Rating Agency that treating such investment as an investment security will not cause any rating then applicable to any Outstanding Unenhanced Notes to be lowered or withdrawn or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, is acceptable to the Other Beneficiaries entitled to such Other Indenture Obligations.

Reports to Noteholders

         The Trustee, in accordance with the Indenture, is required to mail a copy of each Monthly Servicing Report to each Noteholder of record as of the most recent record date. In addition, Beneficial Owners of the Notes may receive such reports, upon written request to the Trustee together with a certification that they are Beneficial Owners of the Notes.

Events of Default

         If any of the following events occur, it is an "Event of Default" under the Indenture:


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                  (A) default in the due and punctual payment of any interest on any Senior Note; or

                  (B) default in the due and punctual payment of the principal of, or premium, if any, on, any Senior Note; or

                  (C) default by EdLinc in its obligation to purchase any Senior Note on a Purchase Date or Mandatory Tender Date therefor; or

                  (D) default in the due and punctual payment of any amount owed by EdLinc to any Other Senior Beneficiary under a Senior Swap Agreement or Senior Credit Enhancement Facility; or

                  (E) if no Senior Obligations are Outstanding, default in the due and punctual payment of any interest on any Subordinate Note; or

                  (F) if no Senior Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Subordinate Note; or

                  (G) if no Senior Obligations are Outstanding, default by EdLinc in its obligation to purchase any Subordinate Note on a Purchase Date or Mandatory Tender Date therefor; or

                  (H) if no Senior Obligations are Outstanding, default in the due and punctual payment of any amount owed by EdLinc to any Other Subordinate Beneficiary under a Subordinate Swap Agreement or a Subordinate Credit Enhancement Facility; or

                  (I) if no Senior Obligations or Subordinate Obligations are Outstanding, default in the due and punctual payment of any interest on any Class C Note; or

                  (J) if no Senior Obligations or Subordinate Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Class C Note; or

                  (K) default in the performance of any of EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Acquisition Fund, the Alternative Loan Guarantee Fund or the Note Fund under the provisions of the Indenture and such default shall have continued for a period of 30 days; or

                  (L) default in the performance or observance of any other of the covenants, agreements or conditions on the part of EdLinc in the Indenture or in the Notes contained, and such default shall have continued for a period of 30 days after written notice thereof, specifying such default, shall have been given by the Trustee to EdLinc, which may give such notice in its discretion and will give such notice at the written request of the Acting


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         Beneficiaries Upon Default, or by the holders of not less than 10% in aggregate principal amount of the Outstanding Notes to EdLinc and the Trustee, provided that, if the default is such that it can be corrected, but not within such 30 days, it will not constitute an Event of Default if corrective action is instituted by EdLinc within such 30 days and is diligently pursued until the default is corrected; or

                  (M) certain events of bankruptcy or insolvency of EdLinc.

Remedies

         Whenever any Event of Default other than that described in paragraph
(L) under "--Events of Default" above shall have occurred and be continuing, the Trustee may (and, upon the written request of the Acting Beneficiaries Upon Default, the Trustee shall), by notice in writing delivered to EdLinc, declare the principal of and interest accrued on all Notes then Outstanding due and payable.

         Whenever any Event of Default described in paragraph (L) under "--Events of Default" above shall have occurred and be continuing, (1) the Trustee may, by notice in writing delivered to EdLinc, declare the principal of and interest on all Notes then Outstanding due and payable; and (2) the Trustee will, upon the written request of the Acting Beneficiaries Upon Default, by notice in writing delivered to EdLinc, declare the principal of and interest on all Notes then Outstanding due and payable.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Acting Beneficiaries Upon Default, by written notice to EdLinc and the Trustee, may rescind and annul such declaration and its consequences if:

         (1) There has been paid to or deposited with the Trustee by or for the account of EdLinc, or provision satisfactory to the Trustee has been made for the payment of, a sum sufficient to pay:

                  (A) if Senior Notes or Other Senior Obligations are
         Outstanding: (i) all overdue installments of interest on all Senior Notes; (ii) the principal of (and premium, if any, on) any Senior Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Senior Notes; (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Senior Notes at the rate or rates borne by such Senior Notes; (iv) all Other Senior Obligations which have become due other than as a direct result of such declaration of acceleration; (v) all other sums required to be paid to satisfy EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Acquisition Fund, the Alternative Loan Guarantee Fund and the Interest Account under the provisions of the Indenture; and (vi) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses,


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         disbursements and advances of the Trustee, its agents and counsel and any paying agents, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers; or

                  (B) if no Senior Obligations are Outstanding, but Subordinate Notes or Other Subordinate Obligations are Outstanding: (i) all overdue installments of interest on all Subordinate Notes; (ii) the principal of (and premium, if any, on) any Subordinate Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Subordinate Notes;
         (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Subordinate Notes at the rate or rates borne by such Subordinate Notes; (iv) all Other Subordinate Obligations which have become due other than as a direct result of such declaration of acceleration; (v) all other sums required to be paid to satisfy EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Acquisition Fund, the Alternative Loan Guarantee Fund and the Interest Account under the provisions of the Indenture; and (vi) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any paying agents, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers; or

                  (C) if no Senior Obligations or Subordinate Obligations are
         Outstanding: (i) all overdue installments of interest on all Class C Notes and all overdue sinking fund installments for the retirement of Class C Notes; (ii) the principal of (and premium, if any, on) any Class C Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by such Class C Notes; (iii) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Class C Notes at the rate or rates borne by such Class C Notes; (iv) all other sums required to be paid to satisfy EdLinc's obligations with respect to the transmittal of moneys to be credited to the Revenue Fund, the Acquisition Fund and the Alternative Loan Guarantee Fund under the provisions of the Indenture; and (v) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any paying agents, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers; and

         (2) All Events of Default, other than the nonpayment of the principal of and interest on Notes or amounts owing to Other Beneficiaries which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

         If an Event of Default has occurred and is continuing, the Trustee may, subject to applicable law, pursue any available remedy by suit at law or in equity to enforce the covenants of EdLinc in the Indenture and may pursue such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements in the Indenture. The Trustee is also authorized to file proofs of


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claims in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or other similar proceedings.

         Notwithstanding any other provisions of the Indenture, if an "event of default" (as defined therein) occurs under a Swap Agreement or a Credit Enhancement Facility and, as a result, the Other Beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such Other Beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion; provided that the exercise of any such remedy does not adversely affect the legal ability of the Trustee or Acting Beneficiaries Upon Default to exercise any remedy available under the Indenture.

         If an Event of Default has occurred and is continuing, and if it shall have been requested so to do by the holders of not less than 25% in aggregate principal amount of all Notes then Outstanding or any Other Beneficiary and shall have been indemnified as provided in the Indenture, the Trustee is obliged to exercise such one or more of the rights and powers conferred by the Indenture as the Trustee shall deem most expedient in the interests of the Beneficiaries; provided, however, that the Trustee has the right to decline to comply with any such request if the Trustee shall be advised by counsel that the action so requested may not lawfully be taken or if the Trustee receives, before exercising such right or power, contrary instructions from the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding or from any Other Beneficiary.

         The Acting Beneficiaries Upon Default have the right to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of the Indenture; provided that (a) such direction shall not be otherwise than in accordance with the provisions of law and of the Indenture; (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the holders of Notes or Other Beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests thereunder; and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Except as may be permitted in a Supplemental Indenture with respect to an Other Beneficiary, no holder of any Note or Other Beneficiary will have any right to institute any suit, action or proceeding in equity or at law for the enforcement of the Indenture or for the execution of any trust under the Indenture or for the appointment of a receiver or any other remedy under the Indenture unless (1) an Event of Default shall have occurred and be continuing,
(2) the holders of not less than 25% in aggregate principal amount of Notes then Outstanding or any Other Beneficiary shall have made written request to the Trustee, (3) such Beneficiary or Beneficiaries shall have offered to the Trustee indemnity, (4) the Trustee shall have thereafter failed for a period of 60 days after the receipt of the request and indemnification or refused to exercise the powers granted in the Indenture or to institute such action, suit or proceeding in its own name and (5) no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the holders of not less than a majority in aggregate principal amount of the Notes then Outstanding or by any Other Beneficiary; provided, however,


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that, notwithstanding the foregoing provisions of the Indenture, the Acting
Beneficiaries Upon Default may institute any such suit, action or proceeding in their own names for the benefit of the holders of all Outstanding Notes and Other Beneficiaries under the Indenture.

         The Trustee, unless it has declared the principal of and interest on all Outstanding Notes immediately due and payable and a judgment or decree for payment of the money due has been obtained by the Trustee, must waive any Event of Default and its consequences upon written request of the Acting Beneficiaries Upon Default; provided, however, that there will not be waived (a) any Event of Default arising from the acceleration of the maturity of the Notes, except upon the rescission and annulment of such declaration as described in the third paragraph under this caption "Remedies;" (b) any Event of Default in the payment when due of any amount owed to any Beneficiary (including payment of principal of or interest on any Note) except with the consent of such Beneficiary or unless, prior to such waiver, EdLinc has paid or deposited with the Trustee a sum sufficient to pay all amounts owed to such Beneficiary; (c) any Event of Default arising from the failure of EdLinc to pay unpaid expenses of the Trustee, its agents and counsel, and any authenticating agent, paying agents, note registrars, deposit agents, remarketing agents, depositaries, auction agents and broker-dealers as required by the Indenture, unless, prior to such waiver, EdLinc has paid or deposited with the Trustee sums required to satisfy such obligations of EdLinc under the provisions of the Indenture.

Application of Proceeds

         All moneys received by the Trustee pursuant to any remedy will, after payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee with respect thereto, be applied as follows:

                  (A) Unless the principal of all the Outstanding Notes shall have become or shall have been declared due and payable, all such moneys will be applied as follows:

                  o FIRST, to the payment to the Senior Beneficiaries of all installments of principal and interest then due on the Senior Notes and all Other Senior Obligations, and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, to the Senior Noteholders and to each Other Senior Beneficiary, without any discrimination or preference, and the Trustee will apply the amount so apportioned to the Senior Noteholders first to the payment of interest and thereafter to the payment of principal;

                  o SECOND, to the payment to the Subordinate Beneficiaries of all installments of principal and interest then due on the Subordinate Notes and all Other Subordinate Obligations, and if the amount available will not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the Subordinate Noteholders and to each Other Subordinate Beneficiary, without any discrimination or preference, and the


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                           Trustee will apply the amount so apportioned to the
                           Subordinate Noteholders first to the payment of interest and thereafter to the payment of principal; and

                  o THIRD, to the payment of the holders of the Class C Notes of all installments of principal and interest (other than interest on overdue principal) then due and payable.

                  (B) If the principal of all Outstanding Notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of the Indenture, all such moneys will be applied as follows:

                  o FIRST, to the payment to the Senior Beneficiaries of all principal and interest then due on the Senior Notes and all Other Senior Obligations, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Senior Beneficiary over any other Senior Beneficiary, ratably, according to the amounts due, to the persons entitled thereto without any discrimination or preference; and

                  o SECOND, to the payment to the Subordinate Beneficiaries of the principal and interest then due on the Subordinate Notes and all Other Subordinate Obligations, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Subordinate Beneficiary over any other Subordinate Beneficiary, ratably, according to the amounts due, to the person entitled thereto without any discrimination or preference, and

                  o THIRD, to the payment of the principal and premium, if any, and interest then due and unpaid upon the Class C Notes, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Class C Note over any other Class C Note, ratably, according to the amounts due respectively for principal and interest, and other amounts owing, to the persons entitled thereto without any discrimination or preference.

                  (C) If the principal of all Outstanding Notes shall have been declared due and payable and if such declaration will thereafter have been rescinded and annulled, then (subject to the provisions described in paragraph (B) above, if the principal of all the Outstanding Notes shall later become or be declared due and payable) the money held by the Trustee under the Indenture will be applied in accordance with the provisions described in paragraph (A) above.

Trustee

         Prior to the occurrence of an Event of Default which has not been cured, the Trustee is required to perform such duties and only such duties as are specifically set forth in the Indenture.


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Upon the occurrence and continuation of an Event of Default, the Trustee will exercise the rights and powers vested in it by Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in his own affairs.

         Before taking any action under the Indenture, the Trustee may require that satisfactory indemnity be furnished to it for the reimbursement of all expenses to which it may be put and to protect it against all liability by reason of any action so taken, except liability which is adjudicated to have resulted from its negligence or willful misconduct.

         The Trustee may at any time resign upon 60 days' notice to EdLinc and to the Beneficiaries, such resignation to take effect upon the appointment of a successor Trustee. The Trustee may be removed at any time by EdLinc at the request of the holders of a majority in principal amount of Notes Outstanding, except during the existence of an Event of Default. No such removal will be effective until the appointment of a successor Trustee.

Supplemental Indentures

Supplemental Indentures Not Requiring Consent of Beneficiaries

         EdLinc and the Trustee may, from time to time and at any time, without the consent of, or notice to, any of the Noteholders or any Other Beneficiary, enter into an indenture or indentures supplemental to the Indenture to, among other things:

                  (a) cure any ambiguity or formal defect or omission in the Indenture or in any Supplemental Indenture,

                  (b) grant to the Trustee for the benefit of the Beneficiaries any additional rights, remedies, powers, authority or security,

                  (c) describe or identify more precisely any part of the Trust Estate or subject additional revenues, properties or collateral to the lien and pledge of the Indenture,

                  (d) authorize the issuance of a series of Notes, subject to the requirements of the Indenture (see "Description of the Notes --Issuance of Notes"),

                  (e) amend the assumptions contained in the definition of "cash flow projection,"

                  (f) modify the Indenture as required by any Credit Facility Provider or Swap Counterparty, or otherwise necessary to give effect to any Credit Enhancement Facility or Swap Agreement; provided that no such modifications will be effective (1) if the consent of any Noteholders would be required therefor under the proviso described in the next succeeding paragraph and such consent has not been obtained, or (2) the Trustee will determine that such modifications are to the prejudice of any Class C Noteholder, or


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

                  (g) make any other change in the Indenture which, in the judgment of the Trustee, is not to the prejudice of the Trustee or any Beneficiary.

Supplemental Indentures Requiring Consent of Noteholders

         Exclusive of Supplemental Indentures described in the preceding paragraph, the Trustee, upon receipt of an instrument evidencing the consent to the below-mentioned Supplemental Indenture by: (1) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the Outstanding Senior Notes not held by EdLinc or a related person, (2) if they are affected thereby, the holders of not less than two-thirds of the aggregate principal amount of the Outstanding Subordinate Notes not held by EdLinc or a related person, and (3) each other person which must consent to such Supplemental Indenture as provided in any then outstanding Supplemental Indenture authorizing the issuance of a series of Notes, will join with EdLinc in the execution of such other Supplemental Indentures for the purpose of modifying, altering, amending, adding to or rescinding any of the terms or provisions contained in the Indenture; provided, however, that no such Supplemental Indenture will permit without the consent of each Beneficiary which would be affected thereby: (a) an extension of the maturity of the principal of or the interest on any Note, (b) a reduction in the principal amount, redemption price or purchase price of any Note or the rate of interest thereon, (c) a privilege or priority of any Senior Obligation over any other Senior Obligation,
(d) a privilege or priority of any Subordinate Obligation over any other Subordinate Obligation, (e) a privilege or priority of any Class C Note over any other Class C Note, (f) a privilege of any Senior Notes over any Subordinate Notes or Class C Notes, or of any Subordinate Notes over any Class C Notes, other than as theretofore provided in the Indenture, (g) the surrendering of a privilege or a priority granted by the Indenture if, in the judgment of the Trustee, to the detriment of another Beneficiary under the Indenture, (h) a reduction or an increase in the aggregate principal amount of the Notes required for consent to such Supplemental Indenture, (i) the creation of any lien ranking prior to or on a parity with the lien of the Indenture on the Trust Estate or any part thereof, except as expressly permitted in the Indenture, (j) any Beneficiary to be deprived of the lien created on the rights, title, interest, privileges, revenues, moneys and securities pledged under the Indenture, (k) the modification of any of the provisions of the Indenture described in this paragraph, or (l) the modification of any provision of a Supplemental Indenture which states that it may not be modified without the consent of the holders of Notes issued pursuant thereto or any Notes of the same class or any Beneficiary that has provided a Credit Enhancement Facility or Swap Agreement of such class.

Rights of Trustee

         If, in the opinion of the Trustee, any Supplemental Indenture adversely affects the rights, duties or immunities of the Trustee under the Indenture or otherwise, the Trustee may, in its discretion, decline to execute such Supplemental Indenture.


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Consent of Depositaries, Remarketing Agents, Auction Agents and Broker-Dealers

         So long as any depositary agreement, remarketing agreement, auction agent agreement or broker-dealer agreement is in effect, no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the depositary, the remarketing agent, the auction agent or the broker-dealer will become effective unless and until delivery to the Trustee of a written consent of the depositary, the remarketing agent, the auction agent or the broker-dealer, as the case may be, to such Supplemental Indenture.

Opinion and Rating Agency Approval Required Prior to Execution of Supplemental Indenture

         No Supplemental Indenture will be executed unless, prior to the execution thereof, the Trustee shall have received written evidence from each Rating Agency that execution and delivery of such Supplemental Indenture will not adversely affect any rating or ratings then applicable to any of the Outstanding Notes.

Discharge of Notes and Indenture

         The obligations of EdLinc under the Indenture, and the liens, pledges, charges, trusts, covenants and agreements of EdLinc therein made or provided for, will be fully discharged and satisfied as to any Note and such Note will no longer be deemed to be Outstanding thereunder:

                  (1) when such Note shall have been canceled, or shall have been purchased by the Trustee from moneys held by it under the Indenture; or

                  (2) as to any Note not canceled or so purchased, when payment of the principal of and the applicable redemption premium, if any, on such Note, plus interest on such principal to the due date thereof, either (a) shall have been made in accordance with the terms of the Indenture, or (b) shall have been provided for by irrevocably depositing with the Trustee exclusively for such payment, (i) moneys sufficient to make such payment or (ii) Government Obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment and, if payment of all then Outstanding Notes is to be so provided for, the payment of all fees and expenses of the Trustee and any other fiduciaries under the Indenture.

Notices to Noteholders

         Except as is otherwise provided in the Indenture, any provision in the Indenture for the mailing of notice or other instrument to holders of Notes will be fully complied with if it is mailed by first-class mail, postage prepaid, to each holder of Notes outstanding at the address appearing on the Note Register. In addition, whenever notice is to be mailed under the Indenture to the holders of Notes, the Trustee is also, upon request, to mail a copy of such notice to
(1) any holder of at least $1,000,000 in aggregate principal amount of the Notes (or, in the event less than $1,000,000 in aggregate principal amount of Notes is outstanding, the holder of all outstanding Notes), in addition to the copy mailed to such holder's address appearing on the Note Register, at such other address as such holder shall specify in writing to the Trustee, and (2) any person that is the Beneficial Owner of a Note, as evidenced to the satisfaction of the Trustee, at such address as such Beneficial Owner shall specify in writing to the Trustee; provided that any defect in or failure to mail any such notice prescribed by this sentence will not affect the validity of any proceedings to be taken (including, without limitation, for the redemption of Notes) pursuant to such notice.

Rights of Other Beneficiaries

         All rights of any Other Beneficiary under the Indenture to consent to or direct certain remedies, waivers, actions and amendments thereunder will cease for so long as such Other Beneficiary is in default of any of its obligations or agreements under the Swap Agreement or the Credit Enhancement Facility by reason of which such person is an Other Beneficiary.

                         FEDERAL INCOME TAX CONSEQUENCES

Certain United States Federal Income Tax Consequences

         The following is a summary of the principal United States federal income tax consequences resulting from the beneficial ownership of notes by certain persons. This summary does not consider all the possible United States Federal tax consequences of the purchase, ownership or disposition of the notes and is not intended to reflect the individual tax position of any beneficial owner. Moreover, except as expressly indicated, it addresses initial purchasers of a note at its issue price, which is the first price to the public at which a substantial amount of the notes in an issue is sold, and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold notes (or foreign currency) as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a note and one or more other investments, or purchasers that have a "functional currency" other than the U.S. dollar. Except to the extent discussed below under "--Non-United States Holders," this summary is not applicable to non-United States persons not subject to United States Federal income tax on their worldwide income. This summary is based upon the United States Federal tax laws and regulations currently in effect and as currently interpreted and does not take into account possible changes in the tax laws or the interpretations, any of which may be applied retroactively. It does not discuss the tax laws of any state, local or foreign governments. It does not discuss the tax treatment of notes denominated in certain hyperinflationary currencies or dual currency notes.

         Persons considering the purchase of notes should consult their own tax advisors concerning the United States Federal income tax consequences to them in light of their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.


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

United States Holders

Characterization of the Trust Estate

         In Dorsey & Whitney LLP's opinion, based upon certain assumptions and certain representations of EdLinc, the Notes will be treated as debt of EdLinc, rather than as an interest in the Financed Eligible Loans and other assets of the Trust Estate, for federal income tax purposes. Such opinion will not be binding on the courts or the Internal Revenue Service. It is possible that the Internal Revenue Service could assert that, for purposes of the Internal Revenue Code, the transaction contemplated by this Prospectus constitutes a sale of the assets comprising the Trust Estate (or an interest therein) to the Noteholders or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

         If, instead of treating the transaction as creating secured debt in the form of the Notes issued by EdLinc as a corporate entity, the transaction were treated as creating a partnership among the Noteholders, the Servicer and EdLinc, which has purchased the underlying Trust Estate assets, the resulting partnership would not be subject to federal income tax. Rather, the Servicer, EdLinc and each Noteholder would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the Noteholder may differ if the Notes were held to constitute partnership interests, rather than indebtedness.

         If, alternatively, it were determined that this transaction created an entity other than EdLinc which was classified as a corporation or a publicly traded partnership taxable as a corporation and was treated as having sold the assets comprising the Trust Estate, the Trust Estate would be subject to federal income tax at corporate income tax rates on the income it derives from the Financed Eligible Loans and other assets, which would reduce the amounts available for payment to the Noteholders. Cash payments to the Noteholders generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. A similar result would apply if the Noteholders were deemed to have acquired stock or other equity interests in EdLinc. However, as noted above, EdLinc has been advised that the Notes will be treated as debt of EdLinc for federal income tax purposes.

Characterization of the Notes as Indebtedness

         EdLinc and the Noteholders express in the Indenture their intent that, for applicable tax purposes, the Notes will be indebtedness of EdLinc secured by the Trust Estate. EdLinc and the Noteholders, by accepting the Notes, have agreed to treat the Notes as indebtedness of EdLinc for federal income tax purposes. EdLinc intends to treat this transaction as a financing reflecting the Notes as its indebtedness for tax and financial accounting purposes.

         In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

         EdLinc believes that it has retained the preponderance of the primary benefits and burdens associated with the Financed Eligible Loans and other assets comprising the Trust Estate and should, thus, be treated as the owner of such assets for federal income tax purposes. If, however, the Internal Revenue Service were to successfully assert that this transaction should be treated as a sale of the Trust Estate assets, the Internal Revenue Service could further assert that the entity created pursuant to the Indenture, as the owner of the Trust Estate for federal income tax purposes, should be deemed engaged in a business and, therefore, characterized as an association taxable as a corporation.

Payments of Interest

         In general, interest on a note will be taxable to a beneficial owner who or which is (1) a citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States or any State (including the District of Columbia) or (3) a person otherwise subject to United States Federal income taxation on its worldwide income (a "United States holder") as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes. If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult their tax advisors.

         Although the matter is not free from doubt, it is anticipated that the Notes will be treated as providing for stated interest at "qualified floating rates," and accordingly as having been issued without original issue discount. EdLinc intends to report interest income in respect of the Notes in a manner consistent with treatment of the Notes as having been issued without original issue discount. If the Notes were treated as having been issued with original issue discount, then holders of the Notes, whether on the cash or accrual method of accounting, would be required to take into account each year as ordinary income a portion of such original issue discount determined under a constant-yield method, even if interest on the Notes that is attributable to that portion will be paid in a subsequent year.

         It is possible, however, that the Carry-Over Amounts may not be treated as being interest payable at a "qualified floating rate." In that event, a United States holder of the Notes, whether on the cash or accrual method of accounting, would be required to accrue any Carry-Over Amounts on a current basis, and would be deemed to realize a capital loss if the accrued CarryOver Amounts are not collected ultimately.


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

Notes Purchased at a Premium

         Under the Internal Revenue Code, a United States holder that purchases a note for an amount in excess of its stated redemption price at maturity may elect to treat such excess as "amortizable bond premium," in which case the amount of interest required to be included in the United States holder's income each year with respect to interest on the note will be reduced by the amount of amortizable bond premium allocable (based on the note's yield to maturity) to that year. Under recently promulgated regulations, if the amortizable bond premium allocable to a year exceeds the amount of interest allocable to that year, the excess would be allowed as a deduction for that year but only to the extent of the United States holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next year. A holder who elects to amortize bond premium must reduce his tax basis in the note as described below under "Purchase, Sale and Retirement of the Notes." Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludable from gross income) held by the United States holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States holder, and may not be revoked without the consent of the Internal Revenue Service.

Notes Purchased at a Market Discount

         A note, other than a note that matures one year or less from the date of issuance ("short-term note"), will be treated as acquired at a market discount (a "market discount note") if the amount for which a United States holder purchased the note is less than the note's issue price, unless such difference is less than a specified de minimis amount.

         In general, any partial payment of principal or any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such note. Alternatively, a United States holder of a market discount note may elect to include market discount in income currently over the life of the market discount note. That election applies to all debt instruments with market discount acquired by the electing United States holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

         Market discount accrues on a straight-line basis unless the United States holder elects to accrue such discount on a constant yield to maturity basis. That election is applicable only to the market discount note with respect to which it is made and is irrevocable. A United States holder of a market discount note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to the note in an amount not exceeding the accrued market discount on such note until the maturity or disposition of the note.

Purchase, Sale, Exchange and Retirement of the Notes

         A United States holder's tax basis in a note generally will equal its cost, increased by any market discount and original issue discount included in the United States holder's income with respect to the note, and reduced by the amount of any amortizable bond premium applied to reduce interest on the note. A United States holder generally will recognize gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount realized on the sale or retirement and the United States holder's tax basis in the note. Except to the extent described above under "--Market Discount," and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale, exchange or retirement of a note will be capital gain or loss and will be long-term capital gain or loss if the note was held for more than one year.

Non-United States Holders

         The following is a general discussion of certain United States federal income and estate tax consequences resulting from the beneficial ownership of Notes by a person other than a United States holder or a former United States citizen or resident (a "non-United States holder").

         Subject to the discussions of Carry-Over Amounts and backup withholding below, payments of principal, any premium and interest by us or any agent of ours (acting in its capacity as agent) to any non-United States holder will not be subject to United States Federal withholding tax, provided, in the case of interest, that (1) the non-United States holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the non-United States holder is not a controlled foreign corporation for United States tax purposes that is related to us (directly or indirectly) through stock ownership and (3) either (A) the non-United States holder certifies to us or our agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note certifies to us or our agent under penalties of perjury that such statement has been received from the non-United States holder by it or by another financial institution and furnishes the payor with a copy.

         It is possible that any payments of Carry-Over Amounts may be treated as contingent interest and that the Internal Revenue Service may accordingly take the position that such payments do not qualify for the exemption from withholding described above.

         A non-United States holder that does not qualify for exemption from withholding as described above generally will be subject to United States Federal withholding tax at the rate of 30% (or lower applicable treaty rate) with respect to payments of interest on the notes.

         If a non-United States holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of such trade or business, the non-United States holder, although exempt from the withholding tax discussed above (provided that such holder timely furnishes the required certification to claim such exemption), may be subject to United States Federal income tax on such interest in the same manner as if it were a

United States holder. In addition, if the non-United States holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a note will be included in the earnings and profits of the holder if the interest is effectively connected with the conduct by the holder of a trade or business in the United States. Such a holder must provide the payor with a properly executed IRS Form 4224 (or successor form) to claim an exemption from United States Federal withholding tax.

         Any capital gain or market discount realized on the sale, exchange, retirement or other disposition of a note by a non-United States holder will not be subject to United States Federal income or withholding taxes if (a) the gain is not effectively connected with a United States trade or business of the non-United States holder and (b) in the case of an individual, the non-United States holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition, and certain other conditions are met.

         Notes held by an individual who is neither a citizen nor a resident of the United States for United States Federal tax purposes at the time of the individual's death will not be subject to United States Federal estate tax, provided that the income from the notes was not or would not have been effectively connected with a United States trade or business of the individual and that the individual qualified for the exemption from United States Federal withholding tax (without regard to the certification requirements) described above.

         Recently finalized Treasury regulations, generally effective for payments made after December 31, 2000, provide alternative procedures to be followed by a non-United States holder in establishing eligibility for a withholding tax reduction or exemption.

         Purchasers of notes that are non-United States holders should consult their own tax advisors with respect to the possible applicability of United States withholding and other taxes upon income realized in respect of the notes.

Information Reporting and Back-up Withholding

         For each calendar year in which the notes are outstanding, we are required to provide the Internal Revenue Service with certain information, including the holder's name, address and taxpayer identification number (either the holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid to that holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain United States holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

         If a United States holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or under reports its tax liability, we, our agents or paying agents or a broker may be required to

"backup" withhold a tax equal to 31% of each payment of interest, principal and any premium on the notes. This backup withholding is not an additional tax and may be credited against the United States holder's Federal income tax liability, provided that the holder furnishes the required information to the Internal Revenue Service.

         Under current Treasury regulations, backup withholding and information reporting will not apply to payments made by us or any of our agents (in their capacity as such) to a non-United States holder of a note if the holder has provided the required certification that it is not a United States person as set forth in clause (3) in the first paragraph under "non-United States holders" above, or has otherwise established an exemption (provided that neither we nor our agent has actual knowledge that the holder is a United States person or that the conditions of an exemption are not in fact satisfied).

         Payments of the proceeds from the sale of a note to or through a foreign office of a broker will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) may apply to those payments if the broker is one of the following:

         o        a United States person,

         o a controlled foreign corporation for United States tax purposes,

         o a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business or

         o for payments made after December 31, 2000, a foreign partnership with certain connections to the United States.

         Payment of the proceeds from a sale of a note to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

         Recently finalized Treasury regulations unify current certification procedures and forms relating to information reporting and backup withholding for payments made after December 31, 2000. Among other things, these regulations provide presumptions under which a Non-United States holder is subject to information reporting and backup withholding unless we or our agent receives certification from the holder regarding non-United States status.

         The Federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in Federal or other tax laws.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Notes.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Internal Revenue Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes of a series without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan which is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules set forth in the Internal Revenue Code.

         In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan's investment be made in accordance with the documents governing the plan, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively, "Benefit Plans") and persons who have certain specified relationships to the Benefit Plans ("Parties in Interest" or "Disqualified Persons"), unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to
Section 502(i) of ERISA (or Section 4975 of the Internal Revenue Code) unless a statutory or administrative exemption is available.

         Certain transactions involving the purchase, holding or transfer of Notes of a series might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of EdLinc were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of EdLinc would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquires an "equity interest" in EdLinc and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if EdLinc or the Trustee, or any of their respective affiliates, is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers;" PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general account;" PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional assets managers."

         Any ERISA Plan fiduciary considering whether to purchase Notes of a series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Internal Revenue Code.

                              AVAILABLE INFORMATION

         EdLinc has filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Notes offered hereby. This Prospectus and the accompanying Prospectus Supplement, which forms part of the Registration Statement, does not contain all the information contained therein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549; and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon the payment of certain fees prescribed by the Commission. In addition, the Registration Statement may be accessed electronically through the Commission's

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Electronic Data Gathering, Analysis and Retrieval system at the Commission's site on the World Wide Web located at http:/ /www.sec.gov.

                             REPORTS TO NOTEHOLDERS

         Unless Definitive Notes are issued for any series of Notes, monthly unaudited reports and annual unaudited reports containing information concerning the Financed Eligible Loans will be prepared by the Servicer and sent on behalf of EdLinc only to Cede, as nominee of DTC and registered holder of the Notes but will not be sent to any Beneficial Owner of the Notes. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. See "Description of the Notes--Book-Entry Registration" and "Description of the Indenture--Reports to Noteholders." EdLinc will file with the Commission such periodic reports as are required under the Exchange Act and the rules and regulations of the Commission thereunder. EdLinc intends to suspend the filing of such reports under the Exchange Act when and if the filing of such reports is no longer statutorily required.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All reports and other documents filed by the EdLinc pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Notes will be deemed to be incorporated by reference into this Prospectus and the accompanying Prospectus Supplement and to be a part hereof. After the initial distribution of the Notes by the Underwriters, this Prospectus will be distributed together with, and should be read in conjunction with, an accompanying supplement to the Prospectus. Such supplement will contain the reports described above and generally will include the information contained in the monthly statements furnished to Noteholders. See "Description of the Notes--Book-Entry Registration" and "Description of the Indenture--Reports to Noteholders." Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and the accompanying Prospectus Supplement.

         The Administrator will provide without charge to each person to whom a copy of this Prospectus and the accompanying Prospectus Supplement are delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to Mr. Larry Buckmeier, Student Loan Finance Corporation, 105 First Avenue Southwest, Aberdeen, South Dakota 57401, or "lbuckmeier@slfc.com" on the Internet. Telephone requests for such copies should be directed to (605) 622-4400.


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                              PLAN OF DISTRIBUTION

         The Notes will be offered in one or more series and one or more classes through one or more underwriters or underwriting syndicates ("Underwriters"). The Prospectus Supplement for each series of Notes will set forth the terms of the offering of such series and of each class within such series, including the name or names of the Underwriters, the proceeds to EdLinc, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Notes will be determined.

         The Notes may be acquired by Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any Underwriters will be subject to certain conditions precedent, and such Underwriters will be jointly and severally obligated to purchase all of a series of Notes described in the related Prospectus Supplement, if any are purchased. If Notes of a series are offered other than through Underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the seller and purchasers of Notes of such series.

         The time of delivery for the Notes of a series in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

         EdLinc has determined that its financial statements are not material to the offering made hereby. EdLinc will, in each Prospectus Supplement, include a description of the Financed Student Loans and other assets at the time comprising the Trust Estate, as well as a description of all outstanding Notes and Other Obligations, if any.

                                     RATING

         It is a condition to the issuance and sale of each series and class of Notes that they each be rated by at least one nationally recognized statistical rating organization in one its four highest applicable rating categories. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating" in the accompanying Prospectus Supplement.

                        GLOSSARY OF PRINCIPAL DEFINITIONS

         Set forth below is a glossary of the principal defined terms used in this Prospectus.

         "Account" means any of the accounts created within the Funds established by the Indenture.

         "Acting Beneficiaries Upon Default" means:

                  (a) at any time that any Senior Obligations are Outstanding:
         (i) with respect to directing the Trustee to accelerate the Outstanding Notes upon an Event of Default (other than an Event of Default described in paragraph (L) under "Description of the Indenture--Events of Default"): (x) the holders of a majority in aggregate principal amount of Senior Notes Outstanding; or (y) (unless the Trustee determines that acceleration of the Outstanding Notes is not in the overall interest of the Senior Beneficiaries) any Other Senior Beneficiary; (ii) with respect to directing the Trustee to accelerate the Outstanding Notes upon an Event of Default described in paragraph
         (L) under "Description of the Indenture--Events of Default:" (x) the holders of all Senior Notes Outstanding; or (y) (unless the Trustee determines that acceleration of the Outstanding Notes is not in the overall interest of the Senior Beneficiaries) all Other Senior Beneficiaries; (iii) with respect to requesting the Trustee to exercise rights and powers under the Indenture, directing the conduct of proceedings in connection with the enforcement of the Indenture and requiring the Trustee to waive Events of Default: (x) the holders of a majority in aggregate principal amount of the Senior Notes Outstanding, unless the Trustee shall receive conflicting requests or directions from another Other Senior Beneficiary; or (y) any Other Senior Beneficiary, unless the Trustee determines that the requested action is not in the overall interest of the Senior Beneficiaries or receives conflicting requests or directions from another Other Senior Beneficiary or the holders of a majority in aggregate principal amount of the Senior Notes Outstanding; and (iv) with respect to all other matters under the Indenture, the holders of a majority in aggregate principal amount of Senior Notes Outstanding or any Other Senior Beneficiary;

                  (b) at any time that no Senior Obligations are Outstanding but Subordinate Obligations are Outstanding: (i) with respect to directing the Trustee to accelerate the Outstanding Notes upon an Event of Default (other than an Event of Default described in paragraph (L) under "Description of the Indenture--Events of Default"): (x) the holders of a majority in aggregate principal amount of Subordinate Notes Outstanding; or (y) (unless the Trustee determines that acceleration of the Outstanding Notes is not in the overall interest of the Subordinate Beneficiaries) any Other Subordinate Beneficiary; (ii) with respect to directing the Trustee to accelerate the Outstanding Notes upon an Event of Default described in paragraph (L) under "Description of the Indenture--Events of Default:" (x) the holders of all Subordinate Notes Outstanding; or (y) (unless the Trustee determines that acceleration of the Outstanding Notes is not in the overall interest of the Subordinate Beneficiaries) all Other Subordinate Beneficiaries; (iii) with respect to requesting the Trustee to exercise rights and powers under the Indenture, directing the conduct of proceedings in connection with the enforcement of the Indenture and requiring the Trustee to waive Events of Default: (x) the holders of a majority in aggregate principal amount of the Subordinate Notes Outstanding, unless the Trustee receives conflicting requests or directions from another Other Subordinate Beneficiary; or (y) any Other Subordinate Beneficiary, unless the Trustee determines that the requested action is not in the overall interest of the Subordinate Beneficiaries or receives conflicting requests or directions from another Other Subordinate Beneficiary or the holders of a majority in aggregate principal amount of the Subordinate Notes Outstanding; and
         (iv) with respect to all other matters under the Indenture, the holders of a majority in aggregate principal amount of Subordinate Notes Outstanding or any Other Subordinate Beneficiary; and

                  (c) at any time that no Senior Obligations are Outstanding and no Subordinate Obligations are Outstanding, the holders of a majority in aggregate principal amount of Class C Notes Outstanding.

         "Administrative Cost and Note Fee Rate" shall mean a rate per annum specified for a series of Notes relating to certain Administrative Expenses and Note Fees to be covered by the return on Student Loans Financed with the proceeds of such series.

         "Administrative Expenses" means EdLinc's actual expenses, excluding Note Fees but including Servicing Fees and any other expenses of EdLinc incurred in connection with the servicing of Financed Student Loans, of carrying out and administering its powers, duties and functions under (1) its articles of incorporation, its bylaws, the Student Loan Purchase Agreements, any Servicing Agreement, the Guarantee Agreements, the Higher Education Act, any Alternative Loan Program or any requirement of the laws of the United States, as such powers, duties and functions relate to Financed Student Loans, (2) any Swap Agreements and any Credit Enhancement Facilities (other than any amounts payable thereunder which constitute Other Indenture Obligations), (3) any remarketing agreement, depositary agreement, auction agent agreement or broker-dealer agreement, and (4) the Indenture.

         "Administrator" means SLFC, in its capacity as administrator under the SLFC Servicing Agreement, and its successors and assigns in such capacity.

         "Alternative Loans" means loans that are originated under Alternative Loan Programs.

         "AlternativeLoan Guarantee Fund Requirement" means, at any time, an amount equal to ________________.

         "Alternative Loan Programs" mean one or more of the Alternative Loan Programs that are identified in the related Prospectus Supplement.

         "Auction Period" means, with respect to each Auction Rate Note, the Interest Period applicable to such Note during which time the applicable interest rate is determined pursuant to the related Indenture.

         "Auction Period Adjustment" means, with respect to any Auction Rate Notes, the ability of EdLinc to change the length of one or more Auction Periods to conform with then current market practice or accommodate other economic or financial factors that may affect or be relevant to the length of the Auction Period or the interest rate thereon.

         "Auction Procedures" means the auction procedures that will be used in determining the interest rates on the Auction Rate Notes, as set forth in this Prospectus and in an Appendix to any Prospectus Supplement relating to the Auction Rate Notes of a series.

         "Auction Rate Notes" means any Notes of a series bearing interest at an Auction Rate, as identified in the Prospectus Supplement.

         "Beneficial Owner" means, with respect to a Note held in Book-Entry Form, the actual purchaser of such Note.

         "Beneficiaries" means, collectively, all Senior Beneficiaries, all Subordinate Beneficiaries and all holders of any Outstanding Class C Notes.

         "Book-Entry Form" or "Book-Entry System" means a form or system under which (1) the beneficial right to principal and interest may be transferred only through a book entry, (2) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities "immobilized" to the custody of the Securities Depository, and (3) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

         "Carry-Over Amount" means, if and to the extent specifically provided for as such in a Supplemental Indenture with respect any series of variable rate Notes, the amount, if any, by which (a) the interest payable on such series with respect to a given interest period is exceeded by (b) the interest that otherwise would have been payable with respect to such interest period but for a limitation on the interest rate for such interest period based upon the anticipated return on Financed Student Loans, together with the unpaid portion of any such excess from prior interest periods. To the extent required by a Supplemental Indenture providing for any Carry-Over Amount, interest will accrue on such Carry-Over Amount until paid. Any reference to "principal" or "interest" in the Indenture and in the related Notes will not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

         "Cede" means Cede & Co., DTC's nominee with respect to book-entry
Notes.

         "Cedel" means a professional depository incorporated under the laws of Luxembourg which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry.

         "Cedel Participants" means recognized financial institutions around the world that utilize the services of Cedel, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any series of Notes.

         "Claims Rates" means those rates determined by dividing total default claims since the previous September 30 by the total original principal amount of the Guarantee Agency's guaranteed loans in repayment on such September 30.

         "Class C Notes" means any Notes designated in a Supplemental Indenture as Class C Notes, which are secured under the Indenture on a basis subordinate to any Senior Obligations and any Subordinate Obligations.

         "Commission" shall  the United States Securities and Exchange
Commission.

         "Consolidation Loan" means a Student Loan made pursuant to Section 428C of the Higher Education Act.

         "Credit Enhancement Facility" means, if and to the extent provided for in a Supplemental Indenture with respect to Notes of one or more series, an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such Notes, or any or all of the credit facilities, reimbursement agreements, standby purchase agreements and the like pertaining to Notes issued with a tender right granted to or tender obligation imposed on the holder thereof.

         "Credit Facility Provider" means any institution engaged by EdLinc pursuant to a Credit Enhancement Facility to provide credit enhancement or liquidity for the payment of the principal of and interest on, or for EdLinc's obligation to repurchase or redeem, Notes of one or more series.

         "Default Aversion Fee" means the default aversion fee payable monthly from a Guarantee Agency's Federal Fund to its Operating Fund relating to default aversion activities required to be undertaken by each Guarantee Agency, pursuant to the 1998 Reauthorization Amendments.

         "Deferment Period" means certain periods when no principal repayments need be made on certain Financed Student Loans.

         "Definitive Notes" means Notes to be issued in fully registered, certificated form to Beneficial Owners or their nominees rather than to DTC or its nominee.

         "Demand Note" means a Note required to be purchased by or on behalf of EdLinc, at the option of the holder thereof, upon receipt of a purchase demand.

         "Department of Education" means U.S. Department of Education.

         "Depositories" means DTC, Cedel and Euroclear, collectively.

         "DTC" means The Depository Trust Company.

         "DTC Participants" means the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

         "EdLinc" means Education Loans Incorporated, a Delaware corporation.

         "EdLinc Student Loan Purchase Agreements" means all agreements between EdLinc and a Lender (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans) providing for the sale by such Lender or SLFC to EdLinc or the Trustee on behalf of EdLinc of Student Loans Financed or to be Financed under the Indenture.

         "Effective Interest Rate" means, with respect to any Financed Student Loan, the interest rate per annum borne by such Financed Student Loan after giving effect to all applicable interest subsidy payments, Special Allowance Payments, rebate fees on Consolidation Loans and reductions pursuant to borrower incentives. For this purpose, the Special Allowance Payment rate shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills auctioned during that portion of the then current calendar quarter which ends on the date as of which the Effective Interest Rate is determined.

         "Eligible Borrower" means a borrower who is eligible under the Higher Education Act or an Alternative Loan Program to be the obligor of a loan for financing a program of post-secondary education, including a borrower who is eligible under the Higher Education Act to be an obligor of a Plus Loan.

         "Eligible Loan" means: (A) a FFELP Loan which: (1) has been or will be made to an Eligible Borrower for post-secondary education; (2) is Guaranteed by a Guarantee Agency to the extent of not less than ninety-eight percent (98%) of the principal thereof and all accrued interest thereon; (3) is an "eligible loan" as defined in Section 438 of the Higher Education Act for purposes of receiving Special Allowance Payments; and (4) bears interest at a rate per annum not less than or in excess of the applicable rate of interest provided by the Higher Education Act, or such lesser rates as may be approved by each Rating Agency; or (B) any other Student Loan (including Alternative Student Loans) if EdLinc shall have caused to be provided to the Trustee written advice from each Rating Agency that treating such type of loan as an Eligible Loan will not adversely affect any rating or ratings then applicable to any of the Unenhanced Notes or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, the Other Beneficiaries consent to the treatment of such type of loan as an Eligible Loan.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office.

         "Euroclear Participants" means the participating organizations that utilize the services of Euroclear, including banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of Notes.

         "Event of Default" means an event of default under the Indenture, as described under "Description of the Indenture--Events of Default."

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Direct Student Loan Program" means the Federal Direct Student Loan Program established by the Higher Education Act pursuant to which loans are made by the Secretary of Education, and any predecessor or successor program

         "Federal Fund" means the federal student loan reserve fund established by each Guarantee Agency as required by the 1998 Reauthorization Amendments.

         "Federal Reimbursement Contracts" means any agreement between a Guarantee Agency and the Secretary of Education, providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted Financed Student Loans and other student loans guaranteed or insured by the Guarantee Agency and interest subsidy payments to holders of qualifying student loans guaranteed or insured by the Guarantee Agency.

         "FFEL Program" means the Federal Family Education Loan Program established by the Higher Education Act pursuant to which loans are made to borrowers pursuant to certain guidelines, and the repayment of such loans is guaranteed by a Guarantee Agency, and any predecessor or successor program.

         "FFELP Loans" means student loans made under the FFEL Program.

         "Financed," when used with respect to Student Loans or Eligible Loans, means Student Loans or Eligible Loans, as the case may be, acquired by EdLinc with moneys in the Acquisition Fund or the Surplus Account and any Eligible Loans received in exchange for Financed Student Loans upon the sale thereof or substitution therefor in accordance with the Indenture, but does not include (1) Student Loans released from the lien of the Indenture and sold to any purchaser, or (2) for certain purposes under the Indenture, Liquidated Alternative Loans.

         "Fitch" means Fitch IBCA, Inc., its successors and their assigns.

         "Forbearance Period" means a period of time during which a borrower, in case of temporary financial hardship, may defer the repayment of principal.

         "Government Obligations" means direct obligations of, or obligations the full and timely payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America.

         "Grace Period" means a period of time, following a borrower's ceasing to pursue at least a half-time course of study and prior to the commencement of a repayment period, during which principal need not be paid on certain Financed Student Loans.

         "Guarantee" or "Guaranteed" means, with respect to a FFELP Loan, the insurance or guarantee by a Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such FFELP Loan.

         "Guarantee Agency" means (1) Education Assistance Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (2) Pennsylvania Higher Education Assistance Agency, and its successors and assigns, including, without limitation, the Secretary of Education, (3) United Student Aid Funds, Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (4) Student Loans of North Dakota and its successors and assigns, including, without limitation, the Secretary of Education, (5) Northstar Guarantee Inc., and its successors and assigns, including, without limitation, the Secretary of Education, (6) Great Lakes Higher Education Corporation, and its successors and assigns, including, without limitation, the Secretary of Education, (7) Educational Credit Management Corporation (formerly known as Transitional Guaranty Agency, Inc.), and its successors and assigns, including, without limitation, the Secretary of Education, (8) Iowa College Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (9) Missouri Coordinating Board for Higher Education, and its successors and assigns, including, without limitation, the Secretary of Education, (10) Illinois Student Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, (11) California Student Aid Commission, and its successors and assigns, including, without limitation, the Secretary of Education, or (12) any other state agency or private nonprofit institution or organization which administers a Guarantee Program, subject to confirmation of ratings on any Outstanding Unenhanced Notes or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding, consent of each Other Beneficiary holding such Outstanding Other Indenture Obligations. [Add additional Guarantee Agencies]

         "Guarantee Agreement" means any agreement between a Guarantee Agency and the Trustee providing for the insurance or guarantee by such Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on Financed FFELP Loans acquired by the Trustee from time to time.

         "Guarantee Fund" means cash and reserves used for the purchase of defaulted FFELP Loans by a Guarantee Agency.

         "Guarantee Payments" means those payments made by a Guarantee Agency with respect to a Financed FFELP Loan.

         "Guarantee Program" means a Guarantee Agency's student loan insurance program pursuant to which such Guarantee Agency guarantees or insures FFELP Loans.

         "Higher Education Act" means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated thereunder.

         "Indenture" means the Indenture of Trust, dated as of ________ 1, 1999, between EdLinc and the Trustee, as amended and supplemented from time to time.

         "Indenture Obligations" means the Senior Obligations, the Subordinate Obligations and any Class C Notes.

          "Indirect Participants" means organizations which have indirect access to the Securities Depository, such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly

         "Interest Period" means, with respect to a series and class of Notes, the period of time in which interest may accrue, as set forth in the related Prospectus Supplement.

         "Interest Rate Determination Date" means the date preceding the commencement of each Interest Period on which the interest rate is determined.

         "Interest Subsidy Agreement" means, with respect to any Financed FFELP Loans, the agreement between a Guarantee Agency and the Secretary of Education pursuant to Section 428(b) of the Higher Education Act, as amended, which entitles the holders of eligible loans guaranteed by the Guarantee Agency to receive Interest Subsidy Payments from the Secretary of Education.

         "Interest Subsidy Payments" means interest payments on certain student loans authorized to be made by the Secretary of Education by Section 428(a) of the Higher Education Act.

         "Lender" means (1) as to a FFELP Loan, any "eligible lender" (as defined in the Higher Education Act) which has received an eligible lender designation from a Guarantee Agency, and (2) as to an Alternative Loan, any entity eligible to be a lender under the related Alternative Loan Program.

         "LIBOR" means the London Interbank Offered Rate that the most creditworthy international banks dealing in Eurodollars charge each other for large loans.

         "LIBOR Rate Notes" means any series and class of Notes the interest rate on which is based upon LIBOR.

         "Liquidated Alternative Loan" means a Financed Alternative Loan as to which any payment has been delinquent for 180 days or more. Any Financed Alternative Loan which becomes a Liquidated Alternative Loan shall cease to be treated as a Financed Student Loan for purposes of valuing the Trust Estate under the Indenture.

         "London Banking Day" means a business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

         "Mandatory Tender Date" means, with respect to any Note, a date on which such Note is required to be tendered for purchase by or on behalf of EdLinc in accordance with the provisions in the Supplemental Indenture providing for the issuance thereof.

         "Monthly Payment Date" means the 12th day of each calendar month (or, if such 12th day is not a business day, the next preceding business day); provided that any transfers to be made from the Revenue Fund on a Monthly Payment Date shall, as to amounts therein constituting payments in respect of Financed Student Loans, include only such payments as have been deposited in the Revenue Fund as of the last day of the preceding calendar month.

         "Monthly Servicing Report" means the monthly report prepared by EdLinc or the Servicer in accordance with the Indenture.

         "Moody's" means Moody's Investors Service, Inc., its successors and their assigns.

         "Net Loan Rate" for any Interest Period and series of Notes, will equal
(1) the weighted average Effective Interest Rate of the Financed Student Loans in the Acquisition Fund acquired with proceeds of such series, determined as of the last day of the second preceding month, less (ii) the Administrative Cost and Note Fee Rate.

         "New Borrower" means a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous loan which was made, insured or guaranteed under the FFEL Program.

         "1998 Reauthorization Amendments" means the Higher Education Amendments of 1998.

         "Note Fees" means the fees, costs and expenses, excluding costs of issuance, of the Trustee and any paying agents, authenticating agent, remarketing agents, depositaries, auction agents, broker-dealers, deposit agents, note registrar or independent accountants incurred by EdLinc in carrying out and administering its powers, duties and functions under (1) its articles of incorporation, its bylaws, the Student Loan Purchase Agreements, any Servicing Agreement, the Guarantee Agreements, the Higher Education Act, any Alternative Loan Program or any requirement of the laws of the United States, as such powers, duties and functions relate to Financed Student Loans, (2) any Swap Agreements and any Credit Enhancement Facilities (other than any amounts payable thereunder which constitute Other Indenture Obligations), (3) any remarketing agreement, depositary agreement, auction agent agreement or broker-dealer agreement and (4) the Indenture.

         "Notes" means any asset-backed student loan notes issued by EdLinc under the Indenture.

         "Operating Fund" means the agency operating fund established by each Guarantee Agency as required by the 1998 Reauthorization Amendments.

         "Other Beneficiary" means an Other Senior Beneficiary or an Other Subordinate Beneficiary.

         "Other Indenture Obligations" means, collectively, the Other Senior Obligations and Other Subordinate Obligations.

         "Other Senior Beneficiary" means a person or entity who is a Senior Beneficiary other than as a result of ownership of Senior Notes.

         "Other Senior Obligations" means EdLinc's obligations to pay any amounts under any Senior Swap Agreements and any Senior Credit Enhancement Facilities.

         "Other Subordinate Beneficiary" means a person or entity who is a Subordinate Beneficiary other than as a result of ownership of Subordinate Notes.

         "Other Subordinate Obligations" means EdLinc's obligations to pay any amounts under any Subordinate Swap Agreements and any Subordinate Credit Enhancement Facilities.

         "Outstanding" means, when used with respect to Notes, all Notes other than (a) any Notes deemed no longer Outstanding as a result of the purchase, payment or defeasance thereof, (b) any Notes surrendered for transfer or exchange for which another Note has been issued under the Indenture, (c) with respect to any request, demand, authorization, direction, notice, consent or waiver under the Indenture, Notes owned by EdLinc to the extent the Trustee knows that such Notes are so owned, or (d) any Notes deemed tendered.

         "Participants" means the participating organizations that utilize the services of the Securities Depository.

         "Plus Loan" means a Student Loan made pursuant to Section 428B of the Higher Education Act.

         "Purchase Date" means, with respect to a Demand Note, the date specified in a purchase demand as the date on which the holder of the Demand
Note is demanding purchase of such Note in accordance with the applicable provisions of the related Supplemental Indenture, or the next preceding or succeeding business day if such date is not a business day.

         "Rating Agency" means any rating agency that shall have an outstanding rating on any of the Notes pursuant to request by EdLinc.

         "Reference Banks" means four leading banks, selected by the Trustee or an agent of the Trustee, engaged in transactions in Eurodollar deposits in the international Eurocurrency market and having an established place of business in London.

         "Registration Statement" means a registration statement (together with all amendments and exhibits thereto) filed by EdLinc with the Commission under the Securities Act with respect to the Notes offered hereby.

         "Relief Act" means the Taxpayer Relief Act of 1997, as amended.

         "Repayment Phase" means, with respect to any Financed Student Loan, that period of time during which principal is repayable.

         "Repeat Borrower" means a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the FFEL Program.

         "Reserve Fund Requirement" means, at any time, an amount equal to the greater of (1) 2.00% of the aggregate principal amount of Senior Notes and Subordinate Notes then Outstanding, and (2) $500,000; or, as determined upon the issuance of any Senior Notes or any Subordinate Notes, such lesser or greater amount as will not cause any Rating Agency to lower or withdraw any rating on any Outstanding Unenhanced Notes, or, if no Unenhanced Notes are then Outstanding but Other Indenture Obligations are Outstanding and the Reserve Fund Requirement is to be reduced, such lesser amount as is acceptable to the Other Beneficiaries.

         "Reuters Screen LIBOR Page" will be the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page for the purposes of displaying London interbank offered rates of major banks).

         "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., its successors and assigns.

         "Secretary of Education" means the Commissioner of Education, Department of Health, Education and Welfare of the United States, and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Depository" means DTC or any successor or other Clearing Agency selected by EdLinc as securities depository for any Book-Entry Notes.

         "Senior Asset Requirement" means that: (a) the Senior Percentage is at least equal to 110% (or such lower percentage specified in a certificate delivered to the Trustee which, if Unenhanced Senior Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Senior Notes Outstanding, or, if no Unenhanced Senior Notes are Outstanding but Other Senior Obligations are Outstanding, is acceptable to the Other Senior Beneficiaries), and (b) the Subordinate Percentage is at least equal to 100% (or such lower percentage which, if Unenhanced Subordinate Notes are Outstanding, shall not result in the lowering or withdrawal of the outstanding rating assigned by any Rating Agency to any of the Unenhanced Subordinate Notes Outstanding, or, if no Unenhanced Subordinate Notes are Outstanding but Other Subordinate Obligations are Outstanding, is acceptable to the Other Subordinate Beneficiaries).

         "Senior Beneficiaries" means (1) the holders of any Outstanding Senior Notes, and (2) any Senior Credit Facility Provider and any Senior Swap Counterparty entitled to Other Senior Obligations then Outstanding.

         "Senior Credit Enhancement Facility" means a Credit Enhancement Facility designated as a Senior Credit Enhancement Facility in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is furnished by EdLinc.

         "Senior Credit Facility Provider" means any person or entity who provides a Senior Credit Enhancement Facility.

         "Senior Notes" means any Notes designated in a Supplemental Indenture as Senior Notes, which are secured under the Indenture on a basis senior to any Subordinate Obligations and any Class C Notes, and on a parity with other Senior Obligations.

         "Senior Obligations" means, collectively, the Senior Notes and the Other Senior Obligations.

         "Senior Percentage" means the percentage resulting by dividing the value of the Trust Estate by the sum of (1) the aggregate principal amount of Outstanding Senior Notes plus accrued interest thereon, (2) accrued EdLinc swap payments under Senior Swap Agreements and (3) other payments accrued and owing by EdLinc on Other Senior Obligations.

         "Senior Swap Agreement" means a Swap Agreement designated as a Senior Swap Agreement in the Supplemental Indenture pursuant to which such Swap Agreement is furnished by EdLinc.

         "Senior Swap Counterparty" means any person or entity who provides a Senior Swap Agreement.

         "Serial Loan" means a loan made to the same borrower under the same loan program and guaranteed by the same Guarantee Agency (or a successor).

         "Servicer" means SLFC and any other organization with which EdLinc and the Trustee have entered into a Servicing Agreement.

         "Servicing Agreement" means the SLFC Servicing Agreement, and any other agreement among EdLinc, the Trustee and a Servicer under which the Servicer agrees to act as EdLinc's and/or the Trustee's agent or provides services or facilities (including, without limitation, computer hardware or software) in connection with the administration and collection of Financed Student Loans in accordance with the Indenture.

         "Servicing Fees" means any fees payable by EdLinc to a Servicer in respect of Financed Student Loans pursuant to the provisions of a Servicing Agreement.

         "SLFC" means Student Loan Finance Corporation, a South Dakota corporation.

         "SLFC Servicing Agreement" means the Servicing and Administration Agreement, dated as of ___________ 1, 1999, among EdLinc, the Trustee and SLFC, as Servicer and Administrator.

         "SLS Loan" means a Student Loan made pursuant to former Section 428A of the Higher Education Act.

         "Special Allowance Payments" means special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

         "Special Redemption and Prepayment Account Requirement" means, with respect to any series of Notes, the amount described in the Supplemental Indenture providing for the issuance thereof.

         "Stafford Loan" means a Student Loan made pursuant to Section 428 of the Higher Education Act.

         "Student Loan Purchase Agreements" means all EdLinc Student Loan Purchase Agreements and Transferor Student Loan Purchase Agreements.

         "Student Loan" means a loan to a borrower for post-secondary education.

         "Subordinate Beneficiaries" means (1) the holders of any Outstanding Subordinate Notes, and (2) any Subordinate Credit Facility Provider and any Subordinate Swap Counterparty entitled to any Other Subordinate Obligations then Outstanding.

         "Subordinate Credit Enhancement Facility" means a Credit Enhancement Facility designated as a Subordinate Credit Enhancement Facility in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is furnished by EdLinc.

         "Subordinate Credit Facility Provider" means any person or entity who provides a Subordinate Credit Enhancement Facility.

         "Subordinate Notes" means any Notes designated in a Supplemental Indenture as Subordinate Notes, which are secured under the Indenture on a basis subordinate to any Senior Obligations, on a parity with other Subordinate Obligations and on a basis senior to any Class C Notes.

         "Subordinate Obligations" means, collectively, the Subordinate Notes and the Other Subordinate Obligations.

         "Subordinate Percentage" means the percentage resulting by dividing the value of the Trust Estate by the sum of (1) the aggregate principal amount of Outstanding Senior Notes and Subordinate Notes plus accrued interest thereon,
(2) accrued EdLinc swap payments and (3) other payments accrued and owing by EdLinc on Other Indenture Obligations.

         "Subordinate Swap Agreement" means a Swap Agreement designated as a Subordinate Swap Agreement in the Supplemental Indenture pursuant to which such Swap Agreement is furnished by EdLinc.

         "Subordinate Swap Counterparty" means any person or entity who provides a Subordinate Swap Agreement.

         "Supplemental Indenture" means any amendment of or supplement to the Indenture made in accordance with the provisions thereof.

         "Swap Agreement" means, collectively, (a) an interest rate exchange agreement between EdLinc and a Swap Counterparty, and (b) any guarantee of the Swap Counterparty's obligations under such interest rate exchange agreement.

         "Swap Counterparty" means any person or entity with whom EdLinc shall, from time to time, enter into a Swap Agreement.

         "Telerate Page 5" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

         "Transfer Agreement" means, with respect to each series of Notes, the transfer agreement among the Transferor, EdLinc and the Trustee pursuant to which the Transferor transfers to EdLinc Eligible Loans to be Financed with the proceeds of such Notes.

         "Transferor" means GOAL Funding, Inc., a Delaware corporation.

         "Transferor Student Loan Purchase Agreements" means, with respect to Financed Student Loans transferred pursuant to a Transfer Agreement, all agreements between the Transferor and a Lender (in the case of FFELP Loans) or SLFC (in the case of Alternative Loans) providing for the sale of such Financed Student Loans by such Lender or SLFC to the Transferor or its agent.

         "Trust Estate" means (1) Financed Student Loans and moneys due or paid thereunder after the applicable date of acquisition; (2) funds on deposit in certain the Funds and Accounts held under the Indenture (including investment earnings thereon); and (3) rights of EdLinc in and to certain agreements, including the Servicing Agreement, the Student Loan Purchase Agreements, the Transfer Agreements and the Guarantee Agreements, as the same relate to Financed Student Loans.

         "Trustee" means U.S. Bank National Association, in its capacity as trustee under the Indenture, and any successor or assign in that capacity.

         "Underwriter" means any firm that agrees to purchase Notes of a series from EdLinc.

         "Underwriting Agreement" means an agreement between EdLinc and the Underwriter(s) for purchase of the Notes of a series.

         "Unenhanced" means, with respect to a Senior Note or a Subordinate Note, that the payment of the principal of and interest on such Note is not secured by a Credit Enhancement Facility.

         "Unsubsidized Stafford Loan" means a Student Loan made pursuant to
Section 428H of the Higher Education Act.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR ON OTHER INFORMATION TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THE NOTES NOR AN OFFER OF SUCH NOTES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                   TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
     SUMMARY OF TERMS.............................S-4
     RISK FACTORS.................................S-9
     USE OF PROCEEDS..............................S-9
     THE FINANCED STUDENT
     LOANS.......................................S-10
     MATURITY AND PREPAYMENT
         CONSIDERATIONS..........................S-16
     SERVICING...................................S-19
     THE GUARANTEE AGENCIES......................S-19
     DESCRIPTION OF THE SERIES
         1999-[X] NOTES..........................S-20
     SOURCE OF PAYMENT AND
         SECURITY FOR THE SERIES
         1999-[X] NOTES..........................S-25
     THE TRUSTEE.................................S-27
     [CERTAIN RELATIONSHIPS
         AMONG FINANCING
          PARTICIPANTS..........................S-28]
     UNDERWRITING................................S-28
     LEGAL MATTERS...............................S-29
     RATING......................................S-29

PROSPECTUS
     RISK FACTORS...................................4
     USE OF PROCEEDS...............................14
     EDLINC........................................14
     THE TRANSFEROR................................14
     THE SERVICER..................................15
     MATURITY AND PREPAYMENT  CONSIDERATIONS.......15
     DESCRIPTION OF FINANCING OF ELIGIBLE LOANS....16
     DESCRIPTION OF THE FFEL
         PROGRAM...................................20
     DESCRIPTION OF THE GUARANTEE AGENCIES.........39
     DESCRIPTION OF THE ALTERNATIVE LOAN PROGRAMS..46
     DESCRIPTION OF THE NOTES......................48
     SOURCE OF PAYMENT AND SECURITY FOR THE NOTES..60
     DESCRIPTION OF THE SLFC SERVICING AGREEMENT...63
     DESCRIPTION OF THE
          INDENTURE................................68
     FEDERAL INCOME TAX CONSEQUENCES98
     STATE TAX CONSIDERATIONS.....................105
     ERISA CONSIDERATIONS.........................105
     AVAILABLE INFORMATION........................106
     REPORTS TO NOTEHOLDERS.......................107
     INCORPORATION OF CERTAIN
          DOCUMENTS BY
         REFERENCE................................107
     PLAN OF DISTRIBUTION.........................108
     FINANCIAL INFORMATION........................108
     RATING.......................................108
     GLOSSARY OF PRINCIPAL DEFINITIONS............I-1

                                 $ ____________


                                 EDUCATION LOANS
                                  INCORPORATED


                                  STUDENT LOAN
                               ASSET-BACKED NOTES




                             SENIOR SERIES 1999-[X]



                           SUBORDINATE SERIES 1999-[X]






                                   PROSPECTUS






                              SALOMON SMITH BARNEY




                              --------------------

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS--
                          EDUCATION LOANS INCORPORATED,
                             A Delaware Corporation


Item 14. Other Expenses of Issuance and Distribution.

         The following table shows the estimated expenses to be incurred in connection with the issuance of the securities being registered by the registrant:

         SEC registration fee..............................  $    278
         Blue Sky fees and expenses........................         *
         Trustees' fees and expenses.......................         *

         Printing and engraving expenses...................         *
         Legal fees and expenses...........................         *
         Accounting fees and expenses......................         *

         Rating agency fees................................         *

                  Total....................................  $      *
         ----------
         *  To be filed by amendment.

         All of the above expenses except the SEC registration fee are estimated.

Item 15. Indemnification of Directors and Officers.

                  Education Loans Incorporated is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

                  Article Eleven of the Bylaws of the registrant permits the registrant to, under certain circumstances, indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law.

                  Pursuant to the form of Underwriting Agreement, a copy of which is included as Exhibit 1.1 hereto, the Underwriters agree to indemnify, under certain conditions, the registrant, its directors, and certain of its officers and persons who control the registrant within the meaning of the Securities Act of 1933 against certain liabilities.

Item 16. Exhibits.

                  1.1      Proposed form of Underwriting Agreement*
                  3.1      Certificate of Incorporation of Registrant
                  3.2      Bylaws of Registrant
                  4.1      Form of Indenture*
                  4.2      Form of Supplemental Indenture*
                  4.3      Form of Auction Agent Agreement*
                  4.4      Form of Broker-Dealer Agreement*
                  5.1      Opinion of Dorsey & Whitney LLP as to legality*
                  8.1      Opinion of Dorsey & Whitney LLP as to tax matters*
                  10.1     Form of Servicing Agreement*
                  10.2     Form of Student Loan Purchase Agreement*
                  23.1 Consents of Dorsey & Whitney LLP (included in Exhibits 5.1 and 8.1)
                  24.1     Powers of Attorney (included on Part II, page 4)
                  25.1     Statement of Eligibility of Trustee (Form T-1)*

                  ----------
                  *  To be filed by amendment.

Item 17. Undertakings.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          EDUCATION LOANS INCORPORATED,
                             A Delaware Corporation

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on August 24, 1999.

                                          EDUCATION LOANS INCORPORATED


                                          By:  /s/ A. Norgrin Sanderson
                                               ---------------------------
                                               A. Norgrin Sanderson
                                               President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 24, 1999. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints A. Norgrin Sanderson as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.


              Signature                                     Title                              Date
              ---------                                     -----                              ----

      /s/ A. Norgrin Sanderson                      President, Treasurer                  August 24, 1999
----------------------------------------                and Director
        A. Norgrin Sanderson                  (principal executive officer,
                                            principal financial and accounting officer)


           /s/ V. G. Stoia                         Chairman of the Board                  August 24, 1999
----------------------------------------
             V. G. Stoia


       /s/ Manley B. Feinstein                   Vice Chairman of the Board               August 24, 1999
----------------------------------------
         Manley B. Feinstein


        /s/ Peter H. Sorensen                             Director                        August 24, 1999
----------------------------------------
          Peter H. Sorensen


         /s/ Dwight Jenkins                               Director                        August 24, 1999
----------------------------------------
           Dwight Jenkins
